As filed with the Securities and Exchange Commission on September 30, 2026.

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PRIMAGROVE LIMITED
(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	7373	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Workshop 12, Lofter Grand,
3/F Lanton Industrial Building
No.99 Wai Yip Street, Kwun Tong, Hong Kong
Tel: +852-2333 5580
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:

Mr. Kyle Leung Concord & Sage PC 1360 Valley Vista Dr Suite 140 Diamond Bar, CA 91765 Tel: 929-989-7572	Yue (Mark) Li, Esq. Xiaochun (Jonathan) Jiang, Esq. MagStone Law, LLP 293 Eisenhower Parkway, Ste. 135 Livingston, New Jersey 07039 (347) 989-6327

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED SEPTEMBER 30, 2026

PRIMAGROVE LIMITED

6,250,000 ORDINARY SHARES

This is an initial public offering of the Ordinary Shares, par value $0.0001 per share (“Shares”) of Primagrove Limited (“Primagrove”). We are offering 6,250,000 Ordinary Shares of Primagrove, on a firm commitment basis. No public market currently exists for our Shares. The initial public offering price is expected to be between $4 and $6 per Share. We have applied to list our Ordinary Shares on Nasdaq Capital Market (“Nasdaq Capital”) under the symbol “YHTE”. At this time, Nasdaq Capital has not yet approved our application to list our Shares. The closing of this Offering is conditioned upon Nasdaq Capital’s final approval of our listing application. However, there is no assurance that this Offering will be closed and our Ordinary Shares will be trading on the Nasdaq Capital. If the Nasdaq Capital does not approve our listing application this initial public offering will be terminated.

Primagrove is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “foreign private issuer” and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” and “Risk Factors” on pages 12 and 17, respectively.

Upon the completion of this Offering, Primagrove will be a “controlled company” as defined under the Nasdaq Listing Rules because our controlling shareholder, Ms. Lixia HE, through Aurora Grove Limited, will own and hold approximately 57.22% of our voting power, assuming that the underwriters do not exercise their over-allotment option. Consequently, Ms. Lixia HE, will have the ability to determine all matters requiring approval by shareholders by ordinary resolutions. See “Risk Factors — Risks Related to Our Ordinary Shares — We are a ‘controlled company’ within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.”

Primagrove is not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating company in Hong Kong, Oceanic Bounty Limited (“Oceanic”). This is an offering of the Ordinary Shares of Primagrove, the holding company in the Cayman Islands, instead of the shares of Oceanic. References to the “Company”, “we”, “us”, “our” and the “Group” in this prospectus are to Primagrove Limited, a Cayman Islands holding company, and its wholly-owned and indirect wholly-owned subsidiaries, unless the context otherwise indicates. Primagrove Limited is the entity that will issue the Ordinary Shares being offered in the prospectus.

References Oceanic in this prospectus refer to the entity that operates the business and generates all of the revenue and profit stated in the consolidated financial statements of the Company. Investors in our Ordinary Shares should be aware that they may never hold equity interests in Oceanic directly. Investors are purchasing equity solely in Primagrove, our Cayman Islands holding company, which owns equity interests in Oceanic. Because of our corporate structure, we, as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC authorities, including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in Hong Kong and/or the value of our securities, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of risks facing the Company and the Offering as a result of this structure.

There are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 28 for further details.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as (I) we do not operate in mainland China; (ii) pursuant to the Basic Law of Hong Kong (“Basic Law”), being a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong); (iii) we do not have a VIE structure; and (iv) our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by the PRC government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale” and “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on pages 27 and 28, respectively, for further details.

Our Ordinary Shares may be prohibited from being traded on a national securities exchange or in the over-the-counter market in the United States if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC may prohibit our Ordinary Shares from being traded on a national securities exchange or in the over-the-counter market in the United States. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, AOGB CPA Limited (PCAOB ID No. 7020), the independent registered public accounting firm that issues the audit report included in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong, and is subject to inspection by the PCAOB on a regular basis, and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. On August 26, 2022, the CSRC, the Ministry of Finance of the

PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is pursuing ongoing investigations and may initiate new investigations, as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted for the abovementioned inspection violations has been decreased. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Recent joint statements by the SEC and PCAOB, the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 26 for further details.

We conduct all of our operations in Hong Kong through Oceanic. Oceanic is our only operating subsidiary located in Hong Kong, while AquaCore Holdings Limited (“AquaCore”) is an intermediate holding BVI company, both with no operations. However, cash may be transmitted from Oceanic and AquaCore and Primagrove. For more details, refer to section captioned “Transfers of Cash To and From Our Subsidiaries.” There is no limitation on the ability to transfer cash between us, our subsidiaries, and investors. As of the date of this prospectus, there are no foreign exchange restrictions on the transfer of cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. We have no cash management policies that dictate how funds are transferred between us, our subsidiaries, and investors. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. However, there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. We have no cash management policies that dictate how funds are transferred between us, our subsidiaries, and investors. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, and there are no foreign exchange restrictions on such; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, Oceanic” on page 23, sections captioned “Dividend Policy”, “Summary Consolidated Financial Data”, and “Consolidated Statements of Changes in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.”

Cash may be transferred through our organization in the following manner: (i) funds are transferred to Oceanic from Primagrove through our BVI subsidiary, AquaCore in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Oceanic to Primagrove through our BVI subsidiary, AquaCore.

During the year ended December 31, 2025, Oceanic declared and distributed a dividend of HK$7 million (approximately US$897,436) to their then shareholder prior to the reorganization of the Company. Such dividend was recorded as a reduction to retained earnings at the declaration date and offset against the amount due from the shareholder. Save as the aforementioned, we have not declared nor distributed any dividend after December 31, 2025 and up to the date of this prospectus. Save as the aforementioned, during the years ended December 31, 2025 and 2024 and up to the date of this prospectus, no transfers or distributions have been made between us, AquaCore and Oceanic or to investors. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Ordinary Shares in the foreseeable future. As Primagrove is a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from Oceanic through an intermediate holding company.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page [17] of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	Per Ordinary Share	Total (Assuming No Exercise of Over-allotment Option)		Total (Assuming Exercise of Over-allotment Option
Initial public offering price(1)	$5.00	$	[31,250,000]	$	[35,937,500]
Underwriters’ discounts (7% underwriting discount)(1)	$0.35	$	[2,187,500]	$	[2,515,625]
Proceeds to us (before expenses)(2)(3)	$4.65	$	[29,062,500]	$	[33,421,875]

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(1)      Initial public offering price for Ordinary Shares assumed to be $5 (being the middle of the offer price range as set out in the cover page of this prospectus).

(2)      Represents underwriting discounts equal to 7% of each Ordinary Share’s public offering price.

(3)      In addition to the underwriting discounts listed above, we have agreed to pay, upon closing of this Offering, (i) a [1]% of gross proceeds as non-accountable expense allowance, (ii) up to $[300,000] out-of-pocket expenses. See “Underwriting” for additional information regarding total underwriter compensation.

The total estimated expenses related to this offering are set forth in the section entitled “EXPENSES RELATED TO OFFERING”.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such shares are taken. We have granted the underwriter an option for a period of [forty-five (45) days] after the closing of this Offering to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to purchasers against payment on [•], 2026.

The date of this prospectus is September 30, 2026.

Through and including October 25, 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Ordinary Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Ordinary Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Ordinary Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Ordinary Shares, we strongly urge you not to purchase any of our Ordinary Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Ordinary Shares as further detailed in this prospectus.

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We do not recommend that you purchase our Ordinary Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the global web and mobile application development industry, and have received independent professional advice.

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications and surveys, government publications and other information available to us. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “$” or “US$” or “U.S. dollars” refers to the legal currency of the United States;

•        “Oceanic” or “Operating Subsidiary” refer to Oceanic Bounty Limited, the operating subsidiary in Hong Kong.

•        “BVI” are to the British Virgin Islands;

•        “China” or the “PRC” refers to the People’s Republic of China, including the special administrative regions of Hong Kong, Macau and Taiwan. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan;

•        “Ordinary Shares” are to the ordinary shares of Primagrove.

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “HKD,” “HK$” or “HK Dollar(s)” refers the legal currency of Hong Kong;

•        “Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Memorandum and Articles” refers to our amended and restated memorandum of association and articles of association adopted on [*];

•        “PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

•        “PRC laws” or “PRC regulations,” or variations of such words or similar expressions, refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

•        “SEC” refers to the U.S. Securities and Exchange Commission;

•        “U.S.” means the United States of America.

•        “we”, “us”, or the “Group” in this prospectus refers to Primagrove Limited, a Cayman Islands company and its wholly-owned and indirect wholly-owned subsidiaries, and consolidated affiliated entities from time to time, unless the context otherwise indicates;

Primagrove is a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong through its operating subsidiary. Oceanic’s reporting currency is HK$. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at US$1= HK$7.80 for the fiscal year ended December 31, 2025 or US$1= HK$7.80 as at December 31, 2024 and US$1= HK$7.80 for the fiscal year ended December 31, 2024 or US$1= HK$7.80 as at December 31, 2023. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Ordinary Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Overview

Primagrove is a holding company incorporated in Cayman Island, which has no material operations of its own, and it currently conducts its business through its operating subsidiary in Hong Kong, namely Oceanic Bounty Limited. Oceanic Bounty Limited is a technology-focused company headquartered in Hong Kong, specializing in the design, development and customized software development services, complemented by technology-enabled workspace solutions with embedded software. We provide digital and operational solutions that support business process improvement, operational efficiency, internal controls and data analysis. We work with our customers across different stages of their operations and system development.

Our business is primarily project-based, with revenue generated from: (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software. We develop customized applications that support core business functions, including data management, workflow automation, document processing and communication. Our system development engagements typically cover system design, development, deployment and maintenance. We also provide workspace solutions with embedded software, including smart office hardware such as smart lockers and silent booths, which complement our digital offerings and support workplace operations.

We serve customers across a broad range of industries, including consulting, real estate, logistics, retail, financial services and other commercial sectors. Our customers include small and medium-sized enterprises and larger organizations. Our experience across industries enables us to design solutions that can be adapted to different operational requirements and integrated with existing systems.

Our business model is a hybrid model that combines project-based revenue from system development and web and mobile application development services with product-based and service-based revenue from workspace solutions with embedded software. In addition, we generate fixed-term maintenance revenue from post-implementation maintenance arrangements, although such revenue currently represents a smaller proportion of our total revenue.

We typically establish customer relationships through initial system development projects or product sales. These engagements may lead to follow-on services, including system enhancements, maintenance contracts and workspace solutions with embedded software. This approach enables us to generate upfront implementation revenue while also building longer-term customer relationships that support follow-on service engagements and maintenance arrangements. As a result, we are able to pursue new project opportunities while progressively increasing revenue visibility through fixed-term maintenance contracts and follow-on project opportunities.

For the year ended December 31, 2024, our total revenue was US$98,227, which increased by 1,767% to US$1,833,666 for the year ended December 31, 2025. Our revenue is derived from (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software, which contributed approximately 48.6%, 20.5% and 30.9%, respectively, to our total revenue for the year ended December 31,2025. The increase in revenue was primarily driven by (i) an increase in the number of projects undertaken and completed, and (ii) an increase in the average contract value of projects, particularly due to our expansion into integrated workspace solutions with embedded software. During the same period, our gross profit increased by 1,604.4% from US$80,278 to US$1,368,239, and our gross profit margin decreased from 81.7% to 74.6%. The decrease in gross profit margin was primarily attributable to a higher proportion of workspace solutions with embedded software, which carry direct hardware and product deployment costs, alongside increased direct labor costs and subcontractor service fees associated with scaling our project delivery operations.

AquaCore is a holding company limited by shares and established under the laws of the BVI on March 6, 2026; it has no business operation and uses a structure that involves an operating subsidiary based in Hong Kong. Our structure involves risks to the investors. Regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless.

Our Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our competitors:

•        Synergistic Hybrid Revenue Model:    We generate revenue from a combination of project-based engagements (including system development and hardware sales) and fixed-term post-implementation maintenance arrangements, which provides a balanced revenue profile with both project-driven growth potential and revenue visibility from contracted maintenance obligation.

•        End-to-End Enterprise Modernization Capabilities:    We offer integrated solutions encompassing both digital infrastructure (custom software development) and physical workspace solutions with embedded software (such as smart lockers and booths), enabling us to serve as a single-source provider for enterprise modernization initiatives.

•        Efficient Delivery Model and Scalable Architecture:    Our consultative and structured delivery approach allows for efficient project execution. This includes rapid deployment for certain engagements, such as website development, while supporting scalability into more complex, multi-phase system implementations.

•        Disciplined Financial and Reporting Framework:    Our contracting and revenue recognition practices are strictly aligned with U.S. GAAP (ASC 606), providing a structured framework for revenue recognition and supporting transparent, consistent financial reporting.

Our Growth Strategies

We intend to pursue the following strategies to grow our business:

•        Deepen Customer Relationships:    We aim to expand our engagement with existing customers through a “land-and-expand” approach, actively cross-selling our digital and physical workspace solutions with embedded software.

•        Expand Post-Implementation Maintenance Portfolio:    We plan to increase the volume of active maintenance agreements as our portfolio of completed system development projects grows, thereby enhancing contracted revenue visibility and earning stability.

•        Expand Customer Base and Geographic Reach:    We intend to acquire new customers across core and adjacent industries and explore expansion opportunities in selected markets within Southeast Asia and the broader Asia-Pacific region.

•        Invest in Technology and Product Development:    We plan to continue investing in our technical capabilities, including the integration of advanced functionalities such as data analytics and artificial intelligence, as well as enhancements to our physical workspace solutions.

Challenges, Competition and Risks

Our business is subject to various challenges, competition, and risks, including:

1.      Intense and Fragmented Competition:    We operate in a highly competitive market, competing with global IT service providers, regional system integrators, and specialized software developers. This environment may result in pricing pressure and requires continuous investment in technical capabilities and talent.

2.      Customer Concentration and Project-Based Revenue Exposure:    Our revenue in any given period may be significantly influenced by a limited number of customers or large-scale projects. Variations in project timing, execution delays, or reductions in customer technology spending may adversely affect our operating results.

3.      Reliance on Third-Party Technologies and Suppliers:    Our operations depend on third-party providers of cloud infrastructure, software tools, APIs, and hardware components. Disruptions, pricing changes, or loss of access to such services could impact our ability to deliver solutions effectively.

4.      System Performance and Integration Risks:    Our solutions are frequently integrated with customers’ existing legacy systems and third-party platforms. Our ability to maintain system performance, security, and compatibility is critical, particularly for maintaining the service agreements that generate our recurring revenue.

5.      AI and Technological Disruption Risks:    The rapid development of artificial intelligence (“AI”) and automated software development technologies may increase competition and affect customer expectations within our industry. While we currently do not engage in artificial intelligence research and development activities or develop proprietary AI technologies, the broader adoption of AI-assisted development tools and automated software solutions within the industry may increase competitive pressure and affect pricing dynamics for certain software development services. See “Risk Factors — We face risks related to the integration of artificial intelligence technologies into the solutions we develop for our clients” and “Risk Factors — We face risks in developments in artificial intelligence and automated software development technologies may increase competition and affect customer expectations within our industry” on pages 24 and 25.

Corporate Structure

In February 2023, Oceanic Bounty Limited (“Oceanic”) was incorporated under the laws of Hong Kong. Oceanic mainly engaged in the provision of customized Information technology (“IT”) and workspace solutions services in Hong Kong.

In February 2026, Primagrove was incorporated under the laws of the Cayman Islands as an exempted Company with limited liability to serve as the holding company for our Offering, with no material operations of its own.

In March 2026, AquaCore was incorporated under the laws of BVI. On April 17, 2026, Ms. He Lixia (“Ms. He”) transferred her 100% of the equity interest in Oceanic to AquaCore. Through AquaCore, the Company indirectly holds 100% of the equity interest in Oceanic and became the holding company of our businesses. As a holding company with no material operations of our own, we conduct all of our operations through our operating subsidiary, Oceanic, in Hong Kong.

On May 29, 2026, Aurora Grove Ltd. (“Aurora”) transferred 10,000 ordinary shares of the Primagrove to Hazber LTD, at a consideration of US$10,000. Following these transactions, Primagrove remains under the ultimate control of Ms. HE.

On September 14, 2026, we completed a capital reorganization pursuant to which certain issued ordinary shares were surrendered and cancelled, all of our authorized and issued ordinary shares were subdivided on a 1-for-10,000 basis and additional ordinary shares were issued to our shareholders. Following completion of the capital reorganization and share issuance, we had 20,000,000 Ordinary Shares issued and outstanding. Following these transactions, Aurora held approximately 75.1% of our issued and outstanding Ordinary Shares, Hazber LTD held approximately 20.0% of our issued and outstanding Ordinary Shares and Yuhang Information Technology Co., Ltd. held approximately 4.9% of our issued and outstanding Ordinary Shares. Notwithstanding the foregoing, we remain under the ultimate control of Ms. He.

Primagrove is not a Hong Kong or a mainland China operating company, but rather an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through Oceanic. This is an offering of the Ordinary Shares of Primagrove, the holding company in the Cayman Islands, instead of the shares of Oceanic.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

The following diagrams illustrate our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and immediately upon the completion of this offering, based on a proposed number of 6,250,000 Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option. Specifically, the chart below illustrates our corporate structure and identifies our subsidiaries immediately prior to and after our Offering. For more details on our corporate history, please refer to “Our Corporate History and Structure.”:

Pre-IPO:

PRIMAGROVE GROUP ORGANIZATION CHART - PRE-IPO

Ms. HE
(Lixia, HE)
Natural Person
100%
50,000 Ordinary shares
@US$1 each
Aurora Grove Ltd
Incorporated Date: 18 Nov 2025
British Virgin Islands Company
Hazber LTD
British Virgin Islands Company
Yuhang Information Technology Co., Ltd
British Virgin Islands Company
20.0%
4,000,000 Ordinary shares
@US$0.0001 each
75.1%
15,020,000 Ordinary shares
@US$0.0001 each
4.9%
980,000 Ordinary shares
@US$0.0001 each
Primagrove Limited
Incorporated Date: 6 Feb 2026
Cayman Islands Company
Total issued shares: 20,000,000
100%
1 Ordinary share
@US$1 each
AquaCore Holdings Limited
Incorporated Date: 6 Mar 2026
British Virgin Islands Company
100%
10,000 Ordinary shares
@HK$1 each
Oceanic Bounty Limited
Incorporated Date: 20 Feb 2023
Hong Kong Company

Post-IPO:

PRIMAGROVE GROUP ORGANIZATION CHART - POST-IPO

Ms. HE
(Lixia, HE)
Natural Person
100.00%
50,000 Ordinary shares
@US$1 each
Hazber LTD
British Virgin Islands Company
Aurora Grove Ltd
Incorporated Date: 18 Nov 2025
British Virgin Islands Company
Yuhang Information Technology Co., Ltd
British Virgin Islands Company
Public Shareholders
15.24%
4,000,000 Ordinary shares
@US$0.0001 each
57.22%
15,020,000 Ordinary shares
@US$0.0001 each
3.73%
980,000 Ordinary shares
@US$0.0001 each
23.81%
6,250,000 Ordinary shares
@US$0.0001 each
Primagrove Limited
Incorporated Date: 6 Feb 2026
Cayman Islands Company
Total issued shares: 26,250,000
100.00%
1 Ordinary share
@US$1 each
AquaCore Holdings Limited
Incorporated Date: 6 Mar 2026
British Virgin Islands Company
100.00%
10,000 Ordinary shares
@HK$1 each
Oceanic Bounty Limited
Incorporated Date: 20 Feb 2023
Hong Kong Company

Transfers of Cash To and From Our Subsidiaries

We conduct all of our operations in Hong Kong through Oceanic. Oceanic is our sole operating subsidiary and, while AquaCore serves as an intermediate holding company with no independent business operations on its own. On December 1, 2025, the sole director of Oceanic declared and distributed an interim dividend of HK$7 million (approximately US$897,436) to its sole shareholder. Such dividend was recorded as a reduction to retained earnings at the declaration date and entirely settled on a non-cash basis by offsetting it against the amount due from the shareholder. Save as the aforementioned, we have not declared nor distributed any dividend during the years ended December 31, 2025 and 2024, or through the date of this prospectus. Save as the aforementioned, during the years ended December 31, 2025 and 2024 and up to the date of this prospectus. Other than the historical transactions described above, no cash transfers or distributions have been executed between the Company and our equity investors.

Cash may be transferred through our organization in the future in the following manner: (i) funds are transferred from Primagrove to Oceanic in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Oceanic to Primagrove via AquaCore. We currently intend to retain all available funds and any future earnings for operation and business expansion, however, we may pay dividends on our Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors deemed relevant by the board, and subject to the restrictions contained in any future financing instruments.

Primagrove is not prohibited under the laws of the Cayman Islands from providing funding to our operating subsidiary through loans and/or capital contributions, without restriction on the amount of funds loaned or contributed.

As Primagrove is a holding company, our ability to make dividend payments, if any, is contingent upon our receipt of funds from Oceanic through our direct holding subsidiary, AquaCore. Currently, there are no structural limitations on the ability to transfer cash between us, our subsidiaries, and investors.

We do not maintain formalized cash management policies or procedures dictating the specific amounts or mechanisms for transferring funds within our organization. As of the date of this prospectus, we have not experienced any difficulties or limitations regarding our ability to transfer cash across our corporate structure.

Cayman Islands.    Subject to Cayman law, the Companies Act and our Memorandum and Articles of Association, our board of directors may from time to time declare dividends in any currency to be paid to our members. Subject to the Companies Act and the memorandum and articles of association, we may pay dividends and distributions out of our profits or share premium account, provided that we are able to pay our debts as they fall due in the ordinary course of business immediately following such payment.

British Virgin Islands.    According to the BVI Business Companies Act and our Memorandum and Articles of Association, a BVI company may make a distribution provided that the BVI company will immediately after the distribution satisfies the solvency test required under the BVI Business Companies Act, namely that: (i) the value of the BVI company’s assets exceeds its liabilities, and (ii) the BVI company is able to pay its debt as they fall due in the ordinary course of business. In determining whether the solvency test is satisfied, directors must take into account all liabilities of the company, including contingent and prospective liabilities.

Hong Kong.    Under Hong Kong laws, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong. Futhermore there are no foreign exchange restrictions on transferring cash between the Company and Oceanic across borders, nor are there any restrictions or limitations on distributing earnings from our business to U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

For more information, see “Dividend Policy,” “Risk Factors”, “Summary Financial Data”, “Related Party Transactions” and “Consolidated Statements of Changes in Shareholders’ Equity” in the audited financial statements for the years ended December 31, 2025 and 2024 contained in this prospectus.

Hong Kong is a special administration region of China, having its own governmental and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Oceanic is our sole operating subsidiary in Hong Kong. According to the legal opinion issued by our Hong Kong counsel, SH Wong & Co, Oceanic has received all requisite permissions or approvals from the Hong Kong authorities to operate our business in Hong Kong, including but not limited to obtaining a certificate of business registrations, and that we, including Oceanic is not required to obtain any permission or approval from the Hong Kong authorities to offer the Ordinary Shares of Primagrove to foreign investors. However, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Oceanic (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. Pursuant to the advice from our Hong Kong counsel, pursuant to the Basic Law of Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

We believe that we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) in connection with this Offering or our Hong Kong operations, given that: (i) we do not operate any network platforms or provide any network services for individual users, (ii) all the customers and suppliers of Oceanic are enterprises, (iii) we do not possess a large amount of personal information, specifically less than one thousand individuals in Mainland China as of the date of this prospectus, in our business operations, (iv) we are not recognized as an “operators of critical information infrastructure” by any authentic authority, and (v) we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Nevertheless, the Measures for Cybersecurity Review (2021 version) were recently adopted, and the Network Internet Data Protection Draft Regulations are in the process of being formulated Because the interpretation and application of these regulations remain unclear, we are closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this Offering.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on December 31, 2023. Concurrent the issuance of the Trial Measures, the CSRC circulated the No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, the “Guidance Rules and Notice”). The Trial Measures, together with the Guidance Rules and Notice, reiterate basic supervision principles by establishing substantial requirements for overseas offering and listing fillings by domestic companies. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, must complete filing procedures with the CSRC within three working days following its submission of an initial public offerings or listing application. Based on the advice of our PRC counsel, China Commercial Law Firm, our Offering will not be classified as an indirect overseas issuance as of the date of this prospectus. The Trial Measures provide that an overseas securities offering and listing will be deemed an indirect overseas offering by PRC domestic companies only if the issuer meets both of the following criteria at the same time: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

In light of the foregoing, we believe that the listing of our Ordinary Shares on Nasdaq Capital LLC (“Nasdaq Capital”) does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures. This is because: (i) the Company’s operating revenue, total profit, total assets and net assets were entirely derived from and located outside mainland China for the years ended December 31, 2025 and 2024, (ii) the main parts of the Company’s business activities are neither carried out in mainland China, nor is our main place of business located in mainland China, and (iii) most of the members of our senior management team in charge of our business operation and management are not Chinese citizens or domiciled in mainland China.

Notwithstanding the foregoing, if we do not receive or maintain such relevant permissions or approvals, inadvertently conclude that such relevant permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC authorities. These regulatory agencies may impose fines and penalties on our operations in Hong Kong, limit our ability to pay dividends outside of Hong Kong, affect companies based in Hong Kong or listed overseas, delay or restrict the repatriation of the proceeds from this Offering, or take other actions that could have a material adverse effect on our business, financial condition, and the trading price of our Ordinary Shares. We could be required to restructure our operations to comply with such regulations. The CSRC, the CAC or other PRC authorities may also take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, if new rules are promulgated requiring that we obtain approvals for this Offering, we may be unable to obtain a waiver of such requirements. Any future action taken by the PRC government could significantly limit or completely hinder our business operations and our ability to offer or continue to offer securities to investors, which could cause the value of our securities to significantly decline or be worthless.

Further, the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC authorities in 2006 and amended in 2009, require an overseas special purpose vehicle formed for offering purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities with shares of the offshore special purpose vehicles to obtain the approval of the CSRC prior to the offering and trading of such special purpose vehicle’s securities on an overseas stock exchange. We will not be required to submit an application to the CSRC for the approval of this Offering and trading of our Ordinary Shares because (i) Oceanic was not established through a merger or acquisition of the equity or assets of a “PRC domestic company” as defined under the M&A Rules, (ii) Oceanic is a non-mainland China entity, and is not controlled by PRC persons, (iii) pursuant to the Basic Law of Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), and (iv) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and the opinion of our mainland China counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded.

Summary of Risk Factors

Investing in our Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Ordinary Shares. Our business, financial condition, or results of operations could be materially and adversely affected as a result of these risks. In such case, the trading price of our Ordinary Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Our Business

Our business and operations are subject to various risks and uncertainties associated with the technology services industry, customer demand, project execution, competition, technological developments, cybersecurity, and our ability to maintain and expand our customer base. These risks include, but are not limited to, the following:

•        We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

•        Our operating history may not provide an adequate basis to judge our future prospects and results of operations.

•        The market in which we operate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

•        Our reputation and brand recognition are crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

•        Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

•        We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

•        Our performance and growth depend on our ability to develop an increasing client base and our ability to provide evolving and high-quality services.

•        Our revenue is highly dependent on securing new, large projects, and we have experienced significant customer turnover.

•        We depend on a limited number of third-party suppliers for the execution of our projects, and the loss of any of these key suppliers, or a deterioration in our relationships with them, could have a material adverse effect on our ability to deliver services to our clients and on our financial results.

•        If we are unable to obtain sufficient funding for our business and growth prospects may be severely hindered.

•        If our IT solutions contain seriously errors, defects, security vulnerabilities or bugs, our business, financial condition and results of operations could be adversely affected.

•        If our operating subsidiary’s customers are unable to execute user acceptance tests or are dissatisfied with the results, our business, financial condition and results of operations could be adversely affected.

•        Our business is heavily dependent on the macroeconomic conditions of Hong Kong.

•        We may be subject to litigation, arbitration or other legal proceeding risk.

•        The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

•        Our results of operation may be materially and adversely affected by a downturn in Hong Kong, mainland China or the global economy.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

•        Our management team lacks experience in managing a U.S. public company and complying with the relevant laws, the failure of which may adversely affect our business, financial condition and results of operations.

•        Primagrove is a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, Oceanic.

•        Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases could have a material adverse impact on our business, operating results, and financial condition.

•        We plan to expand our presence into new geographic markets, and our future international expansion efforts may not be successful.

•        We may be unable to successfully or effectively execute our growth strategies, which could materially and adversely affect our business, financial condition, and future growth.

•        We face risks related to the integration of artificial intelligence technologies into the solutions we develop for our clients.

•        We face risks in developments in artificial intelligence and automated software development technologies may increase competition and affect customer expectations within our industry.

Risks Related to Doing Business in Hong Kong

Substantially all of our operations are located in Hong Kong. Accordingly, our business, financial condition, and results of operations may be influenced by economic, political, legal, and regulatory developments in these jurisdictions. Differences between the legal systems of Hong Kong and the United States may also create additional risks and uncertainties for investors. These risks include, but are not limited to, the following:

•        The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

•        You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws.

•        Recent joint statements by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

•        Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

•        If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•        We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.

•        If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

•        We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Risks Related to Our Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Ordinary Shares, including market-related risks, trading volatility, dilution risks, and uncertainties associated with the development of an active trading market for our securities. These risks include, but are not limited to, the following:

•        There has been no public market for our Ordinary Shares prior to this Offering, and an active trading market may not develop or be sustained after this offering.

•        Our Ordinary Share price may never trade at or above the price in this Offering.

•        The initial public offering price for our Ordinary Shares may not reflect their actual value.

•        Our Ordinary Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

•        Volatility in our Ordinary Share price may subject us to securities litigation.

•        If we fail to meet applicable listing requirements, Nasdaq Capital may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

•        If you purchase our Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

•        Nasdaq Capital may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

•        We have no immediate plans to pay dividends.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

•        Investors may have difficulty enforcing judgments against us, our directors and management.

•        You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

•        The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

•        Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act reporting obligations applicable to a U.S. domestic public company.

•        Our status as a foreign private issuer under the Nasdaq Listing Rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital listed company.

•        We will incur increased costs as a result of being a public company.

•        Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

•        We may allocate the net proceeds from this Offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

•        We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Ordinary Shares.

Implications of the HFCA Act

Our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. If our securities become listed on a national securities exchange or quoted on the over-the-counter market in the United States, trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for two consecutive years beginning 2021. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. On June 22, 2021, the U.S. Senate passed the AHFCA Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and identified the registered public accounting firms in mainland China and Hong Kong that were subject to such determinations. Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issued the audit report included in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with applicable professional standards. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previously determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors — Recent joint statements by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 26.

Corporate Information

Our principal office is located at Workshop 12, Lofter Grand,3/F Lanton Industrial Building No.99 Wai Yip Street, Kwun Tong, Hong Kong, and our telephone number is +852-2333 5580. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

•        the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

•        reduced executive compensation disclosure; and

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•        the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•        the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

•        the date on which we have, during the previously three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•        the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this Offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq Listing Rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act imposing liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

THE OFFERING

Ordinary Shares offered by us	6,250,000 Ordinary Shares (or 7,187,500 Ordinary Shares if the underwriters exercise their over-allotment option in full.
Initial Public Offering Price	US$4 to US$6 per Ordinary Share.
Shares outstanding before this Offering	20,000,000 Ordinary Shares are outstanding as of the date of this prospectus
Shares to be outstanding after this Offering	26,250,000 Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option, and 27,187,500 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.
Over-allotment option

We have granted to the Representative an option to purchase up to an additional 937,500 Ordinary Shares, exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The Representative may exercise this option in full or in part at any time and from time to time until 45 days after the closing of this offering.

Use of proceeds

We estimate that we will receive net proceeds from this Offering of approximately $[27.6] million, based on an assumed initial public offering price of $5 per Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the estimated underwriting discounts, the non-accountable expenses allowance, and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering as follows:

•   Approximately 30% of the net proceeds, for expanding our technical workforce and service delivery capabilities, including the recruitment of software developers, engineers, system architects, project management personnel and other technical professionals, as well as providing ongoing training and professional development to enhance our execution capabilities and support future business growth;

•   Approximately 25% of the net proceeds, for enhancing our technology infrastructure and solution capabilities, including investments in software development tools, cloud-based technologies, cybersecurity measures, artificial intelligence-enabled functionalities, testing environments and internal operational systems to improve project delivery efficiency, scalability and service quality;

•   Approximately 20% of the net proceeds, for expanding our workspace solutions business, including the enhancement of smart workplace products, strengthening strategic relationships with technology partners and suppliers, and supporting the deployment of integrated workspace solutions for enterprise customers;

•   Approximately 15% of the net proceeds, for business development, sales and market expansion, including increasing brand awareness, expanding our customer base, strengthening customer relationships and pursuing growth opportunities in Hong Kong and selected overseas markets; and

•   Approximately 10% of the net proceeds, for strategic investments, acquisitions, working capital and other general corporate purposes, including evaluating opportunities that complement our technology capabilities, service offerings and market position, as well as supporting our day-to-day operations and administrative function

See “Use of Proceeds” for additional information.
Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.
Lock-up

The Company, our directors and officers and shareholders holding 5% or more (immediately prior to this offering) of the issued and outstanding Ordinary Shares or the equivalent in voting power have agreed with the Underwriter, subject to certain exceptions, including but not limited to not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the closing of the offering.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.
Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital under the symbol “YHTE”. At this time, the Nasdaq Capital has not yet approved our application to list our Ordinary Shares. The closing of this Offering is conditioned upon the Nasdaq Capital’s final approval of our listing application. However, there is no assurance that this Offering will be closed and our Ordinary Shares will be trading on the Nasdaq Capital. If the Nasdaq Capital does not approve our listing application, this Offering will be terminated.

Transfer Agent	[•]

The number of Ordinary Shares to be outstanding after this Offering is based on 20,000,000 Ordinary Shares outstanding as of the date of this prospectus. Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their option to purchase up to 937,500 additional Ordinary Shares from us to cover over-allotments, if any.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary Consolidated statements of operations and comprehensive income for the years ended December 31, 2025 and 2024 and Consolidated balance sheets data as of December 31, 2025 and 2024 have been derived from our Consolidated financial statements included elsewhere in this prospectus. Our Consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary Consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated financial statements included elsewhere in this prospectus.

Selected Consolidated Statements of Operations and Comprehensive Income Data:

	For the year ended December 31, 2025	For the year ended December 31, 2024
	US$	US$
Revenues	1,833,666	98,227
Cost of revenues	(465,427)	(17,949)
GROSS PROFIT	1,368,239	80,278

OPERATING EXPENSES
General and administrative expenses	(112,861)	(55,732)

INCOME FROM OPERATIONS	1,255,378	24,546
Bank interest income	63	27

INCOME BEFORE INCOME TAX EXPENSE	1,255,441	24,573
Income tax expense	(185,743)	(3,596)

NET INCOME AND TOTAL COMPREHENSIVE INCOME	1,069,698	20,977

Earnings per share attributable to ordinary shareholders
Basic and diluted*	0.053	0.001

Weighted average number of ordinary shares outstanding
Basic and diluted*	20,000,000	20,000,000
	As of December 31, 2025	As of December 31, 2024
	US$	US$
Current assets	416,132	73,501
Non-current assets	102,518	16,363
Total Assets	518,650	89,864
Current liabilities	312,628	67,694
Non-current liabilities	14,199	2,609
Total Liabilities	326,827	70,303
Total shareholder’s equity	191,823	19,561

RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

Oceanic, our major operating subsidiary, started the IT services business in early 2024. It has experienced a period of rapid growth in recent years. Our net revenue grew 1,767% from the fiscal year ended December 31, 2024 to the fiscal year ended December 31, 2025. We anticipate significant continuing growth in the foreseeable future. However, we cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We also will need to recruit, train, manage and motivate client relationship managers and other employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

Our operating history may not provide an adequate basis to judge our future prospects and results of operations

Oceanic, our major operating subsidiary, started the IT services business in early 2024. We cannot assure you that our efforts to further develop these businesses will be as successful in the past. If our businesses fail to grow, our future growth will be materially and adversely affected. Although we recorded net income for the fiscal year ended December 31, 2025, we cannot assure you that our results of operations will not be adversely affected for the fiscal year ending December 31, 2026 or any future period. Past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by companies in a rapidly evolving and increasingly competitive market in Hong Kong.

The market in which we operate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The market for our services is fragmented, rapidly evolving and highly competitive, with relatively low barriers to entry. In addition to competing against competitors with diverse capabilities, we compete with point solutions for each of the services that we offer. To remain competitive, we must deliver features and functionality that enhance the utility of our platform to our new and prospective customers, without the presence of software defects. For example, in the context of our social media advertising offerings, we must adapt to changing functionality and Application Programming Interface (“APIs”) of the social media networks, maintain and develop integrations with third parties that provide value to our customers, ensure our platform and products are easy to use and deliver immediate value to our customers, provide a superior customer success and support experience and demonstrate value to our current and prospective customers across multiple functions within their organizations. We may not be successful in delivering on some or all of the foregoing or doing so while maintaining competitive pricing of our platform and products, which could result in customer dissatisfaction and adversely affect our business.

Our reputation and brand recognition are crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of high net worth and ultra-high net worth enterprises that are current or potential clients, is critical to our business. Our reputation and brand is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about the advertising industry and IT services industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and operating results. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We generated cash flows from operating activities in the amount of $1,382,043 in the fiscal year ended December 31, 2025, an increase of $1,343,727 compared to cash flows provided by operating activities in the amount of $38,316 in the fiscal year ended December 31, 2024. In addition, we generated a net income of approximately $1.07 million during the fiscal year ended December 31, 2025. We cannot assure you that our business model will allow us to generate positive cash, given our substantial expenses in relation to our revenue at this stage of our Group’s development. Inability to collect our fees in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and operating results. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure that this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions, or to grow our business substantially. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure that financing will be available in amounts or on terms acceptable to us, if at all.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us in Hong Kong or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert some resources from our business and operations to defend these claims, regardless of their merits.

Additionally, the application and interpretation of Hong Kong’s intellectual property right laws and the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in Hong Kong are still evolving and are uncertain, and we cannot ensure that Hong Kong courts or regulatory authorities would agree with our analysis. If we were found to be in violation of the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and operating results may be materially and adversely affected.

Our performance and growth depend on our ability to develop an increasing client base and our ability to provide evolving and high-quality services.

Oceanic has spent significant financial resources on updating its systems and conducting marketing activities to attract new clients in a cost-effective manner, providing satisfactory services on its platform in a timely manner and at favorable price terms. If we fail to acquire new clients and retain existing clients by offering services that cater to their evolving business needs, Oceanic may not be able to maintain and continue to grow the trading volume on its platform, thus affecting our income and operating results.

Our revenue is highly dependent on securing new, large projects, and we have experienced significant customer turnover.

Our business strategy is to expand our relationships with existing customers over time through a “land-and-expand” model. However, our operating history, particularly with major customers, has been characterized by project-based engagements rather than long-term, recurring contracts. For example, none of our major customers from the fiscal year ended December 31, 2024 were major customers in the fiscal year ended December 31, 2025. This demonstrates a high degree of customer concentration and turnover, and a significant dependency on our ability to continuously secure new, large projects to sustain and grow our revenue.

Additionally, our clients may not continue to place or increase orders for Oceanic’s services if Oceanic cannot match the prices offered by other market players or if Oceanic fails to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices with satisfactory experience will cause our clients to lose confidence in us and use Oceanic’s services less frequently or even stop using Oceanic’s services altogether, which in turn will materially and adversely affect our performance.

If we are unable to attract new customers or secure additional large projects from existing customers, our business, financial condition, and results of operations could be materially and adversely affected. There is no assurance that we will be able to successfully attract new customers or secure additional large projects from exiting customers, which is critical to the execution of our land-and-expand strategy and our reliance on project-based engagements. Our failure to do so could result in increased volatility in our revenue, reduced predictability of our financial results, and diminished growth prospects.

We depend on a limited number of third-party suppliers for the execution of our projects, and the loss of any of these key suppliers, or a deterioration in our relationships with them, could have a material adverse effect on our ability to deliver services to our clients and on our financial results.

Our ability to maintain close relationships with our key suppliers is essential to the success of our business, as we rely on our key suppliers to deliver services to our clients. For the fiscal year ended December 31, 2025, our top three suppliers, collectively accounted for approximately 51.6% of our total cost of revenue, representing a significant concentration. Although our suppliers continued to partner with us for the provision of services to our clients for the year ended December 31, 2025, we cannot assure you that we will continue to maintain such relationships with our key suppliers. We cannot assure you that any of our key suppliers in the future will not increase their prices or refuse to partner with us to provide services to our clients, and any such event could have a material adverse effect on our corporate services income, profitability, and results of operations.

If we are unable to obtain sufficient funding for our business and growth prospects may be severely hindered.

In the future, we may require additional cash resources to finance our continued growth or future developments, such as operating a new business line or any other investment opportunities that we may from time to time come across. The amount and timing of such additional financing needs will depend on the timing of operating a new business line, investment and amount of cashflow from our operations. If we do not have sufficient cash resources, we may seek additional financing such as equity or debt financing. The incurrence of indebtedness may affect our liquidity and our financial conditions may be materially and adversely affected. We cannot assure you that in the future we will be able to obtain sufficient financing or on terms acceptable to us, which may affect our business and results of operations.

If our IT solutions contain seriously errors, defects, security vulnerabilities or bugs, our business, financial condition and results of operations could be adversely affected.

Our reputation and capability to attract and retain customers, to a large extent, depend on the reliability of our IT solutions and applications. Our customers have high expectations towards the quality and performance of our solutions in relation to the content, features, services, sensibility, etc., thereof. Though we constantly perform tests on our IT solutions and applications, we may not be able to completely eliminate the possibility of errors, defects, security vulnerabilities, or bugs resulting from internal and/or third-party mistakes that are difficult to detect and correct, such as connectivity failure, natural disasters, and cyber-attacks that are beyond our control. Our IT solutions and applications may not be perfectly and adequately designed and we may not be able to eliminate the risk of poor performance. There may be defects in the functionality of our IT solutions and applications, and any errors, failure or bugs may result in:

•        early termination of our contracts with customers;

•        loss of recurring customers;

•        negative influence on our reputation;

•        weakening of our competitive position;

•        claims by customers for their sustained losses;

•        impairment of our ability to attract new customers; and

•        increased operation costs such as research and development expenses.

If our operating subsidiary’s customers are unable to execute user acceptance tests or are dissatisfied with the results, our business, financial condition and results of operations could be adversely affected.

Once our customers have accepted the results of the user acceptance tests, our service is deemed to be completed and the invoice for final payment is then issued to them. During the execution of the user acceptance test, our customers will test our project deliverables to determine whether the project deliverables can handle the required tasks and execute functions in accordance with the specifications. We normally run our project deliverables through user acceptance tests or a software auditing program before presenting the same to their customers. Nonetheless, there is no assurance that all the bugs, errors or flaws in our solutions, if any, have been detected and corrected. Should our customers find their solutions unsatisfactory, we may have to amend their project deliverables and the user acceptance test may need to be performed multiple times until the project deliverables are acceptable to our customers. During the years ended December 31, 2025 and 2024, we have recorded an average number of 2 and 2 user acceptance tests performed per project, respectively. During the same period, the total number of user acceptance tests performed was 106 and 10, respectively, and the total number of failed user acceptance tests performed was nil and nil, respectively, resulted in failures. All the project deliverables had eventually passed testing with a 100% success rate after multiple attempts. If we were unable to resolve the problems that arise from the project deliverables or if our customers are unable to execute a user acceptance test due to customers’ internal difficulties, the occurrence of natural disasters and other catastrophic or force majeure events, such as health epidemics, cyberattack, power loss, telecommunications failure, political unrest, terrorist attacks, war, riots, and other geo-political unrest, the completion of our project may be postponed indefinitely. Our operating subsidiary may, as a result, not be able to receive the final payment and their project efforts may be in vain. Any interruptions, delays, or failures resulting from our operating subsidiary’ inadequacies, unperceived events or actions beyond their control could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business is heavily dependent on the macroeconomic conditions of Hong Kong.

We generate all of our revenue from operations in Hong Kong. As we operate in the global web and mobile application development industry, our growth is closely related to the macroeconomic conditions of Hong Kong. Any deterioration in Hong Kong’s economy may result in reduced business investment in technology, fear of a recession and decrease in consumer and corporate confidence. These factors may lead to a reduction in demand for IT services and solutions, delays in project rollouts, and budget constraints among our clients, which could materially and adversely affect our business and results of operations.

We may be subject to litigation, arbitration or other legal proceeding risk.

From time to time, we may be involved in or subject to claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. A substantial judgment, settlement, fine or penalty could materially and adversely affect our operating results or cash flows for a particular period, depending on our results for that period, or our financial stability as a whole or could cause us significant and irreparable reputational harm, which could harm our business prospects.

The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

The outbreak of wars in Ukraine and the Middle East has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military incursion and the conflict in the Middle East, (the recent escalation of the Israel-Hamas conflicts) and the recent U.S./Israel-Iran conflict and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we (i) do not have any direct business or contracts with any Russian, Ukraine, or Middle East entity as a supplier or customer, (ii) do not have any knowledge whether any our clients or suppliers has any direct business or contracts with any Russian entity, (iii) our business lines of service, projects, or operations were not materially impacted by disruptions caused by the war in Ukraine and in the Middle East for the years ended December 31, 2025 and 2024, and (iv) have not been financially affected by the wars in Ukraine and the Middle East. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by military action or resulting sanctions or further escalation in the war in the Ukraine, Russia and the Middle East may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine and in the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could, in turn, have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine and the war in the Middle East, and we have not taken any actions to mitigate such potential risks. We will continue to monitor any potential risks that might arise due to the war in Ukraine and in the Middle East which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Our results of operation may be materially and adversely affected by a downturn in Hong Kong, mainland China or the global economy.

All of our operations is currently located in Hong Kong, and the majority of our revenue was generated in Hong Kong for the years ended December 31, 2025 and 2024. Nevertheless, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in Hong Kong and mainland China generally and by the continued economic growth in Hong Kong and mainland China as a whole. While the mainland China economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall mainland China economy, but may have a negative effect on us.

The rapid growth of the mainland China economy has decelerated gradually over the years and may continue. There exists uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures and high interest rate, have affected our profitability in Hong Kong and mainland China. Continued pressure from global economic conditions may affect the Hong Kong and mainland China markets in the future and in turn, may affect our operations. For example, the continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the Hong Kong and mainland China economies that could impact the industries in which we operate, which could in turn diminish the demand for our IT services and solutions.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to the effectiveness of this registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended December 31, 2025 and 2024, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) limited internal resources with sufficient knowledge and experience in U.S. GAAP and SEC financial reporting requirements; and (iii) a lack of independent directors and an audit committee. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring additional accounting and finance personnel with relevant experience in U.S. GAAP and SEC reporting requirements; (ii) engaging external consultants and advisors with expertise in U.S. GAAP and SEC reporting to assist management in the preparation and review of our financial statements and related disclosures; (iii) appointing independent directors; (iv) establishing an audit committee; and (v) strengthening our corporate governance and financial reporting controls. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Ordinary Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our share price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Our management team lacks experience in managing a U.S. public company and complying with the relevant laws, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong.

Following the completion of this Offering, we will become subject to significant regulatory oversight and ongoing reporting obligations under the U.S. federal securities laws, as well as the corporate governance requirements of Nasdaq and other applicable rules and regulations.

Although our management has limited experience in complying with U.S. public company requirements, we intend to continue engaging external legal counsel, independent registered public accounting firms and other professional advisers with experience in U.S. securities laws, SEC reporting and Nasdaq compliance matters to assist us in complying with these obligations. In addition, we intend to strengthen our corporate governance framework and internal reporting procedures in connection with becoming a public company.

These new obligations and requirements will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business. If we fail to comply with applicable laws, regulations and reporting requirements in a timely and effective manner, our business, financial condition, results of operations and the trading price of our Ordinary Shares could be materially and adversely affected.

Primagrove is a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, Oceanic.

The Ordinary Shares offered in this prospectus are those of Primagrove. Primagrove is an exempted company incorporated under the laws of the Cayman Islands with limited liability. All our business operations are conducted through our indirectly wholly owned subsidiary, including Oceanic and hence, our revenues are contributed by Oceanic. Although we have paid dividends to our shareholders in the past, we intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Ordinary Shares in the foreseeable future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of Oceanic and their distribution of funds to us, primarily in the form of dividends. The ability of Oceanic to make distributions to us depends upon, among others, their distributable earnings. Under Hong Kong laws, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

The amounts of distributions that any of Primagrove’s subsidiaries declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases could have a material adverse impact on our business, operating results, and financial condition.

Any future occurrence of force majeure events, natural disasters or outbreaks of epidemics and contagious diseases, including avian influenza, severe acute respiratory syndrome, H1N1 influenza, Ebola virus and the recent COVID-19 outbreak in Hong Kong and other jurisdictions may materially and adversely affect our business, financial conditions and results of operations. An outbreak of an epidemic or contagious disease or other adverse public health developments in the world could result in a widespread health crisis and restrict the level of business activities in affected areas, which may, in turn, materially and adversely affect our business.

Since late 2019, the outbreak of a novel strain of coronavirus named COVID-19 has resulted in a high number of fatalities and materially and adversely affected the global economy. Widespread lockdowns, closure of workplaces, restrictions on mobility and travel were implemented by governments of different countries to contain the spread of the virus.

We cannot assure you that any future occurrence of natural disasters or outbreaks of epidemics and contagious diseases, or the measures taken by the government of different countries in response to such contagious diseases will not seriously disrupt our operations or those of our customers or suppliers, which may materially and adversely affect our business, financial conditions and results of operations.

We plan to expand our presence into new geographic markets, and our future international expansion efforts may not be successful.

While our current operations are based entirely in Hong Kong, we intend to grow our business by expanding our presence into new international geographic markets. In seeking to establish operations in new markets where we currently do not have a presence, we expect to invest significant resources, incur expenses, and face various challenges. These challenges include, but are not limited to, navigating compliance with new market-specific laws and regulations, and gaining acceptance of our IT and workspace solutions from potential enterprise clients and third-party partners. Many of these prospective clients may be less familiar with our company or have established relationships with local competitors. We cannot predict with certainty the extent to which our services and marketing efforts will be accepted or successful in any particular new market, and it is possible that positive returns on our investments in such markets will not be achieved for several years, or at all.

In addition, competition is likely to be intense in the new geographic markets where we plan to expand. Local companies may have substantial competitive advantages because of their greater understanding of, and focus on, those local markets. Some of our competitors may also be able to develop and grow in certain geographic markets more quickly than we will. International expansion is subject to the particular challenges of supporting a business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory regimes, and commercial infrastructures. If we are unable to successfully expand our presence into new geographic markets, our business, financial condition or results of operations could be adversely affected.

We may be unable to successfully or effectively execute our growth strategies, which could materially and adversely affect our business, financial condition, and future growth.

Our long-term success and profitability depend significantly on our ability to successfully implement our growth strategies, including expanding our customer base across core and adjacent industries, deepening relationships with existing clients, investing in technology capabilities (such as AI and data analytics), developing partner ecosystems, and expanding geographically into Southeast Asia.

However, the execution of these strategies is subject to various risks, uncertainties, and factors beyond our control, including:

•        Competitive Pressures:    Intense competition from established IT solution consultancy firms, boutique agencies, or larger integrators may impair our ability to acquire new clients or retain market share;

•        Rapid Technological Changes:    The rapid evolution of technologies and the potential emergence of disruptive platforms could render our customized solutions obsolete or require cost-prohibitive R&D investments; and

•        Broader Macroeconomic Conditions:    Economic downturns, fluctuations in corporate IT spending, inflation, or regulatory shifts in our target markets could cause clients to defer, scale back, or cancel their digital transformation projects.

If we fail to manage our growth effectively, misallocate our operational and financial resources, or face unexpected hurdles in executing any of these strategic initiatives, we may not achieve our expected growth rate or return on investment. As a result, our business prospects, financial condition, and results of operations could be materially and adversely affected.

We face risks related to the integration of artificial intelligence technologies into the solutions we develop for our clients.

As we seek to meet the increasing demand for tailored application development, we anticipate integrating artificial intelligence (“AI”) technologies into the bespoke applications and customized systems we develop for our enterprise clients. Given that AI is a rapidly developing technology that is in its early stages of business use, it presents a number of operational, compliance, and reputational risks. AI algorithms are currently known to sometimes produce unexpected results and behave in unpredictable ways that can generate irrelevant, nonsensical, fictitious, deficient, or factually incorrect content. If the customized systems we deploy for our clients generate such flawed outputs, or if the functionalities based on AI are found to be biased, discriminatory, or harmful, it could lead to client disputes, project failures, and significant reputational harm to our brand.

Additionally, to leverage AI capabilities, we or our clients may need to process large volumes of data, which may include personal information or sensitive business data. Inadequate data handling, model training, or output management could lead to data breaches, non-compliance with applicable data protection laws (such as Hong Kong’s Personal Data (Privacy) Ordinance), and regulatory penalties.

Furthermore, the global legal and regulatory framework concerning the use of AI technology is rapidly evolving and remains highly uncertain. We expect that there will continue to be new laws or regulations concerning the use of AI technology, which might be burdensome for us to comply with and may limit our ability to offer or enhance AI-enabled customized applications. AI output might also present ethical concerns or violate current and future laws and regulations. Finally, the effective integration of AI technology involves complexities and requires specialized expertise; we may not be able to attract and retain the top talent necessary to support our AI initiatives. If any of these operational, compliance, or reputational risks were to materialize, our business, financial condition, and results of operations may be adversely affected.

We face risks in developments in artificial intelligence and automated software development technologies may increase competition and affect customer expectations within our industry

The software development industry is experiencing rapid technological changes, including the increasing adoption of artificial intelligence-assisted coding tools, low-code/no-code development platforms, and other automated software development technologies. As these technologies continue to evolve, customers may increasingly expect shorter development timelines, lower development costs, enhanced software functionalities, or more automated development capabilities.

Although we currently do not engage in artificial intelligence research and development activities or develop proprietary AI technologies, the broader adoption of AI-assisted development tools and automated software solutions within the industry may increase competitive pressure and affect pricing dynamics for certain software development services. In addition, competitors with greater technological resources or AI-related capabilities may be able to provide services more efficiently or at lower cost than us.

Furthermore, legal and regulatory frameworks relating to artificial intelligence technologies, automated systems, and data usage continue to evolve globally. Changes in market practices, customer preferences, or applicable laws and regulations relating to these technologies could affect demand for traditional software development services or require us to adapt our service offerings and operational practices in the future.

If we are unable to respond effectively to technological changes, evolving customer expectations, or increasing competition within the software development industry, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to Doing Business in Hong Kong

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years since the handover of Hong Kong in 1997. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we cannot guarantee that the implementation of the “one country, two systems” principle and the level of autonomy as currently in place will continue in the future. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws.

Primagrove is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by Oceanic in Hong Kong. In addition, substantially all of our executive officers and directors are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process on us within the United States and to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, it will also be costlier and time-consuming for the investors to effect service of process outside the United States, or to enforce judgments obtained from the U.S. courts in the courts of the jurisdictions where our directors and officers reside. For example, there is uncertainty as to whether the courts of the Hong Kong would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

SH Wong & Co, our counsel as to Hong Kong laws, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, and judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personal; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

Recent joint statements by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which its board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB vacated its previously determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections since March 2023. The PCAOB is pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December 23, 2022, the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, AOGB CPA Limited, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus and is headquartered in Hong Kong and has not been inspected by the PCAOB but is subjected to inspection by the PCAOB on a regular basis. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress, or NPCSC. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. These laws and regulations are sometimes vague and their official interpretation and enforcement could be unpredictable. These laws and regulations may also be subject to future changes with little advance notice which could result in a material change in our operations and/or adversely affect the value of our Ordinary Shares or rendering them worthless. Although we currently do not have operations in mainland China, future changes in PRC laws, regulations or the interpretation and enforcement thereof could potentially affect companies with operations in Hong Kong or companies listed overseas with management or operational connections to Hong Kong.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until some time after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Primagrove is a holding company and we conduct our operations through Oceanic in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in mainland China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Mainland China-based issuers, which may result in a material change in our operations and/or negatively affect the value of our Ordinary Shares or render them worthless. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to achieve compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

(i)     Risks in relation to cybersecurity review under the Revised Review Measures

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies which listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. The finalized Regulations on Network Data Security Management were officially promulgated by the PRC State Council on September 24, 2024, and entered into effect on January 1, 2025. Under these regulations, where network data handlers carry out network data processing activities that affect or may affect national security, they shall undergo a national security review in accordance with relevant national regulations. Where it is necessary to provide important data generated or collected by a network data handler during its operation within the territory of the PRC to overseas parties, such provision shall pass the security assessment for data cross-border transmission organized by the state cyberspace administration. A network data handler should identify and declare important data according to relevant state laws, but if such data that has not been identified or publicly announced by the relevant regions or departments as “important data,” no security assessment is required for the cross-border transmission of such data.

It remains unclear whether a Hong Kong company shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, operations or this offering. Although Oceanic may collect and store limited business contact information and operational data from its corporate clients in the ordinary course of business operations in Hong Kong, we do not operate any online platform, mobile application, or internet infrastructure in mainland China, nor do we engage in the large-scale collection or processing of personal information of individuals in mainland China, in connection with our business and operations for “Know Your Customers” purposes (to combat money laundering), we will not be deemed to be an “Operator” or a “data processor” that are required to file for cybersecurity review by the CAC before listing in the United States, and the regulations in China regarding illegal collection and use of personal information through mobile applications do not apply to the Group, given that: (a) as of date of this prospectus, Oceanic has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (b) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (c) data processed in our business should not have a bearing on national security nor affect or may affect national security; (d) all of the data Oceanic has collected is stored in servers located in Hong Kong; and (e) as of the date of this prospectus, Oceanic has not been informed by any PRC authorities of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review or a CSRC review. In addition, pursuant to the Basic Law, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). If any of our subsidiaries is subject to the Revised Review Measures and is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Ordinary Shares in the U.S. could be subjected to CAC’s cybersecurity review in the future.

(ii)    Risks in relation to filling procedures and requirements under the Trial Administrative Measures

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on December 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to December 31, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted applications for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

Since the Company and its subsidiaries currently have no operations in the mainland China, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including CSRC because (i) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any mainland Chinese company or individual directly or indirectly; (ii) we do not have any operations in mainland China; (iii) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China; and (iv) we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong; all of our revenues and profits are generated by Oceanic; and during the most recent fiscal year, we have not derived any revenues or profits from mainland China, and therefore the percentage of our revenues or profits attributable to mainland China does not exceed 50% of the corresponding figures in our audit consolidated financial statements for the same; (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

While we have no current operations in Mainland China, should we have any future operations in mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, CAC or other PRC authorities. These PRC authorities may also impose fines and penalties on our operations in mainland China, as well as limit our ability to pay dividends outside of mainland China, limit our operations in mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We understand that neither we nor any of our subsidiaries is required to obtain any permissions or approvals from any PRC authorities to operate our businesses or participate in this Offering as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our subsidiaries’ operations in Hong Kong, because all our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of any personal data. Personal data refers to any data relating directly or indirectly to a living individual, from which it is practicable for the identity of the individual to be directly or indirectly ascertained and in a form in which access to or processing of the data is practicable. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Privacy Commissioner may provide legal assistance to the aggrieved data subjects if the Privacy Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC authorities for this Offering. However, if we or Oceanic conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could be liable to pay significant compensation to victims under the PDPO and/or face criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.

The M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require CSRC approval for a listing involving offshore special purchase vehicles that are controlled by PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals with shares of the offshore special purchase vehicles. We understand that we will not be required to submit an application to the CSRC for the approval of the Offering and trading of our Ordinary Shares under the M&A Rules because (i) Oceanic were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) Oceanic is a non-mainland China entity, and they have not been controlled by a non-PRC persons since its incorporation, (iii) pursuant to the Basic Law of Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), and (iv) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented. We may be required to obtain approval from PRC authorities in order to continue our listing on Nasdaq Capital or to add new listings on other overseas stock exchanges in the future but cannot provide assurance that we will be able to obtain such approval.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of taxation of the PRC (“SAT”) issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, Primagrove is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our Company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Ordinary Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares. See “Material Tax Considerations”.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Ordinary Shares and investments. Our Company may be subject to filing obligations or may be taxed if our Company is a transferor in such transactions, and may be subject to withholding obligations if our Company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Ordinary Shares of our Company by investors who are non-PRC resident enterprises, Oceanic will not be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. However, if our assessment on the filing under SAT Bulletin 7 and/or SAT Bulletin 37 is incorrect, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Ordinary Shares

There has been no public market for our Ordinary Shares prior to this Offering, and an active trading market may not develop or be sustained after this offering.

The Offering under this prospectus is an initial public offering of our Ordinary Shares. Prior to the closing of the Offering, there was no public market for our Ordinary Shares. While we plan to list our Ordinary Shares on the Nasdaq Capital, our listing application may not be approved. If our application to the Nasdaq Capital is not approved or we otherwise determine that we will not be able to secure the listing of the Ordinary Shares on the Nasdaq Capital, we will not complete the Offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

Our Ordinary Share price may never trade at or above the price in this Offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Ordinary Shares shortly following this Offering. If the market price of our Ordinary Shares after this Offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Ordinary Shares may not reflect their actual value.

The initial public offering price for our Ordinary Shares will be determined through negotiations between us and representatives of the underwriters. The price of our Ordinary Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Ordinary Shares or the value that potential investors will realize upon their disposition of Ordinary Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Ordinary Share or other generally accepted criteria of value.

Our Ordinary Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

As mentioned above, the initial public offering price for our Ordinary Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Ordinary Shares after this Offering and the price for our Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

•        actual or anticipated fluctuations in results of operations;

•        actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, manufacturers or suppliers, acquisitions or expansion plans;

•        failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

•        issuance of new or updated research or reports by securities analysts;

•        Ordinary Share price and volume fluctuations attributable to inconsistent trading volume levels of our Ordinary Shares;

•        additions or departures of key management or other personnel;

•        our involvement in litigation;

•        disputes or other developments related to proprietary rights and litigation matters;

•        announcement or expectation of additional debt or equity financing efforts;

•        sales of our Ordinary Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

•        the trading volume of our Ordinary Shares;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets; and

•        general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Ordinary Shares and may otherwise negatively affect the liquidity of our Ordinary Shares. In addition, the stock market in general, the Nasdaq Capital and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Ordinary Shares, if a market for them develops.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risk addressed above in “— Our Ordinary Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the relevant company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this Offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of ours shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

Volatility in our Ordinary Share price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If we fail to meet applicable listing requirements, Nasdaq Capital may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq Capital, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq Capital in the future, such as the required number of shareholders, average monthly trading volume and publicly-held shares. If we fail to comply with the applicable listing standards and Nasdaq Capital delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Ordinary Shares;

•        reduced liquidity for our Ordinary Shares;

•        a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq Capital, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq Capital, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

If you purchase our Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

Investors purchasing our Ordinary Shares in this Offering will pay a price per Ordinary Share that substantially exceeds the pro forma as adjusted net tangible book value per Ordinary Share. As a result, investors Ordinary Shares in this Offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this Offering, see “Dilution”.

Nasdaq Capital may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Section 101 of the Nasdaq Listing Rules, Nasdaq Capital has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq Capital inadvisable or unwarranted in the opinion of Nasdaq Capital, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq Capital.

Additionally, Nasdaq Capital has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq Capital was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management.

Effective December 19, 2025, Nasdaq Rule IM-5101-3 introduces a risk-based framework permitting Nasdaq to deny initial listings based on perceived susceptibility to manipulation, including risks arising from third-party actors, advisor relationships, jurisdictional considerations, and similarities to previously listed companies that have experienced problematic trading.

Our Offering will be relatively small and the insiders of our Company will hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq Capital and/or a determination that our Offering is risky and susceptible to manipulation.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our IT services offerings and to cover operating costs, finance operations and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our Ordinary Shares in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Ordinary Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Ordinary Shares we are offering. Consequently, investors may need to rely on sales of their Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands require that certain criteria must be satisfied before we are able to declare and pay dividends.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, the analysts who cover us may provide inaccurate or unfavorable research or issue an adverse opinion regarding our Ordinary Share price, our Ordinary Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market which, in turn, could cause our Ordinary Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

Primagrove is incorporated under the laws of the Cayman Islands and all of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws or any securities laws of any state in the United States, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws or any securities laws of any state in the United States. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if they are contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments. See “Enforcement of Civil Liabilities.”

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Primagrove is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as

Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our post-Offering Memorandum and Articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the Memorandum and Articles (as may be amended from time to time), and by the Companies Act and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands and the Memorandum and Articles (as may be amended from time to time). The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies. See “Description of Share Capital.”

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

Immediately following this offering and the application of net proceeds from this offering, Ms. Lixia HE will control approximately 57.22% (or 55.25% if the underwriter exercises its over-allotment option in full) of the combined voting power of our equity interests through Aurora Grove Ltd, a British Virgin Islands company wholly owned and controlled by Ms. Lixia HE. Because of the voting power of Ms. Lixia HE through her 100% equity ownership and control in Aurora Grove Ltd, we are considered as a “controlled company” for the purposes of Nasdaq. Consequently, Ms. Lixia HE will have the ability to determine all matters requiring approval by shareholders by ordinary resolutions. As such, we are exempt from certain corporate governance requirements of the Nasdaq Stock Market, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (iii) the requirement that we have a Compensation Committee that is composed entirely of independent directors. Following this offering, we intend to rely on some or all these exemptions. As a result, we are exempt from having a majority of independent directors, so long as we are considered a “controlled company” under the Nasdaq Stock Market requirements. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all the corporate governance requirements of Nasdaq.

Our executive officers’ involvement in other businesses may create conflicts of interest.

Ms. Lixia HE, our Chairperson, has served as the Chief Executive Officer of Yinhua Trust. Mr. King Yiu KWOK, our Chief Financial Officer Nominee, is the Founder of Kwok King Yiu CPA (Practising) and QDD Hong Kong Limited. Because they will continue to serve at their other positions, their ongoing or prior affiliations with these entities could create actual or potential conflicts of interest, including conflicts in the allocation of their time and attention to our business. If any such conflict of interest arises and is not resolved in our favor, it could adversely affect our business and results of operations.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act imposing liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq Listing Rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Listing Rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq Listing Rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq Listing Rules increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Primagrove is an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We may allocate the net proceeds from this Offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the Offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this Offering and we may find it necessary or advisable to use all or portions of the proceeds from this Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Ordinary Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for any taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

You are strongly urged to consult your tax advisors regarding the potential impact of our being a PFIC in any taxable year on your investment in our Ordinary Shares as well as the application of the PFIC rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

•        our expectations regarding our client base;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        overall industry and market performance; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the new and rapidly changing nature of the global web and mobile application development industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

After deducting the estimated underwriters’ discount, the non-accountable expense allowance and offering expenses payable by us, we expect to receive net proceeds of approximately $27.61 million (or $31.97 million in the aggregate if the underwriters exercise their over-allotment option in full) from this Offering. These estimates are based upon an assumed offering price of US$[5.00] per Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus).

We intend to use the net proceeds of this Offering as follows, after we complete the remittance process:

•        Approximately 30% of the net proceeds, for expanding our technical workforce and service delivery capabilities, including the recruitment of software developers, engineers, system architects, project management personnel and other technical professionals, as well as providing ongoing training and professional development to enhance our execution capabilities and support future business growth;

•        Approximately 25% of the net proceeds, for enhancing our technology infrastructure and solution capabilities, including investments in software development tools, cloud-based technologies, cybersecurity measures, artificial intelligence-enabled functionalities, testing environments and internal operational systems to improve project delivery efficiency, scalability and service quality;

•        Approximately 20% of the net proceeds, for expanding our workspace solutions business, including the enhancement of smart workplace products, strengthening strategic relationships with technology partners and suppliers, and supporting the deployment of integrated workspace solutions for enterprise customers;

•        Approximately 15% of the net proceeds, for business development, sales and market expansion, including increasing brand awareness, expanding our customer base, strengthening customer relationships and pursuing growth opportunities in Hong Kong and selected overseas markets; and

•        Approximately 10% of the net proceeds, for strategic investments, acquisitions, working capital and other general corporate purposes, including evaluating opportunities that complement our technology capabilities, service offerings and market position, as well as supporting our day-to-day operations and administrative function.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

DIVIDEND POLICY

During December 31, 2025, the sole director of Oceanic declared and distributed a dividend of HK$7 million (approximately US$897,436 to its sole shareholder. Such dividend was recorded as a reduction to retained earnings at the declaration date and offset against the amount due from the shareholder. Save as the aforementioned, during the years ended December 31, 2025 and 2024 and up to the date of this prospectus, no transfers or distributions have been made between us and investors. There is no limitation on the ability to transfer cash between us, our subsidiaries, and investors. We have no cash management policies that dictate how funds are transferred between us, our subsidiaries, and investors. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Under Cayman Islands law, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

As we are a holding company, we rely on dividends paid to us by Oceanic for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from Oceanic.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars or HK Dollars.

As an exempted company with limited liability incorporated in the Cayman Islands, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands. Hong Kong does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any.

British Virgin Islands. Under BVI law, AquaCore may make a distribution provided that it satisfies the solvency test required under the BVI Business Companies Act, namely that (i) the value of AquaCore’s assets exceeds its liabilities, and (ii) AquaCore is able to pay its debts as they fall due in the ordinary course of business. As funds are transferred from Oceanic to Primagrove through AquaCore, the ability of AquaCore to make distributions to Primagrove is subject to BVI solvency requirements.

CAPITALIZATION

The following tables set forth our cash and capitalization as of December 31, 2025:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of 6,250,000 Ordinary Shares at an assumed initial public offering price of $5 per Ordinary Shares (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the underwriting discounts, the accountable expense, the non-accountable expense allowance and estimated offering expenses payable by us, assuming no exercise of the underwriters’ over-allotment option; and

•        on an as adjusted basis to reflect the issuance and sale of 7,187,500 Ordinary Shares at an assumed initial public offering price of $5 per Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the underwriting discounts, the accountable expense, the non-accountable expense allowance and estimated offering expenses payable by us, assuming full exercise of the underwriters’ over-allotment option.

You should read the tables together with our Consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2025
	Actual	As Adjusted (assuming no exercise of the over-allotment option)	As Adjusted (assuming full exercise of the over-allotment option)
	(in US$)	(in US$)	(in US$)
Cash	17,015	27,624,169	31,936,669

Equity:
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 20,000,000 Ordinary Shares on an actual basis; and 26,250,000 Ordinary Shares outstanding on an as adjusted basis assuming no exercise of the underwriters’ over-allotment option and 27,187,500 Ordinary Shares outstanding assuming full exercise of the underwriters’ over-allotment option.	2,000	2,625	2,719
Subscription receivables	(51,500)	(51,500)	(51,500)
Additional paid in capital	50,782	28,117,311	32,429,717
Retained earnings/(Accumulated deficit)	190,541	(269,459)	(269,459)
Total shareholders’ equity	191,823	27,798,977	32,111,477
Total capitalization	191,823	27,798,977	32,111,477

DILUTION

If you invest in our Ordinary Shares, you will incur immediate dilution since the public offering price per Ordinary Share you will pay in this Offering is more than the net tangible book value per Ordinary Share immediately after this Offering.

The net tangible book value (excluding intangible assets) of our Ordinary Shares as of December 31, 2025, was US$148,451, or US$0.01 per Ordinary Share based upon 20,000,000 Ordinary Shares outstanding as adjusted. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding. Tangible assets equal our total assets less intangible assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per Ordinary Share to new investors, represents the difference between the amount per Ordinary Share paid by purchasers of Ordinary Shares in this Offering and the pro forma net tangible book value per Ordinary Share immediately after completion of this Offering. After giving effect to the sale of the 6,250,000 Ordinary Shares being sold pursuant to the offering price of $5 per Ordinary Share, and after deducting underwriters’ discount, and the non-accountable expense allowance payable by us in the amount of $2,500,000 and estimated Offering expenses in the amount of $1,142,846, our as adjusted net tangible book value (excluding intangible assets) would be approximately $27,755,605 or $1.06 per share of Ordinary Shares. This represents an immediate increase in net tangible book value of $1.05 per Share to existing shareholders and an immediate decrease in net tangible book value of $3.94 per Ordinary Share to new investors purchasing the Ordinary Shares in this Offering.

The following table illustrates this per share dilution:

As of December 31, 2025
Public offering price per Ordinary Share	$5.00
Net tangible book value (excluding intangible assets) per Ordinary Share as of December 31, 2025	$0.01
Increase in net tangible book value per Ordinary Share attributable to existing shareholders	$1.05
As adjusted net tangible book value (excluding intangible assets) per Ordinary Share after this Offering	$1.06
Dilution per Ordinary Share to new investors	$3.94

Our as adjusted net tangible book value after the Offering, and the decrease to new investors in the Offering, will change from the amounts shown above if the underwriters’ over-allotment option is exercised. If the underwriters’ over-allotment option is exercised, after giving effect to the sale of the 937,500 Ordinary Shares being sold pursuant to the offering price of $[5] per Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), and after deducting underwriters’ discount, accountable expense and the non-accountable expense allowance payable by us in the amount of $2,875,000 and estimated offering expenses in the amount of $1,142,846, our as adjusted net tangible book value would be approximately $32,068,105 or $1.18 per Ordinary Share. This represents an immediate increase in net tangible book value of $1.17 per Ordinary Share to existing shareholders and an immediate decrease in net tangible book value of $3.82 per Ordinary Share to new investors purchasing the Ordinary Shares in this Offering.

The following table sets forth, on a as adjusted basis as of December 31, 2025, the difference between the number of Ordinary Shares purchased from us, the total cash consideration paid, and the average price per Ordinary Share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts, the accountable expense, the non-accountable expense allowance and estimated Offering expenses payable by us, using an assumed public offering price of $[5] per Ordinary Share:

	Ordinary Shares Purchased		Total Cash Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,000	76.2%	$2,000	0.006%	$0.0001
New investors from public offering	6,250,000	23.8%	$31,250,000	99.994%	$5
Total	26,250,000	100.00%	$31,252,000	100%	$1.19

The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes referred to or included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Primagrove is a holding company incorporated in Cayman Island, which has no material operations of its own, and it currently conducts its business through its operating subsidiary in Hong Kong, namely Oceanic Bounty Limited. Oceanic Bounty Limited is a technology-focused company headquartered in Hong Kong, specializing in the design, development and customized software development services, complemented by technology-enabled workspace solutions with embedded software. We provide digital and operational solutions that support business process improvement, operational efficiency, internal controls and data analysis. We work with our customers across different stages of their operations and system development.

Our business is primarily project-based, with revenue generated from: (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software. We develop customized applications that support core business functions, including data management, workflow automation, document processing and communication. Our system development engagements typically cover system design, development, deployment and maintenance. We also provide workspace solutions with embedded software, including smart office hardware such as smart lockers and silent booths, which complement our digital offerings and support workplace operations.

We serve customers across a broad range of industries, including consulting, real estate, logistics, retail, financial services and other commercial sectors. Our customers include small and medium-sized enterprises and larger organizations. Our experience across industries enables us to design solutions that can be adapted to different operational requirements and integrated with existing systems.

Our business model is a hybrid model that combines project-based revenue from system development and website design and development services with product-based and service-based revenue from workspace solutions with embedded software. In addition, we generate fixed-term maintenance revenue from post-implementation maintenance arrangements, although such revenue currently represents a smaller proportion of our total revenue.

We typically establish customer relationships through initial system development projects or product sales. These engagements may lead to follow-on services, including system enhancements, maintenance contracts and workspace solutions with embedded software. This approach enables us to generate upfront implementation revenue while also building longer-term customer relationships that support follow-on service engagements and maintenance arrangements. As a result, we are able to pursue new project opportunities while progressively increasing revenue visibility through fixed-term maintenance contracts and follow-on project opportunities.

For the year ended December 31, 2024, our total revenue was US$98,227, which increased by 1,767% to US$1,833,666 for the year ended December 31, 2025. Our revenue is derived from (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software, which contributed approximately 48.6%, 20.5% and 30.9%, respectively, to our total revenue for the year ended December 31,2025. The increase in revenue was primarily driven by (i) an increase in the number of projects undertaken and completed, and (ii) an increase in the average contract value of projects, particularly due to our expansion into integrated workspace solutions with embedded software. During the same period, our gross profit increased by 1,604.4% from US$80,278 to US$1,368,239, and our gross profit margin decreased from 81.7% to 74.6%. The decrease in gross profit margin was primarily attributable to a higher proportion of workspace solutions with embedded software, which carry direct hardware and product deployment costs, alongside increased direct labor costs and subcontractor service fees associated with scaling our project delivery operations.

AquaCore is a holding company limited by shares and established under the laws of the BVI on March 6, 2026; it has no business operation and uses a structure that involves an operating subsidiary based in Hong Kong. Our structure involves risks to the investors. Regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless.

Key Factors that Affect Our Results of Operations

[Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.]

Ability to continually secure demand for our services

[We do not enter into long-term agreements with any of our customers and our customers are engaged in a wide spectrum of sectors. Our operating history reflects this project-based nature. The needs of each of our clients for services may vary significantly from time to time. It is difficult to accurately identify our clients’ future needs or the frequency at which services will be requested, as demand for our services varies based on the requirements of our clients. Whether our clients need to use our services depends on a number of factors which may vary from time to time, including, the availability of manpower in the market, as well as discrepancies in permanent and temporary staffing, staffing to workload volume ratios and service capacity of our clients. There is no assurance that the frequency of our clients’ need for services will be in line with our projections or that any of our clients will continue to require our services at the same level in the future. Should our clients reduce their need for services or cease to require any services provided by us or if we are not able to accurately predict our clients’ staffing needs, our business and financial performance may be adversely affected.]

Market competition

[The market for our services is highly competitive. Our market is characterized by pressures to provide high level of services, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other IT solution consultancy firms. Many of our competitors have greater financial resources than we do. New and existing competitors are aided by technology, and the market has low barriers to entry.]

[Our future success will depend largely upon our ability to anticipate and keep pace with market developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. If our capabilities and technologies become obsolete or uncompetitive, our related sales and revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.]

Ability to attract, integrate, manage, and retain our management and qualified internal personnel

[Our success is substantially dependent upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our customers’ needs. The business of the Group is primarily managed by our senior management team and key personnel. They have played a critical role in driving our growth and shaping our strategic direction. We believe their continued leadership, market insight, and operational expertise will remain essential to supporting our business expansion and executing our long-term objectives. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.]

Macroeconomic conditions in Hong Kong, mainland China or the global economy

[All of our operations are currently located in Hong Kong, and all of our revenue was generated in Hong Kong for the years ended December 31, 2025 and 2024. Nevertheless, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in Hong Kong and mainland China generally and by the continued economic growth in Hong Kong and mainland China as a whole. While the mainland China economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall mainland China economy but may have a negative effect on us.]

[The rapid growth of the mainland China economy has decelerated gradually over the years and may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures and high interest rate, have affected our profitability in Hong Kong and mainland China. However, continued pressure from global economic conditions may affect the Hong Kong and mainland China markets in the future and in turn, may affect our operations.]

[The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the Hong Kong and mainland China economies that could impact the industries in which we operate, which could in turn diminish the demand for our services.]

Income taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current and applicable laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

British Virgin Islands

Our intermediary holding company, AquaCore Holdings Limited, is incorporated under the laws of the BVI. The BVI currently levies no taxes on corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. Payments of dividends and capital by AquaCore Holdings Limited to the Company will not be subject to taxation or withholding requirements in the British Virgin Islands. No stamp duty is payable in the BVI in respect of the issue or transfer of shares.

Hong Kong

Oceanic, our operating subsidiary, is incorporated in Hong Kong and is subject to Hong Kong profits tax calculated in accordance with the two-tiered profits tax rates regime. Under this regime, the applicable tax rate for the first HK$2,000,000 (approximately US$256,410) of assessable profits is 8.25%, and assessable profits above this threshold are subject to a corporate tax rate of 16.5%. Under Hong Kong tax law, Oceanic is exempted from income tax on its foreign-derived income, and there is no withholding tax in Hong Kong on the remittance of dividends.

Basis of Presentation

Our accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Our consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Company’s historical results of operations and may not be indicative of our Company’s future operating performance.

Key Components of Results of Operations

	For the years ended December 31		Variance
	2025	2024
	(Audited)	(Audited)	Amount	Percentage
	US$	US$	US$	%
Revenue	1,833,666	98,227	1,735,439	1,767%
Cost of revenue	(465,427)	(17,949)	(447,478)	2,493%
Gross profit	1,368,239	80,278	1,287,961	1,604%

Operating expenses:
General and administrative expenses	(112,861)	(55,732)	(57,129)	103%

Income from operations	1,255,378	24,546	1,230,832	5,014%

Other income	63	27	36	133%

Income before income tax expense	1,255,441	24,573	1,230,868	5,009%
Income tax expense	(185,743)	(3,596)	(182,147)	5,065%
Net income and total comprehensive income	$1,069,698	$20,977	$1,048,721	4,999%

Revenue

	For the years ended December 31,		Change
	2025 (Audited)	2024 (Audited)
	$	$	$	%
System development and maintenance services	890,497	74,237	816,260	1,100%
Website design and development services	375,957	23,990	351,967	1,467%
Workspace solutions with embedded software	567,212	—	567,212	NM %
	1,833,666	98,227	1,735,439	1,767%

Our revenue increased significantly from US$98,227 in 2024 to US$1,833,666 in 2025. The increase in revenue was primarily attributable to (i) an increase in the number of projects undertaken and completed during the year, and (ii) an increase in the size of projects compared to the prior year.

System Development and Maintenance Services

Revenue from system development and maintenance services increased by $816,260, or 1,100%, from $74,237 for the year ended December 31, 2024 to $890,497 for the year ended December 31, 2025. The increase was primarily attributable to an increase in the number of system development projects completed during the year, including projects with higher contract values. Maintenance-related revenue represented a relatively small portion of this category.

Website Design and Development Services

Revenue from Website Design and Development Services increased by $351,967, or 1,467%, from $23,990 for the year ended December 31, 2024 to $375,957 for the year ended December 31, 2025. The increase was primarily attributable to an increase in the number of projects completed during the year.

Workspace Solutions with Embedded Software

Revenue from workspace solutions with embedded software was $567,212 for the year ended December 31, 2025, compared to nil for the year ended December 31, 2024.

The revenue generated during the year was attributable to the commencement of sales of workspace-related products.

As a significant portion of our revenue is derived from project-based engagements, our operating results may fluctuate from period to period depending on the timing and completion of projects. Following the completion of initial projects, customers may engage us for additional services, including system upgrades, maintenance or further solution deployment. However, such follow-on engagements are not contractually recurring in nature and are subject to customer demand.

A portion of our revenue is derived from maintenance services and workspace solutions with embedded software, which are recurring in nature. Although such recurring revenue currently represents a smaller percentage of our total revenue, we expect it to increase as we continue to expand our customer base and service offerings.

Cost of Revenues

Our cost of revenue represented the subcontractor service fees we paid to the independent third parties that we engaged for the provision of business services for our projects of IT solution services. Our cost of revenue increased by $447,478 or 2,493%, from $17,949 for the year ended December 31, 2024 to $465,427 for the year ended December 31, 2025, which was mainly attributable to more IT solution services incurred during year ended December 31, 2025. As a percentage of revenue, our cost of revenue increased from 18% in fiscal 2024 to 25% in fiscal 2025, which we attribute to increased direct labor costs and subcontractor service fees associated with scaling our project delivery operations.

Operating Expenses

Our operating expenses include depreciation of property and equipment, legal and professional fees, employee compensation and benefits expenses, short-term lease expenses, entertainment expenses and other office expenses. Our operating expenses increased by $57,129 or 103%, from $55,732 for the year ended December 31, 2024 to $112,861 for the year ended December 31, 2025. Such increase was mainly attributable to the increase employee compensation and benefits expenses for the year ended December 31, 2025, as compared to the year ended December 31, 2024.

Our employee and compensation benefits expenses mainly consisted of salaries and other allowances and retirement benefit scheme contribution. Our employee and compensation benefits expenses increased during the year ended December 31, 2025 as we hired more staff to facilitate our substantial revenue growth.

We expect our operating costs and expenses, including, but not limited to, employee and compensation benefits expenses, to increase in the foreseeable future, as our business continues to grow. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fees, legal fees and advisory fees for this Offering and subsequently as a public company upon the completion of this Offering.

Other income

Our other income includes bank interest income mainly generated from savings and received from banks on a monthly basis for the year ended December 31, 2025 and 2024.

Income tax expense

Under the current and applicable laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Oceanic is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately $256,410), and 16.5% on any part of assessable profits over HK$2,000,000 (approximately $256,410). For the years ended December 31, 2025 and 2024, Oceanic had assessable profits arising in Hong Kong and, hence, current tax of $174,153 and $454, respectively, was provided during these periods.

Net Income

As a result of the foregoing, we reported net income of $1,069,698 and $20,977 for the years ended December 31, 2025 and 2024, respectively.

Liquidity and Going Concern

Our liquidity and working capital requirements mainly represent the amount due from a related party, contract liabilities and tax payable for our business operations. To date, we have financed our operations primarily through cash flows from operations. We plan to support our future operations primarily from cash generated from our operations and the proceeds of this Offering.

We had net income of $1,069,698 and $20,977 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, we had cash and cash equivalents of $17,015 compared to $34,469 as of December 31, 2024. As of December 31, 2025 and 2024, we had a positive working capital of $103,504 and $5,807, respectively. We generated positive cash flow from operating activities of $1,382,043 and $38,316 for the years ended December 31, 2025 and 2024, respectively. Our working capital requirements are influenced by the scale of our operations, the timing of accounts receivable collections and our obligations under contract liabilities and tax payable.

We believe that our current cash, cash flows provided by operating activities, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited consolidated financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

The following table summarizes our cash flows for the years ended December 31, 2025 and 2024.

	For the years ended December 31
	2025	2024
	(Audited)	(Audited)
Net cash provided by operating activities	$1,382,043	$38,316
Net cash used in investing activities	(101,103)	(9,800)
Net cash (used in)/provided by financing activities	(1,298,394)	4,753
Net (decrease)/increase in cash and cash equivalents	(17,454)	33,269
Cash and cash equivalents at the beginning of the year	34,469	1,200
Cash and cash equivalents at the end of the year	$17,015	$34,469

Net cash provided by operating activities

Our net cash provided by operating activities was $1,382,043 for the year ended December 31, 2025. This was primarily driven by our net income of $1,069,698, positively adjusted for non-cash items including depreciation of $7,294, amortization of intangible assets of $7,654, and deferred income tax of $11,590. Cash flow was further enhanced by working capital movements, notably a $174,153 increase in tax payable, a $70,269 increase in contract liabilities due to customer billing advances, and a $19,936 decrease in accounts receivable following customer collections.

Our net cash provided by operating activities was $38,316 for the year ended December 31, 2024. This was primarily driven by our net income of $20,977, adjusted for non-cash depreciation of $2,391 and deferred income tax of $3,142, alongside a $47,902 increase in contract liabilities, which was partially offset by a $35,081 increase in accounts receivable.

Net cash used in investing activities

Our net cash used in investing activities was $101,103 and $9,800 for the years ended December 31, 2025 and 2024, respectively. The outflow in 2025 was attributable to the purchase of property and equipment of $50,077 and the acquisition of a project management and ERP software system for $51,026. The outflow in 2024 was entirely driven by the purchase of property and equipment of $9,800.

Net cash (used in)/provided by financing activities

Our net cash used in financing activities was $1,298,394 for the year ended December 31, 2025, which was completely driven by cash advances made to a related party. For the year ended December 31, 2024, net cash provided by financing activities was $4,753, primarily reflecting net movements in amounts due to and from related parties.

Trend Information

Our revenues and operations grew substantially in 2025 due to the successful commercial launch of our workspace solutions with embedded software business and expanded system development contracts. Other than our ongoing expansion within the Hong Kong IT and workspace solutions market and the management of our key customer concentrations, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our revenue, net income from continuing operations, profitability, liquidity or capital resources.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

As of December 31, 2025 and 2024, we did not have any material commitments, contractual obligations or contingencies, including guarantees, long-term purchase obligations or off-balance sheet arrangements, except for short-term lease commitments entered into in the ordinary course of business. The total undiscounted future lease payments for short-term leases amounted to US$6,462 and US$5,436 as of December 31, 2025 and 2024, respectively, which are all due within one year.

In the ordinary course of business, we may be subject to legal proceedings and claims; however, we do not believe that any such matters, individually or in the aggregate, would have a material adverse effect on our business, financial condition or results of operations.

Capital Expenditures

For the year ended December 31, 2025, we purchased $50,077 of property and equipment and $51,026 of intangible assets. For the year ended December 31, 2024, our capital expenditures consisted entirely of $9,800 for the purchase of property and equipment. These investments were primarily for furniture, office equipment, and the acquisition of our third-party project management and ERP software systems to support our core operations. We do not have any other material commitments for capital expenditures as of December 31, 2025 or as of the date of this prospectus.

Inflation

Inflation does not currently materially affect our business or the results of our operations. However, a significant increase in inflation in the future could increase our operating costs, including employee compensation and subcontractor fees, and could have an adverse impact on our profitability if we are not able to pass these costs on to our clients.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, and income taxes, of which the details are set out in our consolidated financial statements.

Critical accounting estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Allowance for current expected credit loss

We have adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, we have adopted the loss rate methodology to estimate historical losses on accounts receivable. We have adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss.

As of December 31, 2025, we recorded an allowance for credit losses of $874. As of December 31, 2024, the allowance for credit losses was $nil, as management determined historical collection experience and the macroeconomic environment presented minimal credit risk during that period. We closely monitor the ongoing creditworthiness of our counterparties, and any future increases in delinquencies or macro downturns may require additional provisions.

Revenue recognition

We applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented

The five-step model defined by ASC 606 requires us to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

We have elected to apply the practical expedient in paragraph ASC 606-10-50-14 and do not disclose information about remaining performance obligations that have original expected durations of one year or less.

We exercise significant judgment in determining whether we act as a principal or an agent in our multi-element IT solution arrangements. We have concluded that we act as a principal in substantially all our revenue streams because we retain primary responsibility for contract fulfillment, maintain absolute pricing discretion, control the integrated software and physical smart workplace products before they transfer, and bear performance and inventory risks. Consequently, our revenues are presented on a gross basis.

For our multiple-element arrangements, management must estimate the standalone selling prices to allocate the transaction price to each distinct performance obligation based on their relative standalone selling prices.

•        System Development and Maintenance Services:    Contracts within this stream frequently include multiple deliverables: system development services, and post-completion maintenance services. We account for these as two separate performance obligations because the delivered software system provides standalone operational utility to the customer upon acceptance, and the subsequent maintenance serves as a separate, non-customizing support function to ensure ongoing platform uptime. The transaction price is allocated to these two obligations based on their relative standalone selling prices, estimated via an expected cost-plus-a-margin approach when direct market inputs are unavailable. Revenue from the core system development obligation is recognized at a point in time upon customer acceptance, while maintenance revenue is recognized over time on a straight-line basis over the active service period (typically 18 months).

•        Website Design and Development Services:    These engagements represent a single integrated performance obligation. They are typically short-term projects completed within approximately one month, with revenue recognized at a point in time upon explicit customer acceptance.

•        Workspace Solutions with Embedded Software:    Management treats physical smart office products (such as Smart Letter Boxes, Silent Booths, and Smart Lockers) and their embedded functionalities as a single, highly integrated performance obligation. Revenue is recognized at a point in time when the hardware solution is delivered, installed, and accepted by the customer.

Income taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current and applicable laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

British Virgin Islands

Our intermediary holding company, AquaCore Holdings Limited, is incorporated under the laws of the BVI. The BVI currently levies no taxes on corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. Payments of dividends and capital by AquaCore Holdings Limited to the Company will not be subject to taxation or withholding requirements in the British Virgin Islands. No stamp duty is payable in the BVI in respect of the issue or transfer of shares.

Hong Kong

Oceanic, our operating subsidiary, is incorporated in Hong Kong and is subject to Hong Kong profits tax calculated in accordance with the two-tiered profits tax rates regime. Under this regime, the applicable tax rate for the first HK$2,000,000 (approximately US$256,410) of assessable profits is 8.25%, and assessable profits above this threshold are subject to a corporate tax rate of 16.5%. Under Hong Kong tax law, Oceanic is exempted from income tax on its foreign-derived income, and there is no withholding tax in Hong Kong on the remittance of dividends.

Recently Adpoted Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). This amendment expands public entity income tax disclosures, requiring a detailed tax rate reconciliation using both percentages and reporting currency amounts, alongside specific jurisdiction breakdowns for income taxes paid. The Group adopted ASU 2023-09 for the fiscal year ended December 31, 2025, on a prospective basis. The adoption resulted in expanded financial statement disclosures but did not have a material impact on the Group’s consolidated balance sheets, statements of operations, or cash flows.

We believe that other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission that have already been adopted do not have a material impact on the Group’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expenses by providing more detailed qualitative and quantitative information about specific type categories within the financial statement notes. ASU No. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The amendments may be applied either prospectively or retrospectively. Management is currently evaluating the impact any new disclosures may have upon the adoption of ASU 2024-03.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years, with prospective application and early adoption permitted. Management is currently evaluating the impact that the adoption of ASU 2025-05 will have on its consolidated financial statements.

Except as mentioned above, we do not believe that other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated balance sheets, consolidated statements of operations and comprehensive income, or consolidated statements of cash flows.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable, net, and amount due from a related party.

We believe that there is no significant credit risk associated with cash and cash equivalents in Hong Kong, which are held by reputable financial institutions in the jurisdiction where our Hong Kong subsidiary is located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of HK$800,000 (equivalents to US$102,564). Otherwise, these balances are not covered by insurance. We believe that no significant credit risk exists as these financial institutions have high credit quality and we have not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, we adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral. We have adopted the loss rate methodology to estimate historical losses on accounts receivable. We have adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We seek to maintain strict control over our outstanding receivables. Overdue balances are reviewed regularly. We believe that no significant credit risk exists as the risk is mitigated by our assessment of our customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

We assess the collectability of amount due from a related party on an ongoing basis, taking into account the related party’s payment history and prevailing economic conditions. We do not hold any collateral in respect of this amount. This balance is subject to our expected credit loss model in accordance with ASC 326, Financial Instruments — Credit Losses. Based on our assessment, the probability of default is not considered significant, and accordingly, no material allowance for expected credit losses has been recognized as of December 31, 2025 and 2024.

Interest rate risk

We are exposed to cash flow interest rate risk through changes in interest rates related mainly to our bank balances. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk, and the risks due to changes in interest rates are not material. We monitor our exposures on an ongoing basis and will consider hedging the interest rate should the need arise. We have no significant interest rate risk.

Foreign Exchange Risk

The majority of our cash flows, financial assets and liabilities are denominated in HK$, which is the functional currency of our operating subsidiary. We adopt a fix HK$ to US$ exchange rates and therefore we are not exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. Currency risk is limited to the proportion of our business transactions denominated in currencies other than HK$, primarily for capital expenditures, potential future debt, if any, and various operating expenses such as salaries and professional fees. We do not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe our current exposure to currency risk to be significant.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

Our major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence our business, financial condition, and results of operations.

Research and Development

We did not incur any research and development expenses for the years ended December 31, 2025 and 2024, and we do not maintain a dedicated research and development function. Our business model is primarily service-oriented and does not involve formal research and development activities.

Although certain employees may engage in routine product improvement, service enhancement or operational refinement activities in the ordinary course of business, such activities are not considered research and development under U.S. GAAP and are expensed as incurred within operating expenses. Accordingly, we do not separately track or report research and development expenditures.

OUR CORPORATE HISTORY AND STRUCTURE

In February 2023, Oceanic was incorporated under the laws of Hong Kong. The company is mainly engaged in the provision of customized IT and workspace solutions services in Hong Kong.

In February 2026, Primagrove was incorporated under the laws of the Cayman Islands as an exempted company with limited liability to serve as the holding company for our Offering, with no material operations of its own.

In March 2026, AquaCore was incorporated under the laws of the BVI. On 17 April 2026, corporate reorganization steps were finalized whereby the 100% equity interest in Oceanic was transferred to AquaCore. Through AquaCore, the Company indirectly holds 100% of the equity interest in Oceanic. Primagrove became the holding company of our businesses. Our holding company has no material operation of its own, and we conduct operations through our operating subsidiary, namely Oceanic in Hong Kong.

This is an offering of Ordinary Shares of Primagrove, the holding company, instead of the shares of Oceanic.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

Corporate Reorganization

In preparation for its initial public offering (“IPO”) in the United States, a reorganization of the legal structure of the Group (the “Reorganization”) was completed on April 17, 2026. Prior to the Reorganization, Oceanic, the operating subsidiary of the Company incorporated in Hong Kong, was wholly owned by Ms. Lixia, HE (“Ms. HE”).

Oceanic, the operating subsidiary of the Group, was incorporated in Hong Kong on February 20, 2023. Upon incorporation, the 10,000 issued ordinary shares of Oceanic representing 100% of the equity interest, are legally registered in the name of a shareholder, Mr. Yiu Cho, TSANG (“Mr. TSANG”).

In preparation for the listing of the shares, the Company became the holding company of Oceanic via AquaCore. To prepare for this offering, the Group underwent the Reorganization with the following steps:

Step 1 Establishment and Shares Allotment

Primagrove was incorporated under the laws of the Cayman Islands on February 6, 2026 as an exempted company with limited liability, with the intention to become the issuer of this Offering. The authorized share capital of the Company was 50,000 ordinary shares of par value of US$1 each.

Upon incorporation, Ogier Global Subscriber (Cayman) Limited being the initial subscriber of the Company held 1 ordinary share in issue and outstanding which was then transferred to Aurora on February 27, 2026. On the same day, the sole director of the Company, Ms. HE, approved the new share allotment of 49,999 ordinary shares of par value US$1 each to Aurora. Immediately upon the completion of the share allotment, Aurora will be holding an aggregate of 50,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

Step 2 Incorporation of the Immediate Holding Company

AquaCore was incorporated under the laws of British Virgin Islands on March 6, 2026. It is authorized to issue 1 ordinary share at US$1 per share. Since its incorporation, the Company has held 1 ordinary share in issue and outstanding, representing 100% of the equity interest of AquaCore.

Step 3 Completion of Reorganization

On April 17, 2026, as part of the Reorganization, Ms. HE transferred her 100% equity interest in Oceanic to AquaCore for a consideration of HK$10,000. Consequently, Oceanic became a wholly-owned subsidiary of AquaCore, and an indirect wholly-owned subsidiary of the Company.

Following the Reorganization and the share transfers, the Company directly owns 100% of AquaCore and indirectly owns 100% of Oceanic.

On May 29, 2026, Aurora transferred 10,000 ordinary shares of Primagrove to Hazber LTD for a consideration of US$10,000. Following this transfer, Aurora held 40,000 ordinary shares, representing 80% of the issued and outstanding ordinary shares of Primagrove, and Hazber LTD held 10,000 ordinary shares, representing 20% of the issued and outstanding ordinary shares of Primagrove. Notwithstanding the foregoing, the Company remains under the ultimate control of Ms. HE.

On September 14, 2026, we completed a share capital restructuring, pursuant to which: (i) Aurora Grove Ltd and Hazber Ltd surrendered an aggregate of 49,500 Ordinary Shares for cancellation; (ii) we effected a 1-for-10,000 share subdivision; and (iii) we allotted and issued an aggregate of 15,000,000 Ordinary Shares to Aurora Grove Ltd, Hazber Ltd, and Yuhang Information Technology Co., Ltd. Upon completion, our authorized share capital became US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each, and 20,000,000 Ordinary Shares were issued and outstanding, held as to 75.10% by Aurora Grove Ltd, 20.00% by Hazber Ltd, and 4.90% by Yuhang Information Technology Co., Ltd.

The charts below illustrate our corporate structure and identifies our subsidiaries immediately prior to and after our initial public offering. The post-offering ownership structure assumes the issuance of 6,250,000 Ordinary Shares in this Offering and no exercise of the underwriters’ over-allotment option.

Pre-IPO:

Post-IPO:

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(1)      As of the date of this prospectus, Ms. Lixia, HE, through Aurora, holds 75.1% of the Company’s issued Ordinary Shares. Upon completion of this Offering, assuming no exercise of the underwriters’ over-allotment option, Aurora will hold approximately 57.2% of our issued and outstanding Ordinary Shares.

Name	Background	Ownership
Primagrove Limited (“Primagrove”)	Incorporated on February 6, 2026 under the laws of Cayman Islands as an exempted company.	See “Principal Shareholders” for details of our shareholding structures immediately prior to and after this Offering.
AquaCore Holdings Limited (“AquaCore”)	Incorporated on March 6, 2026 as a company limited by shares under the laws of the BVI.	100% owned by Primagrove.
Oceanic Bounty Limited	Incorporated on February 20, 2023 as a limited liability company under the laws of Hong Kong.	100% owned by AquaCore.

Our Controlling Shareholder, Ms. HE through Aurora, currently indirectly owns 75.1% of our Ordinary Shares, and, upon consummation of this Offering, assuming the underwriters do not exercise their over-allotment option, will own approximately 57.2% of our Ordinary Shares (or 55.25% of the total voting power assuming the underwriters exercise their over-allotment option). See “Risk Factors — Risks Related to Our Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.”

INDUSTRY OVERVIEW

Industry and Market Data

This prospectus contains information, estimates and statistical data relating to the markets in which we operate. Such information has been derived from publicly available sources, including reports published by the International Data Corporation (IDC), Grand View Research, Fortune Business Insights and the Government of the Hong Kong Special Administrative Region.

We believe these sources are appropriate and have taken reasonable care in extracting and reproducing such information. However, we have not independently verified such information and do not make any representation as to its accuracy or completeness. Industry publications generally indicate that their information has been obtained from sources believed to be reliable, but no assurance can be given as to its accuracy or completeness. Accordingly, investors are cautioned not to place undue reliance on such information. Forecasts and projections are inherently uncertain and may not reflect actual future market conditions.

Positioning of Our Business within the Industry

Against the backdrop of continued global digital transformation, the information technology services market is increasingly characterized by the convergence of customized software development technology-enabled product solutions that support enterprise operations. Enterprises are simultaneously seeking (i) tailored solutions that address specific operational requirements and (ii) scalable platforms that provide continuous functionality, system integration and ongoing support.

Within this evolving landscape, service providers are progressively shifting from purely project-based engagements toward hybrid business models that combine project-based implementation services with product-based and maintenance-related revenue streams. This convergence enables providers to establish long-term customer relationships, enhance revenue visibility and participate across multiple stages of the enterprise technology lifecycle.

At the same time, demand for customized development remains strong, particularly among enterprises with complex workflows, legacy systems or industry-specific requirements that cannot be adequately addressed by standardized, off-the-shelf software solutions. In addition, demand for technology-enabled workplace solutions, including smart hardware integrated with software functionalities, has increased as enterprises modernize their physical and operational environments.

Our Positioning

Within this industry context, we operate at the intersection of customized software development and technology-enabled workspace solutions with embedded software, combining project-based system implementation capabilities with product-based offerings and maintenance services.

Our website design and development services and system development services are aligned with the custom software development segment, where enterprises require tailored applications to support workflow automation, data management, system integration and other core business functions. These services are typically project-based and serve as an entry point for customer acquisition and system deployment.

Complementing these capabilities, our workspace solutions with embedded software consist of smart office hardware integrated with proprietary software functionalities. These solutions are designed to support workplace operations and enhance operational efficiency within physical environments.

This integrated model enables us to participate in both project-based revenue streams and product-based revenue streams, while also generating limited recurring revenue from maintenance services.

From a competitive perspective, we differentiate ourselves through our ability to deliver client-specific, flexible solutions without primary reliance on rigid, standardized off-the-shelf software, while offering integrated digital and physical solutions that address enterprise operational needs.

Industry Overview

The following information and statistics relating to our industry and markets should be read in conjunction with the section headed “Industry and Market Data” above.

Global IT and Workspace Solutions Market and Structural Demand Drivers

We operate within the global information technology (“IT”) services and technology-enabled workspace solutions market, which encompasses software development, enterprise applications and digital service delivery. This market has undergone structural transformation as enterprises increasingly rely on technology not only to support operations but to drive productivity, enhance data utilization and improve decision-making. According to International Data Corporation, global IT services spending exceeds US$1 trillion annually, reflecting the critical role of digital infrastructure in modern business environments1.

Global IT Services Market Forecast (2025-2030)
CAGR 2026-2030
9.3%
Market Size (USD Billion)
0
1000
2000
3000
4000
5000
$3,664B
$3,975B
$4,344B
$4,748B
$5,190B
$5,666B
2025
2026
2027
2028
2029
2030

(Source: The Business Research Company, IT Services Global Market Report 2026.)

The sustained growth of this market is driven by several interrelated factors. Enterprises are replacing fragmented and manual processes with integrated digital systems, while increasing volumes of operational and customer data require scalable platforms capable of real-time processing and analysis. At the same time, competitive pressures across industries have heightened the need for efficiency, transparency and cost optimization, further reinforcing the adoption of technology solutions as a core business function rather than a discretionary investment.

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1        IDC, Worldwide IT Spending Guide (2025)., https://my.idc.com/getdoc.jsp?containerId=prUS54010425

Custom Software Development as a Core Segment

Within the broader IT services market, custom software development represents a key segment directly relevant to our website design and development services and system development services. Unlike standardized software, customized solutions are designed to align with specific operational requirements and integrate with existing systems, making them particularly relevant for enterprises with complex workflows or industry-specific needs.

(Source: Grand View Research, Custom Software Development Market Report. Chart prepared by the Company)

According to Grand View Research, the global custom software development market was approximately US$43.16 billion in 2024 and is expected to reach approximately US$146.18 billion by 2030, representing a compound annual growth rate of approximately 22.6%2.

This accelerated growth reflects a structural shift in enterprise technology adoption. Businesses are increasingly moving away from rigid, off-the-shelf software solutions that may not fully accommodate their operational requirements, toward flexible systems that can be tailored to specific workflows, compliance requirements and customer engagement models. In addition, the need for seamless integration across multiple systems, including legacy platforms and third-party applications, further reinforces demand for customized development services.

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2        Grand View Research, Custom Software Development Market Report (2024)., https://www.grandviewresearch.com/industry-analysis/custom-software-development-market-report

Growing Demand for Customized Software Development and Enterprise Digitalization

The increasing adoption of digital technologies across industries has become a significant driver of demand for customized software development services. As businesses continue to digitize their operations, many organizations require technology solutions tailored to their specific operational workflows, customer engagement strategies and internal management processes. Unlike standardized off-the-shelf software products, customized software solutions are designed to address unique business requirements and integrate with existing systems and infrastructure.3

(Source: Gartner public press release. Chart prepared by the Company)

The growth of digital transformation initiatives has accelerated demand for enterprise applications that support workflow automation, data management, customer relationship management, communication, reporting and operational monitoring. Organizations are increasingly investing in technology solutions that improve operational efficiency, enhance internal controls and enable data-driven decision-making. As a result, demand for system development services remains strong across a broad range of industries, including professional services, real estate, logistics, retail and financial services.4

In parallel, the increasing importance of digital presence and online customer engagement has contributed to sustained demand for website design and development services. Businesses of all sizes are seeking customized websites and web-based applications that support marketing activities, customer acquisition, online transactions and brand development. As consumer and business interactions continue to migrate toward digital channels, website development remains an important component of enterprise digitalization strategies.5

The Company believes these market trends create long-term opportunities for providers of customized software development and website design services, particularly those capable of delivering tailored solutions that address industry-specific operational requirements.

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3        Gartner, Custom Software Development Market Trends and Enterprise Application Modernization Research., https://www.gartner.com/en/software-engineering

4         IDC, Worldwide Digital Transformation Spending Guide. https://www.idc.com/getdoc.jsp?containerId=IDC_P33198&utm

5        DataReportal, Digital 2025 Hong Kong Report and Global Digital Overview Report 2025. https://datareportal.com/reports/digital-2025-hong-kong

Integration of Software Solutions and Smart Workplace Technologies

The evolution of modern workplaces has expanded the role of technology beyond traditional software systems and into the physical workplace environment. Organizations are increasingly adopting technology-enabled workplace solutions that integrate software functionalities with workplace infrastructure to improve efficiency, security and user experience.6

The growing prevalence of hybrid working arrangements, flexible office environments and digital workplace management has accelerated demand for smart workplace technologies. Businesses are increasingly deploying workplace solutions such as smart lockers, intelligent access systems, silent booths and other technology-enabled workplace products to enhance workplace utilization, facilitate employee collaboration and improve operational efficiency.7

These solutions frequently combine physical hardware with embedded software functionalities that support monitoring, management, communication and data collection. As organizations continue to modernize workplace environments, demand for integrated workplace solutions is expected to increase alongside broader digital transformation initiatives.8

The convergence of software development capabilities and workplace technology solutions has created opportunities for service providers capable of delivering both digital and physical components of enterprise modernization. Businesses increasingly seek solution providers that can integrate customized software applications with workplace technologies to create seamless operational environments.9

The Company believes this trend supports the growth of its workspace solutions with embedded software business, which complements its customized software development and website development service offerings.

Market Opportunity for IT and Workspace Solutions

The markets for customized software development, website development and technology-enabled workspace solutions continue to benefit from long-term structural growth drivers, including digital transformation, workflow automation, enterprise modernization and workplace digitization.10

The customized software development market remains highly fragmented, consisting of global technology providers, regional software development firms and specialized local developers. Competition is generally based on technical expertise, project execution capability, customer service, industry knowledge and pricing. Demand is driven by organizations seeking tailored solutions that address specific operational requirements that cannot be adequately served by standardized software products.11

Similarly, the website development market continues to benefit from increasing business demand for digital presence, online customer engagement and web-based business processes. Organizations increasingly view customized websites and digital platforms as essential components of customer acquisition, marketing and operational strategies.12

The technology-enabled workspace solutions market is supported by increasing adoption of smart workplace technologies and the modernization of office environments. Businesses are increasingly investing in workplace solutions that improve operational efficiency, employee experience and workplace flexibility. The market includes providers of smart lockers, intelligent workplace management systems, access control technologies and other workplace automation solutions.13

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6        JLL, Future of Work Survey. https://www.jll.com/en/trends-and-insights/research/future-of-work-survey

7        CBRE, Global Occupier Survey; https://www.cbre.com/insights/reports/global-occupier-survey

8        Statista, Smart Office Market Statistics and Workplace Technology Market Data. https://www.statista.com/topics/7790/smart-office/

9        Hong Kong Productivity Council, Smart Office and Digital Workplace Studies. https://www.hkpc.org/en/research-and-development

10      IDC, Worldwide ICT Spending Guide. https://www.idc.com/promo/global-ict-spending

11      Gartner, Application Development Services Market Research. https://www.gartner.com/en/information-technology/insights/application-development

12      Statista, Website Development and Digital Services Market Data. https://www.statista.com/topics/1164/social-networks/

13      International Workplace Group (IWG), Hybrid Working and Workplace Trends Report https://www.iwgplc.com/media-centre/research-reports

(Source: Grand View Research, Smart Office Market Report. Chart prepared by the Company based on publicly available information. Component split is illustrative.)

The Company believes it is well-positioned to participate in these market opportunities through its integrated service offerings encompassing system development and maintenance services, website design and development services and workspace solutions with embedded software. By serving customers across multiple industries and delivering both digital and workplace technology solutions, the Company seeks to capture opportunities arising from the continued digitalization and modernization of business operations.

Regional Dynamics and Hong Kong Market

In the Asia-Pacific region, IT spending continues to expand, supported by digital transformation initiatives across both private and public sectors. According to International Data Corporation, IT spending in Asia-Pacific (excluding Japan) is expected to reach approximately US$1.123 trillion in 202614.

In Hong Kong, government initiatives such as the Innovation and Technology Development Blueprint and digital transformation support programs further promote the adoption of technology solutions, particularly among small and medium-sized enterprises. These policies support demand for customized applications and enterprise systems across industries including real estate, logistics, retail and financial services.

Workspace solutions with embedded software Market Analysis (Technology-Enabled Workspace Products)

The workspace solutions with embedded software market, which forms the basis of our project-based service offerings, represents a sub-segment of the broader enterprise technology solutions and smart workplace products market. This segment focuses on platforms that enable enterprises to manage workflows, coordinate tasks, process documents, and facilitate internal and external communication through integrated digital environments.

Market Definition and Functional Scope

Workspace solutions with embedded software typically encompass a suite of functionalities designed to support day-to-day business operations, including workflow automation, document management, communication tools, reporting dashboards, and performance monitoring systems. These solutions are commonly delivered as integrated offerings that combine workplace hardware with embedded software functionalities, enabling users to enhance operational efficiency and workplace management through real-time system interaction.

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14      IDC, Asia-Pacific IT Spending Forecast (2026)., https://my.idc.com/getdoc.jsp?containerId=prAP53930325

Unlike traditional enterprise software, which may require significant upfront investment and implementation time, workspace solutions with embedded software are designed to provide flexible and scalable functionality that can be deployed incrementally and adapted to evolving operational requirements. As a result, such solutions are particularly relevant for small and medium-sized enterprises, as well as organizations undergoing digital transformation.

Market Growth and Demand Drivers

The growth of the workspace solutions with embedded software market is closely linked to broader enterprise digitalization and enterprise digitalization trends. According to Grand View Research, the global smart office market is expected to grow at a compound annual growth rate of approximately 13.9% from 2025 to 2030, driven by increasing adoption of workplace automation technologies, smart office infrastructure and digital workplace solutions.

Several structural factors underpin the expansion of the workspace solutions with embedded software market. First, the increasing complexity of business operations has created demand for integrated solutions that improve workplace efficiency, access management and operational visibility. Second, the rise of remote and hybrid working environments has accelerated the need for smart workplace technologies that facilitate flexibility, collaboration and space utilization. Third, enterprises are seeking to improve operational visibility and control through technology-enabled solutions that support monitoring, communication and workplace administration.

These factors collectively support the adoption of workspace solutions with embedded software as a core operational infrastructure rather than a supplementary tool.

Economic Characteristics and Revenue Model

From a commercial perspective, workspace solutions with embedded software are generally delivered as project-based engagements that include hardware, embedded software and installation services. Revenue is typically recognized upon delivery, installation and customer acceptance of the completed solution. This model differs from ongoing maintenance or support services, which may generate revenue over the applicable service period.

This structure creates several key economic characteristics:

•        Project-Based Revenue Generation:    Revenue is generally associated with individual customer deployments and workplace modernization projects.

•        Customer Retention and Stickiness:    Once integrated into a client’s workflow, workspace solutions with embedded software may involve switching costs, supporting long-term customer relationships.

•        Scalability:    Additional users or functionalities can often be added with limited incremental cost, enhancing operating leverage.

At the same time, service providers must maintain product quality, implementation capabilities and customer support standards to remain competitive and support customer satisfaction.

Competitive Landscape and Differentiation

The workspace solutions with embedded software market is highly competitive and includes smart workplace solution providers, enterprise technology vendors and niche solution developers. Large providers may offer standardized workplace products with broad functionality, while smaller providers often compete by delivering more customized and industry-specific solutions.

In this context, differentiation is typically achieved through the ability to:

•        Customize workflows and system features to specific client requirements

•        Integrate seamlessly with existing systems and data environments

•        Provide flexible deployment and configuration options

•        Deliver responsive support and ongoing system enhancements

Providers that combine customization capabilities with workplace technology expertise may be better positioned to address the needs of clients requiring both tailored functionality and continuous service access.

Relevance to Our Business Model

Our workspace solutions with embedded software are designed to provide integrated digital platforms that support clients’ operational processes, including workflow coordination, data management, communication and performance monitoring. These solutions are delivered on a subscription basis, aligning with industry trends toward recurring revenue models and continuous service delivery.

The integration of workspace solutions with embedded software with our customized development services enables us to offer a hybrid value proposition, where initial system implementation can be complemented by ongoing platform-based services. This approach allows us to build long-term customer relationships and participate in both project-based and recurring revenue segments of the digital services market.

Positioning of Our Business

Against this industry backdrop, we believe we are strategically positioned at the intersection of customized customized software development, technology-enabled workspace solutions and post-implementation support services. Our business model integrates project-based development capabilities with recurring, workspace solutions with embedded software and maintenance services, enabling us to address a broad spectrum of enterprise digital transformation needs.

Our website design and development services and system development services are aligned with the custom software development segment, where enterprises require tailored solutions to support specific operational workflows, system integration and industry-specific requirements. These services are typically project-based in nature and allow us to establish deep engagement with clients during the initial stages of system implementation.

Complementing these capabilities, our workspace solutions with embedded software represent a core component of our long-term growth strategy and position us within the customized software development and technology-enabled workspace solutions with embedded software segment. Through our workspace solutions with embedded software, we provide clients with technology-enabled workspace solutions that integrate software functionalities with workplace hardware and operational workflows that support workflow coordination, data management, communication and performance monitoring. Delivered on a subscription basis, these solutions generate follow-on maintenance revenue and enhance revenue visibility, while also strengthening customer retention due to the integration of such platforms into clients’ day-to-day operations.

This dual-service model enables us to participate in both implementation-driven and recurring revenue segments of the market. Initial customized development services often serve as an entry point for client acquisition, while our workspace solutions with embedded software provide ongoing service engagement and monetization opportunities over the longer term. As a result, we are able to build long-term customer relationships and enhance lifetime value through a combination of system implementation and continuous service delivery.

From a competitive perspective, we differentiate ourselves through our ability to deliver flexible, client-specific solutions without reliance on rigid standardized platforms, while simultaneously offering scalable subscription-based services that align with evolving enterprise needs. We believe this hybrid positioning enhances our resilience to market fluctuations, supports more stable revenue generation and positions us to capture opportunities across multiple segments of the digital services market.

BUSINESS

Overview

We are a technology-focused company headquartered in Hong Kong, specializing in the design, development and customized software development services, complemented by technology-enabled workspace solutions. We provide digital and operational solutions that support business process improvement, operational efficiency, internal controls and data analysis. We work with our customers across different stages of their operations and system development.

Our business is primarily project-based, with revenue generated from: (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software. We develop customized applications that support core business functions, including data management, workflow automation, document processing and communication. Our system development engagements typically cover system design, development, deployment and maintenance. We also provide workspace solutions with embedded software, including smart office hardware such as smart lockers and silent booths, which complement our digital offerings and support workplace operations.

We serve customers across a broad range of industries, including consulting, real estate, logistics, retail, financial services and other commercial sectors. Our customers include small and medium-sized enterprises and larger organizations. Our experience across industries enables us to design solutions that can be adapted to different operational requirements and integrated with existing systems.

Our business model is a hybrid model that combines project-based revenue from system development and web and mobile application development services with product-based and service-based revenue from workspace solutions with embedded software. In addition, we generate fixed-term maintenance revenue from post-implementation maintenance arrangements, although such revenue currently represents a smaller proportion of our total revenue.

We typically establish customer relationships through initial system development projects or product sales. These engagements may lead to follow-on services, including system enhancements, maintenance contracts and workspace solutions with embedded software. This approach enables us to generate upfront implementation revenue while also building longer-term customer relationships that support follow-on service engagements and maintenance arrangements. As a result, we are able to pursue new project opportunities while progressively increasing revenue visibility through fixed-term maintenance contracts and follow-on project opportunities.

For the year ended December 31, 2024, our total revenue was US$98,227, which increased by 1,767% to US$1,833,666 for the year ended December 31, 2025. Our revenue is derived from (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software, which contributed approximately 48.6%, 20.5% and 30.9%, respectively, to our total revenue for the year ended December 31,2025. The increase in revenue was primarily driven by (i) an increase in the number of projects undertaken and completed, and (ii) an increase in the average contract value of projects, particularly due to our expansion into integrated workspace solutions with embedded software. During the same period, our gross profit increased by 1,604.4% from US$80,278 to US$1,368,239, and our gross profit margin decreased from 81.7% to 74.6%. The decrease in gross profit margin was primarily attributable to a higher proportion of workspace solutions with embedded software, which carry direct hardware and product deployment costs, alongside increased direct labor costs and subcontractor service fees associated with scaling our project delivery operations.

AquaCore is a holding company limited by shares and established under the laws of the BVI on March 6, 2026; it has no business operation and uses a structure that involves an operating subsidiary based in Hong Kong. Our structure involves risks to the investors. Regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless.

Our Services and Solutions

Our integrated service offerings are designed to support the digital transformation and operational modernization of businesses across various industries. We provide customized technology solutions that address both digital and physical workplace requirements through three principal service categories: (i) System Development and Maintenance

Services, (ii) Website Design and Development Services, and (iii) Workspace Solutions with Embedded Software. Together, these services enable us to support our customers throughout different stages of their operational and technological development.

(i)     System Development and Maintenance Services

Our system development and maintenance services focus on designing, developing and implementing customized enterprise systems that address specific operational requirements. These solutions are tailored to support workflow automation, data management, operational monitoring, reporting and communication functions. Projects typically involve system architecture design, backend development, deployment and post-implementation maintenance services.

We work closely with customers to understand their operational requirements and develop solutions that integrate with their existing systems and business processes. Our maintenance services provide ongoing technical support, bug fixes and system upkeep following project completion.

(ii)    Website Design and Development Services

Our website design and development services help businesses establish and strengthen their digital presence. We design and develop customized websites and web-based applications tailored to our customers’ branding, marketing and operational requirements.

These projects typically involve user interface design, front-end and back-end development, content management integration and deployment. Our solutions are designed to improve customer engagement, enhance online visibility and support business operations through accessible and user-friendly digital platforms.

(iii)   Workspace Solutions with Embedded Software

To complement our software development capabilities, we provide workspace solutions with embedded software that integrate workplace hardware with digital functionalities. Our workspace solutions primarily include smart lockers, smart letter boxes and silent booths designed to enhance workplace efficiency, improve user experience and support modern workplace environments.

These solutions combine physical infrastructure with embedded software functionalities that enable access management, utilization monitoring, communication and operational administration. The solutions are typically delivered as bundled offerings comprising hardware, embedded software and installation services, enabling customers to implement technology-enabled workplace solutions with minimal integration effort.

Through these integrated service offerings, we are able to support customers across multiple stages of their digital transformation and workplace modernization initiatives. Our engagements typically begin with an assessment of customer requirements and may range from website development projects to enterprise system implementation and workspace technology deployment. While the scope and complexity of each engagement vary depending on customer needs, our project delivery approach follows a structured process designed to facilitate effective communication, project execution and customer satisfaction.

Project Development and Client Engagement Process

We primarily obtain customers through referrals, repeat customer engagements, business networking, and management relationships within our target industries. We also utilize our corporate website, direct business development activities, and industry referrals to identify potential customers. Our sales and business development personnel are generally compensated through fixed salaries and, where applicable, discretionary performance-based incentives or commissions.

Our customer engagements typically begin with an initial scoping and requirements discussion, during which we assess the customer’s operational needs and propose a suitable solution. Following project confirmation, we generally enter into service agreements, project agreements, statements of work, or project confirmation documents with our customers. These agreements typically set forth the project scope, deliverables, development milestones, payment schedules, intellectual property ownership, confidentiality obligations, acceptance procedures, limitation of liability provisions, and maintenance or support arrangements, where applicable. Our development process generally consists of project planning, UI/UX design, application development, internal testing, user acceptance testing (“UAT”), deployment, and post-launch support. Prior to project delivery, we conduct internal functionality testing and collaborate with customers to perform UAT procedures to confirm that the application functions substantially in accordance with agreed specifications and operational requirements. Project duration varies depending on project scope and complexity. Smaller website projects may typically be completed within several weeks, while larger customized application development projects may extend over several months and involve multiple implementation phases with revenue recognized upon final system delivery and customer acceptance. We engage independent third-party developers, designers, or technical consultants to support certain projects where additional technical resources or specialized expertise are required. Such subcontracting arrangements are generally project-specific and subject to confidentiality and work-product ownership obligations.

Depending on the terms of the relevant customer agreement, we may provide limited post-delivery warranty support periods relating to application functionality, bug fixes, or technical issues identified following deployment. Where applicable, we also provide post-implementation maintenance or system enhancement services pursuant to separate maintenance arrangements. Throughout the engagement lifecycle, we seek to maintain customer satisfaction through ongoing communication, project management oversight and post-deployment support.

•        System Development and Maintenance Services:    We architect backend platforms designed to support enterprise infrastructure and optimize client workflows. These engagements feature a dual-value proposition encompassing a comprehensive system development phase followed by a post-completion maintenance support phase. We account for these deliverables as two separate performance obligations because our core development services provide immediate, standalone operational utility to our clients upon delivery, while our subsequent technical maintenance functions as a distinct support mechanism ensuring long-term platform uptime and stability. Revenue allocated to system development is recognized at a point in time upon client acceptance, while maintenance revenue is deferred and recognized over time on a straight-line basis over the active 18-month maintenance window, offering our clients ongoing operational peace of mind.

•        Website Design and Development Services:    We build customized, fully functional web interfaces tailored to our clients’ unique operational specifications. These engagements are typically highly efficient, short-term projects (completed within approximately one month) that drive rapid point-in-time revenue generation upon customer acceptance and serve as an effective customer acquisition channel for our broader IT services.

•        Workspace Solutions with Embedded Software:    To complement our digital offerings, we provide physical smart office products — specifically Smart Letter Boxes, Silent Booths, and Smart Lockers. These products facilitate the physical transformation of our clients’ workspaces, supporting modern, distributed, and secure office environments. Revenue for these hardware solutions is recognized at a point in time upon delivery, installation, and customer acceptance, when control of the integrated solution transfers to the customers.

Meeting Client Expectations

We strive to meet client expectations through a consultative delivery model. In today’s fast-paced market, enterprises expect rapid time-to-value, seamless integration, and post-deployment reliability. We address these expectations through:

•        Rapid Deployment & Time-to-Market:    For our Website Design services, our streamlined project-based delivery process allows us to deliver fully functional, customized platforms in approximately one month, allowing clients to quickly capitalize on digital engagement opportunities.

•        Holistic Problem Solving:    Clients increasingly seek unified vendors for corporate modernization. By providing both the digital infrastructure (custom software) and the physical infrastructure (smart booths and lockers), we eliminate the friction of managing multiple specialized vendors.

•        Guaranteed Post-Launch Reliability:    Enterprise clients require assurance that mission-critical systems will remain operational and up-to-date. Our standard 18-month maintenance agreements directly address this expectation, providing dedicated technical support, bug fixes, and system optimization long after the initial deployment.

Key Operating Metrics

While fixed-term maintenance revenue currently represents a smaller portion of our total revenue, we expect its contribution to increase over time as our portfolio of completed system development projects grows and generates additional post-implementation maintenance arrangements. Management actively monitors several key performance indicators (KPIs) to evaluate business performance, allocate resources, and forecast future financial results:

•        Revenue Mix and Deferred Revenue:    We track the proportion of point-in-time revenue (website development and hardware delivery) versus over-time revenue (18-month system maintenance). Our deferred revenue schedule is a useful metric that provides visibility into near-term contracted revenue flows from maintenance obligations.

•        Gross Margin by Segment:    We analyze margins across our three revenue streams. System development typically yields distinct margin profiles compared to the hardware-centric Workspace solutions with embedded software, allowing us to assess and manage our revenue mix to support improved profitability.

•        Project Pipeline and Backlog:    Our pipeline consists of potential contracts under negotiation, while our backlog represents contracted revenue that has not yet been recognized (including undelivered hardware and unamortized maintenance services). This metric is vital for assessing near-term revenue predictability.

•        Resource Utilization Rate:    For our system development and website design services, we monitor the utilisation of our technical staff’s billable hours as an indicator of project delivery efficiency and operating leverage.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting Our Results.”

Key Benefits of Our Solutions

Our solutions are engineered to deliver tangible operational and strategic benefits, driving strong return on investment (“ROI”) for our clients:

•        Operational Efficiency and Cost Reduction:    By replacing legacy manual processes with automated workflows and centralized data management, our custom systems significantly reduce administrative overhead and mitigate human error.

•        Workspace Modernization and Employee Experience:    Our physical Workspace solutions with embedded software (Silent Booths, Smart Lockers) directly support the transition to hybrid work models, providing employees with the privacy, security, and flexibility required in modern corporate real estate environments.

•        Seamless Integration with Legacy Systems:    Unlike rigid, off-the-shelf software, our bespoke applications are architected to integrate seamlessly with existing ERPs, CRMs, and third-party payment gateways via robust APIs, ensuring operational continuity during digital transitions.

•        Data-Driven Decision Making:    Our systems break down data silos, aggregating operational data in real-time to provide management teams with unified, dashboard-level visibility for informed decision-making.

Competitive Strengths

We believe our strong market position and historical growth are driven by the following competitive strengths:

•        Highly Synergistic, Hybrid Revenue Model:    Our ability to combine bespoke, project-based IT development and smart hardware sales with long-term maintenance contracts sets us apart. This model allows us to capture significant upfront implementation and delivery revenue while building a contracted revenue base from fixed-term 18-month post-implementation maintenance arrangements, enhancing near-term revenue visibility.

•        Mission-Critical, Integration-Focused Architecture:    Unlike rigid, off-the-shelf software, our digital solutions are custom-architected to integrate seamlessly with our clients’ existing legacy systems. We minimize operational disruption while significantly upgrading enterprise capabilities.

•        Holistic Approach to Enterprise Transformation:    By offering both digital infrastructure (software/websites) and physical infrastructure (smart lockers/booths), we are uniquely positioned to serve as a single-source vendor for comprehensive corporate modernization.

•        Efficient, Consultative Delivery Model:    We utilize a consultative go-to-market strategy. By clearly defining project scopes and executing structured delivery process — particularly in our website design segment — we lower the barrier to entry for new clients and accelerate time-to-revenue.

•        Robust Financial Controls and ASC 606 Alignment:    Our revenue recognition framework is strictly aligned with U.S. GAAP (ASC 606) standards. Our clear delineation of performance obligations — whether point-in-time delivery for websites and hardware, or over-time recognition for maintenance — demonstrates strong internal controls and provides investors with transparent, high-quality financial reporting.

Market Opportunities

We operate in a rapidly expanding total addressable market, propelled by structural macro-trends in enterprise technology and workplace evolution.

•        Accelerating Digital Transformation:    Enterprises in Hong Kong and the broader Asia-Pacific region are under immense pressure to digitize legacy workflows to remain competitive. We are well-positioned to capture the growth momentum driven by government digitization initiatives and a tech-savvy population.

•        Evolution of the Modern Workspace:    The global shift toward hybrid work environments has created intense demand for smart physical office solutions. Our Silent Booths and Smart Lockers directly address the need for privacy, security, and flexibility in modernized corporate real estate.

•        Underserved SME and Mid-Market Segments:    While large enterprises often have the resources for massive IT overhauls, SMEs and mid-market organizations are frequently underserved by standardized software that fails to meet their specific operational nuances. Our bespoke, scalable solutions directly address this critical market gap.

Growth Strategies

Our objective is to solidify our position as a premier provider of customized digital and physical workspace solutions with embedded software in the region. We intend to drive sustainable, long-term shareholder value through the following strategies:

•        Deepen Penetration within the Existing Customer Base:    We will continue to leverage our land-and-expand model to cross-sell our services. Clients who initially purchase Workspace Solutions (hardware) are prime candidates for our System Development services, and vice versa.

•        Expand Recurring Revenue Streams:    We intend to increase the volume and duration of our post-completion maintenance contracts. As our installed base of custom systems grows, our high-margin, over-time maintenance revenue will compound, providing increased financial stability.

•        Expand Our Client Base Across Core and Adjacent Verticals:    We plan to aggressively target new clients in our core industries — financial services, logistics, real estate, and retail — while expanding into adjacent sectors that are ripe for both digital disruption and physical workspace modernization.

•        Invest in Next-Generation Capabilities:    We are committed to continuous product innovation. We intend to allocate capital toward enhancing our technical infrastructure, specifically focusing on the integration of AI-enabled functionalities and advanced hardware features for our Workspace solutions with embedded software segment.

•        Pursue Strategic Geographic Expansion:    While our foundation in Hong Kong is strong, we believe our scalable architecture and tangible hardware products are highly exportable. We plan to explore geographic expansion into high-growth markets across Southeast Asia and the broader Asia-Pacific region.

Our Customers

We serve a diversified customer base across multiple industries and business sizes. Our clients include small and medium-sized enterprises (“SMEs”) and mid-market corporations operating primarily within the private sector.

Our customers operate in various industry verticals, including financial services, logistics, real estate, and retail, many of which are undergoing digital transformation. They typically engage us to develop customized applications to replace legacy systems, automate manual workflows, or support new digital functionalities, such as online-to-offline (“O2O”) platforms and mobile applications.

Our customer engagements are generally project-based and may vary in size and duration. We typically adopt an iterative and consultative development approach, under which initial engagements — such as the development of a minimum viable product (“MVP”) or specific system modules — may lead to follow-on projects. These subsequent engagements may include additional development phases, system enhancements, integration of new functionalities, and, in certain cases, ongoing maintenance and support services.

While we seek to expand and maintain a diversified customer base, our revenue in any given period may be influenced by a limited number of customers or large-scale projects. For the fiscal year ended December 31, 2025, revenue generated from our largest customer accounted for approximately 10.86% of our total revenue. For the fiscal year ended December 31, 2024, revenue generated from our largest customer accounted for approximately 36.06% of our total revenue. The largest customer in 2025 was different from each of the customers that individually accounted for more than 10% of our total revenue in 2024. Revenue generated from our five largest customers in aggregate accounted for approximately 32.14% and 100% of our total revenue, respectively. Certain of our customer relationships are recurring in nature, and some customers have engaged us across multiple projects and development phases over several years. Although our business has not historically been subject to material seasonality, the timing of customer procurement cycles, budget approvals, project commencements, and system deployment schedules may affect the timing of revenue recognition and project execution in certain reporting periods. The loss of one or more significant customers, delays in project execution, or reductions in customer spending on technology services could adversely affect our results of operations.

Our Suppliers

In delivering our customized Website Design and Development Services, we rely on a range of third-party suppliers, technology vendors, and service providers.

Our suppliers primarily include providers of software development tools, cloud infrastructure services, licensed frameworks, application programming interfaces (APIs), and, where applicable, payment gateway and other integration services. We utilize these technologies within our development and deployment processes to design, build, test, and integrate functionalities into our clients’ applications.

We generally do not enter into exclusive arrangements with our suppliers, and alternative providers are available for most of the tools and technologies we use. However, our operations depend on the continued availability, performance, and reliability of these third-party services. Any disruption in service, changes in pricing or licensing terms, or termination of access to key technologies could result in project delays, increased costs, or limitations in our ability to deliver solutions to our customers.

In addition, certain of our solutions require integration with third-party platforms or services, and our ability to deliver such solutions may be affected by the performance and compatibility of these external systems.

Our Competitive Strengths and Positioning

We are uniquely positioned at the intersection of digital transformation and physical workspace modernization. We believe we compete favorably against both traditional IT consultancies and pure-play hardware vendors due to the following core strengths:

•        Synergistic, Hybrid Revenue Model:    Our ability to capture upfront implementation and delivery revenue (via system builds and hardware sales) while simultaneously building a contracted revenue base from fixed-term post-implementation maintenance arrangements (typically spanning 18 months) provides a highly attractive, resilient financial profile.

•        End-to-End Enterprise Modernization:    We are positioned as a comprehensive transformation partner. Our dual expertise in architecting mission-critical backend software and deploying physical smart office hardware allows us to address the holistic needs of the modern enterprise in a way that fragmented competitors cannot.

•        Efficient Delivery and Scalable Architecture:    Our consultative approach and structured project delivery model lower the barrier to entry for clients. We can rapidly deploy a website in one month, deliver physical smart lockers within the agreed timeline, and scale up to a multi-year enterprise system integration as the client’s needs mature.

•        Rigorous Financial Discipline:    Our contracting and delivery models are strictly aligned with U.S. GAAP (ASC 606) standards. Our clear delineation of performance obligations demonstrates strong internal controls, providing a transparent, reliable foundation for public market investors.

Intellectual Property

We do not currently have any registered trademarks or patents. We ensure that access to our code base is restricted only to authorized personnel on a need-to-know basis.

Currently, we own the domain name “Oceanicbounty.com.hk”, which will expire on November 19, 2026 unless renewed by us. We intend to continuously renew this domain name. The information contained in, or accessible from, this website or any other website does not constitute a part of this prospectus.

Although we do not have any registered patents or trademarks for our technology, we consider our code base and know-how related to our IT and workspace solutions platform to be proprietary and protect them as trade secrets. We achieve this protection through confidentiality agreements with our employees and contractors and by restricting access to our code base. However, there can be no assurance that these measures will be sufficient to prevent misappropriation of our technology.

Properties

As of the date of this prospectus, we entered into the following lease agreements: the sublease covers Workshop 12, Lofter Grand, Kwun Tong, at a monthly rent of $2,400 with a $5,800 security deposit. It includes rates and management fees, requires the sublessee to pay electricity and internet, and importantly, provides no option to renew beyond the stated term.

Location	Term of Lease	Rent	Usage
Workshop 12, Lofter Grand on 3/F, Lanton Industrial Building, No.99 Wai Yip Street, Kwun Tong, Hong Kong	December 1, 2024 to November 30, 2025 AND December 1, 2025 to November 30, 2026	HK$2,400 per month	Office

A copy of the lease agreement is filed as Exhibit 10.6 to this registration statement.

Employees

As of December 31, 2025 and 2024, we had 5 and 3 full-time employees, respectively. Our workforce is located in Hong Kong.

As of April 30, 2026, as a small business with a lean organizational structure, our four personnel perform multiple roles across technical, instructional, sales and administrative functions. Our employees were categorized by major functions as follows:

Function	Number of Employees
Director	1
Marketing Manager	1
Designer	1
Human Resources and Administration Officer	1
Total	4

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel. Our remuneration package includes salary. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong. We currently do not maintain business interruption insurance coverage.

We generally rely on confidentiality and intellectual property protection provisions in employment and contractor arrangements and do not currently maintain material non-competition agreements with our employees.

Sales and Marketing

We primarily obtain customers through referrals, repeat customer engagements, business networking, and management relationships within our target industries. We also utilize our corporate website, direct business development activities, and industry referrals to identify potential customers.

Our sales and business development personnel are generally compensated through fixed salaries and, where applicable, discretionary performance-based incentives or commissions. Commission arrangements, when offered, are structured as a percentage of contract value and are payable upon customer acceptance and receipt of payment

Insurance

We consider our insurance policies to be adequate and in line with the industry standard. As of the date of this prospectus, we have maintained the following key insurance policies: employees’ compensation for our employees that include work injury under the regulatory requirements in Hong Kong. We currently do not maintain directors’ and officer’s liability insurance, key man life insurance covering any of our directors, executive officers, or other key personnel.

As of the date of this prospectus, our employee and customers have not made any material insurance claim in respect of the IT solution services we provided, and we did not make any material claims on insurance.

Please refer to the section headed “Risk Factors — Risks related to our business and industry — We may not be adequately insured against losses and liabilities arising from our operations” in this prospectus for more details.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the fiscal years ended December 31, 2025 and 2024 and as of the date hereof, neither we nor any of our subsidiaries have been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

REGULATIONS

This section sets forth a summary of the material laws and regulations that affect our operating subsidiary’s business and operations in Hong Kong. Information contained in this section should not be construed as a comprehensive summary nor a detailed analysis of laws and regulations applicable to the business and operations of our operating subsidiary. This overview is provided as general information only and is not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong on our business and operations.

Hong Kong Regulations Related to Business Registration

Business registration requirement.    The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, our operating subsidiary holds valid business registration certificate.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)     under section 5, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)    under section 6, where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the Supply of Services (Implied Terms) Ordinance. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the Supply of Services (Implied Terms) Ordinance, it may (subject to the Control of Exemption Clauses Ordinance) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

Regulations related to employment and employee protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong).    The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong).    The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees.

Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong).    The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong).    The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”) provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trade mark, including selling and importing goods bearing a forged trade mark, or possessing or using equipment for the purpose of forging a trade mark.

Patents Ordinance (Chapter 514 of the Laws of Hong Kong) provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. Pursuant to Patents (Amendment) Ordinance 2016, which came into full effect in Hong Kong on 19 December 2019 provide a new framework for a new patent system — an “original grant patent” system, running in parallel with the “re-registration” system.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”) provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and regulations related to taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty, currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Lixia, HE	47	Chairperson of the Board of Directors, Chief Executive Officer and Director
King Yiu, KWOK	42	Chief Financial Officer Nominee
Ho Leung Kevin, KWOK	48	Independent Director – Audit Nominee
Chi Chung Henry, CHENG	38	Independent Director – Compensation Nominee
Qian, HE	37	Independent Director – Strategy Nominee

____________

*        Each of our independent director nominees has consented to serve as an independent director of the Company effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. Upon such effectiveness, we expect to establish our audit committee and appoint committee members in accordance with Nasdaq corporate governance requirements applicable to foreign private issuers.

Our directors are appointed in accordance with our amended and restated memorandum and articles of association and will hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Executive officers are appointed by and serve at the discretion of our board of directors. As of the date of this prospectus, none of our directors, independent director nominees, or executive officers has been appointed pursuant to any arrangement or understanding with any person other than the Company.

Ms. Lixia, HE has served as the Chairperson of the Board of Directors of the Company since February 23, 2026. Prior to the effectiveness of this registration statement, the Company did not have a formally appointed Chief Executive Officer. During such period, Ms. Lixia, HE, the Company’s Chairperson of the Board of Directors, was responsible for overseeing the Company’s day-to-day management and operations. Upon the effectiveness of this registration statement, Ms. HE will be appointed as the Company’s Chief Executive Officer. Since 2025, she has served as the Chief Executive Officer of Yinhua Trust. Prior to that, she held senior executive and advisory roles across investment banking, capital markets, and trust and financial services in the PRC, accumulating over two decades of experience in equity and debt financing, cross-border listings, and strategic management. Ms. HE holds a Bachelor’s degree. Her qualifications to serve as our Chairperson and Chief Executive Officer include her extensive experience in capital markets operations, investment banking, and corporate strategy.

Mr. King Yiu KWOK will be the Chief Financial Officer of the Company upon the effectiveness of our registration statement. Since January 2024, he has served as the Founder of Kwok King Yiu CPA (Practising), providing audit services for SMEs, charities, and SFC-registered bodies. Concurrently, he serves as the Founder of QDD Hong Kong Limited, offering one-stop comprehensive company secretarial support services. Prior to his current roles, from May 2019 to January 2024, Mr. KWOK served as the Chief Financial Officer and Chief Operating Officer of the Hong Kong Branch of Shunho Group (SZ.002565), where he managed family assets, led M&A negotiations, and formed new local teams for health product development. He has over 15 years of tax practice experience in international accounting firms, including KPMG and RSM, and practical experience in FATCA and CRS compliance in investment banking at BNP Paribas. Mr. KWOK earned a Bachelor of Business Administration, majoring in Finance and Marketing, from the Hong Kong University of Science and Technology. He is a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants (Practising). His qualifications to serve as our Chief Financial Officer include his extensive experience in auditing, financial management, tax compliance, corporate restructuring, and M&A advisory.

Mr. Ho Leung Kevin, KWOK will be an independent director of the Company prior to the closing of the Offering. He is a Certified Public Accountant (Practising) registered under the Accounting and Financial Reporting Council Ordinance (Cap. 588) of Hong Kong, with extensive experience in audit, assurance, taxation, accounting, and corporate compliance. Since June 2025, he has served as the Founder and Managing Director of Poseidon CPA Limited, providing comprehensive professional services to a diverse clientele. Since March 2020, he has also served as the Founder and Partner of T&K CPA Co. Prior to founding his own firms, Mr. KWOK served as an Audit Manager at Moore Stephens CPA Limited from October 2016 to February 2020, where he managed audit engagements for listed companies in the United States and Hong Kong, multinational corporations, and private enterprises. Mr. KWOK’s qualifications to serve on our board include his extensive experience in auditing standards and methodologies, initial public offering processes and listing requirements, financial reporting integrity, regulatory compliance, and corporate governance.

Mr. Chi Chung Henry, CHENG will be an independent director of the Company prior to the closing of the Offering. Since March 2025, he has served as the Manager of the Customer Experience and Growth Department at the Hong Kong Jockey Club, responsible for premium client relationship management and high-net-worth client services. Prior to that, he held Vice President and senior advisory roles at a number of leading international financial institutions, including Fubon Bank, DBS Private Bank, Citibank Private Bank, UBS, Credit Suisse, and Standard Chartered Bank, accumulating over 14 years of experience in private banking, wealth management, and regulatory compliance across Greater China and Asia Pacific. Mr. CHENG graduated from the College of William & Mary with a Bachelor of Business Administration in Finance. He holds Type 1 and Type 4 licences issued by the Securities and Futures Commission of Hong Kong, and is a registered Senior Accreditation Qualification (SAQ) wealth management advisor. Mr. CHENG’s qualifications to serve on our board include his extensive experience in international wealth management, private banking, regulatory compliance, and high-net-worth client advisory.

Mr. Qian, HE will be an independent director of the Company prior to the closing of the Offering. Since 2022, he has served as the General Manager of Shenzhen ShenAnCheng Technology Co., Ltd., where he is responsible for overseeing comprehensive corporate management, execution of business strategies, and operational oversight. Prior to this role, from 2018 to 2022, Mr. HE served as a Sales Manager at Han’s Laser Corp (USA) in San Jose, California, where he directed commercial sales strategies and market expansion initiatives in North America. From 2014 to 2018, he served as a Marketing Manager for Bayer AG in Shanghai, managing brand positioning and regional marketing campaigns. Mr. HE’s qualifications to serve on our board include his extensive cross-border management experience, his background in international sales and marketing strategy, and his operational leadership within the technology and commercial sectors.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect that Mr. Ho Leung Kevin, KWOK will serve as the chairperson of the audit committee, Mr. Chi Chung Henry, CHENG will serve as the chairperson of the compensation committee, and Mr. Qian, HE will serve as the chairperson of the nominating and corporate governance committee.

Other Directorships

None of our directors or independent director nominees currently serve, or have served during the past five years, as directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Family Relationships

As of the date of this prospectus, there are no family relationships among our directors and executive officers.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of or affiliated with the CCP. During the past ten years, none of our directors, executive officers, independent director nominees, or control persons has been involved in any legal proceeding required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq Listing Rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. Furthermore, while our officers and directors remain exempt from the short-swing profit recovery provisions under Section 16(b) of the Exchange Act, pursuant to the Holding Foreign Insiders Accountable Act (“HFIAA”), they are no longer exempt from the insider reporting requirements under Section 16(a) of the Exchange Act and are required to file beneficial ownership reports (Forms 3, 4, and 5) with the SEC. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

As a “foreign private issuer,” as defined by the SEC, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by the Nasdaq Capital for U.S. companies. The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the corporate governance requirements of the Nasdaq Capital:

•        Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•        Exemption from the requirement that our board of directors be composed of independent directors.

•        Exemption from the requirement that our audit committee have a minimum of three members.

•        Exemption from the requirement that we hold annual shareholders’ meetings.

•        Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirement that independent director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq Capital. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq Capital corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq Capital, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq Capital. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt: (i) a Code of Business Conduct and Ethics; (ii) an Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the Nasdaq Listing Rules.

Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of our directors. Subject to the listing rules of Nasdaq Capital and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq Listing Rules. A controlled company is not required to comply with the Nasdaq Capital corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Listing Rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Ho Leung Kevin, KWOK, Chi Chung Henry, CHENG, and Qian, HE. Mr. Ho Leung Kevin, KWOK will be the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 803(A) of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ho Leung Kevin, KWOK qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related-party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Chi Chung Henry, CHENG, Ho Leung Kevin, KWOK, and Qian, HE. Mr. Chi Chung Henry, CHENG will be the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 803(A) of the Nasdaq Listing Rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Qian, HE, Ho Leung Kevin, KWOK, and Chi Chung Henry, CHENG. Mr. Qian, HE will be the chairperson of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 803(A) of the Nasdaq Listing Rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of Shares in our company, including the registration of such Shares in our share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period. A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors, (ii) dies or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our company, or (iv)is removed from office pursuant to our Articles.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon providing three-months advance written notice. An executive officer may resign anytime with a three-month advance written notice.

Each executive officer has agreed to hold, during his or her employment and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective customers, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being a director or officer of our company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended December 31, 2025 and 2024, we paid an aggregate compensation of US$Nil and US$Nil, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Incentive Plans

As of the date of this prospectus, we have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2025 and 2024, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, Directors, Director nominees and 5% or greater beneficial owners of our Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, Directors, Director nominees or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the Underwriter’s over-allotment option has not been exercised.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Beneficial Owners(1)	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering(2)
	Number of Ordinary Shares	Approximate percentage of Ordinary Shares	Number of Ordinary Shares	Approximate percentage of Ordinary Shares
Directors and Executive Officers:
Lixia, HE(3)	15,020,000	75.1%	15,020,000	57.2%
King Yiu, KWOK*	—	—	—	—
Ho Leung Kevin, KWOK*	—	—	—	—
Chi Chung Henry, CHENG*	—	—	—	—
Qian, HE*	—	—	—	—
All directors and executive officers as a group	15,020,000	75.1%	15,020,000	57.2%
5% shareholders:
Lixia, HE(3)	15,020,000	75.1%	15,020,000	57.2%
Aurora Grove Limited(3)	15,020,000	75.1%	15,020,000	57.2%
Yumo, LAI(4)	4,000,000	20.0%	4,000,000	15.2%
Hazber LTD(4)	4,000,000	20.0%	4,000,000	15.2%

____________

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States.

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is Workshop 12, Lofter Grand on 3/F, Lanton Industrial Building, No. 99 Wai Yip Street, Kwun Tong, Hong Kong.

(2)      Applicable percentage of ownership prior to this Offering is based on 20,000,000 Ordinary Shares outstanding as of the date of this prospectus. Applicable percentage of ownership is based on 26,250,000 Ordinary Shares outstanding immediately after this Offering, assuming the Underwriter does not exercise the over-allotment option.

(3)      Comprised of 15,020,000 Ordinary Shares owned by Aurora Grove Limited, a British Virgin Islands business company with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, which is wholly owned by Lixia, HE. Therefore, Lixia, HE has the voting and dispositive control over the shares held by the entity.

(4)      Comprised of 4,000,000 Ordinary Shares owned by Hazber LTD, a British Virgin Islands business company with registered address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, which is wholly owned by Yumo, LAI. Therefore, Yumo, LAI has the voting and dispositive control over the shares held by the entity.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are our related party transactions that occurred since the beginning of the years ended December 31, 2025 and 2024. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding two financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Before the completion of this Offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

•        whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for the Company to enter into the related party transaction;

•        whether the related party transaction would impair the independence of an outside director;

•        whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

•        any pre-existing contractual obligations.

The following is a list of related parties which the Company has transactions with:

Name	Relationship with the Group
Mr. YAU Ming Lam (“Mr. YAU”)	Shareholder of Oceanic from August 1, 2024 to December 8, 2025 and director of Oceanic since August 1, 2024
Mr. CHEUK Lap (“Mr. CHEUK”)	Shareholder and director of Oceanic since March 19, 2024 and resigned on February 27, 2025
Mr. TSANG Yiu Cho (“Mr. TSANG”)	Shareholder and director of Oceanic since February 20, 2023 and resigned on March 19, 2024

Related party transactions

	For the period up to the latest practicable date (Unaudited)	As of
		December 31, 2025	December 31, 2024	December 31, 2023
		(Audited)	(Audited)	(Unaudited)
	US$	US$	US$	US$
Amount due from a related party:
Mr. YAU	—	384,102	1,925	—

Amount due to a related party:
Mr. YAU	12,071	—	—	—
Mr. CHEUK	—	—	18,781	—
Mr. TSANG	—	—	—	12,103
	12,071	—	18,781	12,103

The amounts due from/to related parties primarily represented the advances from/to the related parties by the Group. The balances were non-trade in nature, unsecured, non-interest bearing and repayable on demand.

Dividends

Dividends declared to the Oceanic’s shareholder for the financial years ended December 31, 2025 and 2024 were:

For the years ended
	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
	US$	US$
Mr. YAU	897,436	—

On December 1, 2025, Oceanic declared an interim dividend of US$897,436 (equivalent of HKD7,000,000) payable to its sole shareholder, Mr. YAU. In accordance with a director’s resolution, the dividend was settled on a non-cash basis by way of offset against an outstanding balance due from Mr. YAU. Accordingly, no cash payment was made, and the transaction was accounted for as a non-cash related party transaction.

Transactions with Related Parties

Remuneration to the director of Oceanic for the financial years ended December 31, 2025 and 2024 were:

For the years ended
	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
	US$	US$
Mr. YAU	44,872	—

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands, or the “Cayman Companies Act,” on February 6, 2026. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 500,000,000 ordinary shares of par value $0.0001 each. As of the date of this prospectus, there are 20,000,000 ordinary shares issued and outstanding. Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 26,250,000 ordinary shares issued and outstanding. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [•].

Listing

We have applied to list the ordinary shares on the Nasdaq Capital Market under the symbol “YHTE.”

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is [•], at [•].

Objectives of Our Company

Under our memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

•        the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

•        our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

A resolution put to a vote at a shareholder meeting shall be decided on a poll. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, if shares are divided into separate classes, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

•        increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

•        consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•        convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

•        sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•        cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

•        either alone or jointly with any other person, whether or not that other person is a shareholder; and

•        whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

•        issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

•        with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

•        purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable requirements set forth in the Articles and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

•        where the ordinary shares are fully paid, by or on behalf of that shareholder; and

•        where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        the Ordinary Share transferred is fully paid and free of any lien in favor of us;

•        any fee related to the transfer has been paid to us; and

•        the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records(except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company).

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

•        he is prohibited by the law of the Cayman Islands from acting as a director;

•        he is made bankrupt or makes an arrangement or composition with his creditors generally;

•        he resigns his office by notice to us;

•        he only held office as a director for a fixed term and such term expires;

•        in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

•        he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

•        he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

•        without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A general notice by any director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm, shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest.

After such notice, a director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein. If he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered.

Capitalization of Profits

The directors may resolve to capitalize:

•        any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

•        any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•        to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        the act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect. Our Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Ordinary Shares — General Meetings of Shareholders.” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) absents himself from three consecutive meetings of the board without special leave of absence from the directors and the other directors resolve that he has vacated office; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism

Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 26,250,000 Ordinary Shares (or 27,187,500 Ordinary Shares if the Underwriter exercises its over-allotment option in full). All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates”, as that term is defined in Rule 144 promulgated under the Securities Act, without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Ordinary Shares, and while we plan to apply to list our Ordinary Shares on Nasdaq Capital, we cannot assure you that a regular trading market for our Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-up Agreements

We have agreed not to, for a period of [•] from the closing of the offering (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed); (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, without the prior written consent of the Underwriter.

Furthermore, each of our directors and executive officers and shareholders holding 5% or more (immediately prior to this offering) of the issued and outstanding Ordinary Shares or the equivalent voting power of the same has also entered into a similar lock-up agreement for a period of [•] from the closing of the offering, subject to certain exceptions with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. Pursuant to such lock-up agreements, each of our directors, executive officers and such shareholders has agreed, subject to limited exceptions set forth in such lock-up agreement the form of which is filed with our registration statement on Form F-1, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of [•] from the closing of the offering, without the prior written consent of the Representative.

Other than this Offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares issued outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned our restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell an unlimited number of the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction.

Persons who are our affiliates (including persons beneficially owning [•]% or more of our issued and outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        [•]% of the number of Ordinary Shares then outstanding; or

•        the greater of [•]% or the average weekly trading volume of our Ordinary Shares on the Nasdaq Capital during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased Ordinary Shares under a written compensatory plan or other written agreement executed prior to the completion of this Offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments, executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenue gains from the sale of Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of Ordinary Shares are affected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

•        According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose death occurs on or after February 11, 2006.

Material United States Federal Income Tax Considerations

The following discussion of certain U.S. federal income tax considerations is based on the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder. This discussion has been reviewed by [Name of U.S. Tax Counsel], our U.S. tax counsel.

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        subchapter S corporations;

•        dealers or traders in securities, commodities or currencies;

•        individual retirement and other deferred accounts;

•        taxpayers that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        the Company’s officers or directors;

•        holders who are not U.S. Holders;

•        persons that acquired our Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons that directly, indirectly, or constructively own 5% or more of all classes of our stock (by vote or value); or

•        partnerships (including all entities and arrangements treated as partnerships) for U.S. federal income tax purposes, or beneficial owners of such partnerships.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, AND IS ONLY A SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. THE U.S. FEDERAL INCOME TAX TREATMENT OF PROSPECTIVE INVESTORS IN OUR ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR Ordinary Shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares. Because we do not intend to determine our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that any distribution we pay will be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a preferential capital gains tax rate applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq Capital. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the preferential tax rate. The United States has not entered into a comprehensive tax treaty with either Hong Kong or the Cayman Islands. It is our intention that our Ordinary Shares be approved for listing on a national securities exchange in the United States (such as Nasdaq Capital). If we are listed on a national securities exchange in the United States, and otherwise meet the above requirements, dividends we pay on our Ordinary Shares would be eligible for the preferential rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the preferential rate for dividends paid with respect to our Ordinary Shares.

Dividends will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of certain foreign taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes imposed may instead claim a deduction, for U.S. federal income tax purposes, in respect of such foreign taxes, but only for a year in which such U.S. Holder elects to do so for all creditable foreign taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for preferential rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents may be categorized as passive assets and the company’s goodwill and other unbooked intangibles may be categorized as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we are or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets (including the value of its goodwill, which may be determined in large part by reference to the market price of the Ordinary Shares from time to time, which could be volatile). Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, if any, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•        the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce judgments of courts of the United States against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; and

•        entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

1.      is given by a foreign court of competent jurisdiction;

2.      imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.      is final and conclusive;

4.      is not in respect of taxes, a fine or a penalty;

5.      was not obtained by fraud; and

6.      is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

In addition, there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

•        is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•        is final;

•        no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

•        is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

•        was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Name	Position	Nationality	Residence
Lixia, HE	Chairperson of the Board of Directors, Chief Executive Officer and Director	Chinese	China
King Yiu, KWOK	Director and Chief Financial Officer	Chinese	Hong Kong
Ho Leung Kevin, KWOK	Independent Director Nominee	Chinese	Hong Kong
Chi Chung Henry, CHENG	Independent Director Nominee	Chinese	Hong Kong
Qian, HE	Independent Director Nominee	Chinese	China

Hong Kong

Our directors and officers reside outside the United States in Hong Kong. We have been advised by SH Wong & Co, our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

SH Wong & Co, our counsel with respect to Hong Kong laws, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

We have entered into an underwriting agreement dated [•], 2026 with Eddid Securities USA Inc. ((the “Representative),”), acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this Offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite their name(s) below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
[Eddid Securities USA Inc.]	[6,250,000]
Total	[6,250,000]

____________

Note: All references to “underwriters” in this prospectus shall instead refer to “underwriter” if there is only one underwriter as listed here above.

The underwriters are committed on a firm-commitment basis to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriter’s over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

Pricing of this Offering

Prior to this offering, there was no public market for our Ordinary Shares. The offering price for our Ordinary Shares was determined through negotiations between us and the Representative. Among the factors considered in those negotiations was prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, an estimate of our business potential and earning prospects, the state of our development, and other factors that were deemed relevant. The offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our company.

Over-Allotment Option

We have granted to the underwriter a [45]-days option to purchase up to an aggregate of additional [937,500] Ordinary Shares (equal to [15]% of the number of Ordinary Shares sold in the offering excluding shares subject to this option) at the offering price per Ordinary Share less underwriting discounts and commissions. The underwriter may exercise this option for [45] days from the date of closing of this offering solely to cover sales of Ordinary Shares by the underwriter in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the underwriter will offer the additional Ordinary Shares at $[•] per Ordinary Share, the offering price of each Ordinary Share.

Discounts and Expenses

The underwriting discounts are [7]% of the initial public offering price.

The following table shows the price per Ordinary Share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

		Total
	Per Ordinary Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$5	$31,250,000	$35,937,500
Underwriting discounts to be paid by us	$0.35	$2,187,500	$2,515,625
Proceeds, before expenses, to us	$4.65	$29,062,500	$33,421,875

Upon the closing of this offering, we will also pay to the Representative by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to [1]% of the gross proceeds received by us from the sale of the Ordinary Shares, including the exercise of the over-allotment option.

We have agreed to reimburse the Representative up to a maximum of US$[300,000]for out-of-pocket accountable expenses (including, but not limited to, travel, and advanced $100,000 of due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals). Any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Notwithstanding the foregoing, the compensation received by the underwriters in connection with this offering shall not violate FINRA Rule 5110 after accounting for all fees and expenses paid to the Representative.

We estimate that the total expenses of the Offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$[•] including a maximum aggregate reimbursement of US$[•] of the Representative’s accountable expenses.

Lock-Up Agreements

We have agreed not to, for a period of [180] days from the closing of the offering (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed); (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, without the prior written consent of the Underwriter.

Furthermore, each of our directors and executive officers and shareholders holding 5% or more (immediately prior to this offering) of the issued and outstanding Ordinary Shares or the equivalent voting power of the same has also entered into a similar lock-up agreement for a period of [180] days from the closing of the offering, subject to certain exceptions with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. Pursuant to such lock-up agreements, each of our directors, executive officers and shareholders has agreed, subject to limited exceptions set forth below, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of [180] days from the closing of this offering, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten any of the above lock-up periods; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of [12] months from the closing of the offering, to (i) act as lead manager for any underwritten public offering, and (ii) act as exclusive placement agent or initial purchaser in connection with any private offering of securities, of the Company. If the Representative fails to accept in writing any such proposal within [15] business days after receipt of a written notice from us containing such proposal, the Representative will have no claim or right with respect to any such sale contained in any such notice. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Tail Fee

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to [eight] percent ([8]%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor introduced by the Representative to the Company and not known to the Company before such introduction prior to the termination and expiration of the engagement letter dated June 8, 2026 by and between the Company and the Representative (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated within the twelve(12) month period following the expiration or termination of the engagement letter.

The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g)(5)(B), and the Company shall have the right of termination for cause, which includes that the Company may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the tail financing set forth above.

Nasdaq Capital Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq Capital under the symbol “YHTE.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this Offering unless such Ordinary Shares will be listed on the Nasdaq Capital or another national securities exchange at the completion of this Offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital or another national securities exchange may engage in passive market making transactions on the Nasdaq Capital or another national securities exchange in accordance with Rule 103 of Regulation M, during the business say prior to the pricing of the Offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this Offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the Underwriters of the Ordinary Share in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of the Ordinary Share available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

•        Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Ordinary Share originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•        In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of the Ordinary Share until the time, if any, at which a stabilizing bid is made.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq Capital or another national securities exchange. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may, in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may, in the future, receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Ordinary Shares in this Offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq Capital listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$5,956
FINRA filing fee	5,890
Nasdaq Capital listing fee	5,000
Printing and engraving expenses	16,000
Legal fees and expenses	250,000
Accounting fees and expenses	460,000
Underwriter expenses excluding underwriting discount related to this offering	612,500
Miscellaneous	100,000
Total	$1,455,346

LEGAL MATTERS

We are being represented by Concord Sage PC with respect to certain legal matters of U.S. federal securities laws. Eddid Securities USA Inc. is being represented by Magstone Law LLP in connection with this Offering. The legal matters concerning this Offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to Hong Kong laws will be passed upon for us by SH Wong & Co.

EXPERTS

The Consolidated financial statements for the years ended December 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of AOGB CPA Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of AOGB CPA Limited is located at Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this Offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

PRIMAGROVE LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Sole Director of Primagrove Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Primagrove Limited (the “Company”) and its subsidiaries (collectively the “Group”) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong

June 18, 2026, except for Notes 1 and 10 as to which the date is September 30, 2026

We have served as the Group’s auditor since 2025.

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong

Tel: 2152-2238, Website: www.aogb.com

PRIMAGROVE LIMITED
CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of
	December 31, 2025	December 31, 2024
	US$	US$
ASSETS
Current assets
Accounts receivable, net	14,271	35,081
Prepayment and deposits	744	2,026
Amount due from a related party	384,102	1,925
Cash and cash equivalents	17,015	34,469
Total current assets	416,132	73,501

Non-current assets
Property and equipment, net	59,146	16,363
Intangible assets, net	43,372	—
Total non-current assets	102,518	16,363
TOTAL ASSETS	518,650	89,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	9,372	—
Accrued expenses and other payables	10,478	557
Contract liabilities	118,171	47,902
Amount due to a related party	—	18,781
Tax payable	174,607	454
Total current liabilities	312,628	67,694

Non-current liability
Deferred tax liabilities	14,199	2,609
Total non-current liability	14,199	2,609
TOTAL LIABILITIES	326,827	70,303

Commitments and contingencies (Note 14)

Shareholders’ equity
Ordinary Shares, US$0.0001 par value per share; 50,000,000 Ordinary Shares authorized, 20,000,000 Ordinary Shares issued and outstanding as of December 31, 2025 and 2024, respectively*	2,000	2,000
Subscription receivables	(51,500)	(51,500)
Additional paid-in capital	50,782	50,782
Retained earnings	190,541	18,279
Total shareholders’ equity	191,823	19,561
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	518,650	89,864

____________

*        Retroactively restated for effect of share reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

PRIMAGROVE LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the years ended December 31,
	2025	2024
	US$	US$
Revenue – system development and maintenance services	890,497	74,237
Revenue – website design and development services	375,957	23,990
Revenue – workspace solutions with embedded software	567,212	—
TOTAL REVENUES	1,833,666	98,227

Cost of revenues	(465,427)	(17,949)
GROSS PROFIT	1,368,239	80,278

OPERATING EXPENSES
General and administrative expenses	(112,861)	(55,732)

INCOME FROM OPERATIONS	1,255,378	24,546

Bank interest income	63	27

INCOME BEFORE INCOME TAX EXPENSE	1,255,441	24,573

Income tax expense	(185,743)	(3,596)

NET INCOME AND TOTAL COMPREHENSIVE INCOME	1,069,698	20,977

Earnings per ordinary share attributable to ordinary shareholders
Basic and diluted*	0.053	0.001

Weighted average number of ordinary shares outstanding
Basic and diluted*	20,000,000	20,000,000

____________

*        Retroactively restated for effect of share reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

PRIMAGROVE LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts in U.S. dollars, except for number of shares)

	Ordinary Shares		Subscription receivables	Additional paid-in capital	Retained earnings	Total shareholders’ equity
	No. of shares*	Amount
		US$	US$	US$	US$	US$
Balance, December 31, 2023	20,000,000	2,000	(51,500)	50,782	(2,698)	(1,416)
Net income	—	—	—	—	20,977	20,977
Balance, December 31, 2024	20,000,000	2,000	(51,500)	50,782	18,279	19,561
Net income	—	—	—	—	1,069,698	1,069,698
Dividends declared and paid	—	—	—	—	(897,436)	(897,436)
Balance, December 31, 2025	20,000,000	2,000	(51,500)	50,782	190,541	191,823

____________

*        Retroactively restated for effect of share reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

PRIMAGROVE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars)

	For the years ended December 31,
	2025	2024
	US$	US$
Cash flows from operating activities
Net income	1,069,698	20,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,294	2,391
Amortization of intangible assets	7,654	—
Provision for allowance for credit loss for accounts receivable	874	—
Deferred income tax	11,590	3,142
Change in operating assets and liabilities:
Accounts receivable	19,936	(35,081)
Prepayment and deposits	1,282	(2,026)
Accounts payable	9,372	—
Accrued expenses and other payables	9,921	557
Contract liabilities	70,269	47,902
Tax payable	174,153	454
Net cash provided by operating activities	1,382,043	38,316

Cash flows from investing activities
Purchase of property and equipment	(50,077)	(9,800)
Purchase of intangible assets	(51,026)	—
Net cash used in investing activities	(101,103)	(9,800)

Cash flows from financing activities
Change in amount due from a related party	(1,298,394)	(1,925)
Change in amount due to a related party	—	6,678
Net cash (used in)/provided by financing activities	(1,298,394)	4,753

Net change in cash and cash equivalents	(17,454)	33,269

Cash and cash equivalents at the beginning of the year	34,469	1,200
Cash and cash equivalents at the end of the year	17,015	34,469

Supplemental cash flow information:
Cash received for bank interest income	63	27
Cash paid for interest expenses	—	—
Cash paid for Hong Kong income tax	—	—

Supplemental non-cash activities:
Dividend settlement with non-cash consideration (Note 13)	897,436	—

The accompanying notes are an integral part of these consolidated financial statements.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Primagrove Limited (the “Company”) is a limited liability company established under the laws of the Cayman Islands on February 6, 2026. The registered office of the Company is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The principal office is located at Workshop 12, Lofter Grand on 3/F, Lanton Industrial Building, No. 99 Wai Yip Street, Kwun Tong, Hong Kong. It is a holding company with no business operations of its own.

The Company owns 100% equity interest of (i) AquaCore Holdings Limited (“AQUACORE”), a limited liability company established in the British Virgin Islands (“BVI”) on March 6, 2026. Through AQUACORE, the Company indirectly holds 100% of the equity interest in Oceanic Bounty Limited (“OCEANIC”), a limited liability company established in Hong Kong on February 20, 2023.

The Company and its subsidiaries (collectively, the “Group”) are primarily engaged in the provision of customized information technology (“IT”) solution and digital services in Hong Kong.

Reorganization

In preparation for its initial public offering in the United States, a reorganization of the legal structure of the Group (the “Reorganization”) was completed on April 17, 2026. Prior to the Reorganization, OCEANIC, the operating subsidiary of the Company incorporated in Hong Kong, was wholly owned by Ms. Lixia, HE (“Ms. HE”).

In preparation for the listing of the shares, the Company became the holding company of OCEANIC via AQUACORE. To prepare for this offering, the Group underwent the Reorganization with the following steps:

Step 1 Establishment and Shares Allotment

Primagrove Limited was incorporated under the laws of the Cayman Islands on February 6, 2026 as an exempted company with limited liability, with the intention to become the issuer of this Offering. The authorized share capital of the Company was 50,000 ordinary shares of par value of US$1 each.

Upon incorporation, Ogier Global Subscriber (Cayman) Limited, being the initial subscriber of Primagrove Limited held 1 ordinary share in issue and outstanding which was then transferred to Aurora Grove Ltd. (“AURORA”) which is 100% owned by Ms. HE on February 27, 2026. On the same day, the sole director of the Company, Ms. HE, approved the new share allotment of 49,999 ordinary shares of par value US$1 each to AURORA. Immediately upon the completion of the share allotment, AURORA will be holding an aggregate of 50,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company.

Step 2 Incorporation of the Immediate Holding Company

AQUACORE was incorporated under the laws of BVI by the Company on March 6, 2026. It is authorized to issue 1 ordinary share at US$1 per share. Since its incorporation, the Company has held 1 ordinary share in issue and outstanding, representing 100% of the equity interest of AQUACORE.

Step 3 Completion of Reorganization

On April 17, 2026, as part of the Reorganization, Ms. HE transferred her 100% equity interest in OCEANIC to AQUACORE for a consideration of HK$10,000. Consequently, OCEANIC became a wholly-owned subsidiary of AQUACORE, and an indirect wholly-owned subsidiary of the Company.

Following the Reorganization, the Company owned 100% of OCEANIC through AQUACORE and the Company was owned 100% by Ms. HE through her 100% owned AURORA, who was the same controlling shareholder of OCEANIC prior to the Reorganization.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Due to the fact that the Company and its subsidiaries were controlled by the same controlling shareholder, Ms. HE, immediately before and after the Reorganization completed on April 17, 2026, the Reorganization was accounted for as a recapitalization under common control. The consolidation of the Company and its subsidiaries have been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

On May 29, 2026, AURORA transferred 10,000 ordinary shares of the Company to Hazber LTD, at a consideration of US$10,000. Following these transactions, the Company remains under the ultimate control of Ms. HE.

On September 14, 2026, the sole director and all shareholders of the Company approved (i) the surrender and cancellation of 49,500 ordinary shares, whereby AURORA surrendered 39,600 ordinary shares and Hazber LTD surrendered 9,900 ordinary shares for no consideration, reducing the issued ordinary shares from 50,000 shares to 500 shares, and (ii) a subdivision of all authorized and issued ordinary shares on a 1-for-10,000 basis. Following the subdivision, the Company’s authorized share capital became US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each, and the issued share capital became 5,000,000 ordinary shares. On the same day, the sole director of the Company approved the issuance of 15,000,000 ordinary shares, consisting of 11,020,000 shares to AURORA, 3,000,000 shares to Hazber LTD and 980,000 shares to Yuhang Information Technology Co., Ltd. Upon completion of the issuance, the Company had 20,000,000 ordinary shares issued and outstanding.

The Company believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Information about Subsidiaries

The following presents the Company’s consolidated subsidiaries as of December 31, 2025 and 2024, all of which are wholly owned either directly or indirectly by the Company after Reorganization:

Subsidiaries	Date of incorporation	Place of incorporation/ operations	Percentage of direct/indirect economic ownership		Principal activities
			2025	2024
Direct:
AquaCore Holdings Limited (“AQUACORE”)	March 6, 2026	BVI	100%	100%	Investment holding

Indirect:
Oceanic Bounty Limited (“OCEANIC”)	February 20, 2023	Hong Kong	100%	100%	Provision of IT and workspace solution consulting services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiary is those entities in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Functional Currency and Foreign Currency Translation and Transaction

The accompanying consolidated financial statements are presented in United States dollars (“US$”). The functional currency of the Company and the Company’s subsidiary in BVI is US$ and the functional currency of the Group’s subsidiary in Hong Kong is Hong Kong Dollars (“HK$”).

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheets date. The resulting exchange differences are reported in the consolidated statements of operations and comprehensive income.

For consolidation purposes, the financial statements of the Group’s Hong Kong subsidiary, whose functional currency is HK$, are translated into US$. Assets and liabilities are translated at the exchange rates in effect at the balance sheet date, and results of operations and cash flows are translated at average exchange rates for the applicable reporting periods. Shareholders’ equity accounts are translated at historical exchange rates. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income in the consolidated statements of shareholders’ equity.

The exchange rates used for translation from HK$ to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate the Hong Kong subsidiary’s balance sheets, statement of operations and comprehensive income items and cash flow items for the years ended December 31, 2025 and 2024.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, allowance for credit loss for accounts receivable, useful lives of property and equipment and intangible assets. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

Fair Value of Measurement

Fair value represents the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of input that may be used to measure fair value:

Level 1 —	Quoted prices (unadjusted) in active markets for identical assets and liabilities.
Level 2 —	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.
Level 3 —	Unobservable inputs which are supported by little or no market activity.

Financial instruments consist primarily of cash and cash equivalents, accounts receivable, net, deposits, amount due from a related party, accounts payable, other payable and amounts due to related parties. The Group considers the carrying amounts of short-term financial assets and liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2025 and 2024 due to their short-term nature.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of December 31, 2025 and 2024.

Accounts Receivable, Net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for expected credit loss. The accounts receivable are without customer collateral and interest is not accrued on past due accounts. The Group evaluates its accounts receivable for allowance for expected credit loss on a regular basis. The Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the allowance for expected credit loss.

As of December 31, 2025 and 2024, the Group recorded allowance for credit loss for accounts receivable of US$874 and US$nil respectively.

Allowance for Current Expected Credit Loss

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Prepayment and Deposits

Prepayment mainly represents the pay in advance for the supplier service fee. The balance was subsequently utilized.

Deposits mainly represent the 2 months security rental deposit and utility deposit. The Group made such security payments upon the commencement of the original lease agreements. The security deposits will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased property to the lessor by the Group. The balances are classified as current based on the terms of the respective agreements.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

Cash and cash equivalents include cash at bank accounts maintained with commercial banks with high credit ratings, that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$800,000 (equivalents to US$102,564). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Property and Equipment, Net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Property and equipment	Estimated useful life
Furniture and fixtures	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Intangible Assets, Net

Intangible assets mainly consist of computer software representing a project management system (“PMS”) and an enterprise resource planning (“ERP”) system acquired from a third party, which are initially recorded at cost and amortized on a straight-line basis over their respective estimated economic lives. Internal and external costs incurred for upgrades and enhancements are recognized in expense, except that internal and external costs incurred for specified upgrades and enhancements result in additional functionality is capitalized. Estimated useful lives of the intangible assets are as follows:

Intangible assets	Estimated useful life
Computer software	5 years

Impairment of Long-Lived Assets

Long-lived assets, representing property and equipment with finite lives and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the assets plus net proceeds expected from disposition of the assets, if any, are less than the carrying value of the assets. If an impairment is identified, the Group will reduce the carrying amount of the assets to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Lease as Lessee

The Group assesses whether a contract qualifies as a lease at inception. Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments, which include only fixed lease components of the agreement, as well as variable rate payments that depend on an index,

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

initially measured using the index at the lease commencement date. Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives (if any). Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

The Group has made an accounting policy election not to recognize right-of-use assets and lease liabilities that arise from short term leases for any class of asset and elected the practical expedient to not separate lease and non-lease components for operating lease.

The Group only had short-term (under 12 months) operating leases for the office premises as of and during the years ended December 31, 2025 and 2024. For the years ended December 31, 2025 and 2024, the Group recorded short-term lease expenses of US$11,897 and US$8,897, respectively.

Accounts Payable

Accounts payable primarily represent the service fees payable to subcontractors for performing IT and workspace solution.

Accrued Expenses and Other Payables

Accrued expenses primarily include accrued employee benefits expenses for the operation in the ordinary course of business.

Other payables primarily include short-term lease payable.

Revenue Recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customers in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group is a professional corporate service provider specializing in customized IT solution and digital services in Hong Kong.

The transaction price is allocated to each performance obligation on a relative stand-alone selling price basis or based on the selling prices stated stand-alone in the contracts. The transaction price allocated to each performance obligation is recognized when the performance obligation is satisfied, at a point in time or over time as appropriate.

There are 3 primary revenue streams, namely (i) system development and maintenance services, (ii) website design and development services, and (iii) workspace solutions with embedded software. The revenue recognition under ASC 606 — 5-step Model for each stream are as follows:

(1)    System Development and Maintenance Services

The Group provides IT solution consulting services mainly including PMS and ERP system design, implementation, alongside strategic digital transformation, system integration to enhance operational efficiency of the customers in Hong Kong. The Group also provides post-implementation maintenance services for PMS and ERP systems.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group enters into distinct contracts with customers that include (i) the design and implementation of PMS and ERP systems and related system integration and digital transformation services, and (ii) maintenance services for the PMS and ERP systems for a period of 18 months. The Group evaluates the promised goods and services in each contract in accordance with ASC 606 and determines that the PMS and ERP system design and implementation services and the maintenance services are separate performance obligations. This is because the maintenance services are capable of being distinct from the implemented systems and are separately identifiable within the context of the contract. The maintenance service represents a separate performance obligation, under which the Group is required to provide maintenance support for the PMS and ERP systems to the customers over the 18-month maintenance period.

The Group evaluates whether it acts as a principal or an agent in arrangements that involve third-party products or services. Based on this assessment, the Group has concluded that it acts as a principal in substantially all arrangements, as the Group controls the specified goods or services before they are transferred to the customer. Indicators supporting this conclusion include that the Group is primarily responsible for fulfilling the promise to deliver the products and services, has discretion in establishing pricing, and bears inventory and performance risk associated with the products and services provided. Accordingly, revenue is presented on a gross basis.

The transaction price is determined based on the consideration specified in the contract and is allocated to each performance obligation based on their relative standalone selling prices.

Revenue from PMS and ERP system design and implementation services is recognized at a point in time when the services are completed or the systems are delivered, and the customer has accepted the work performed, which is when control of the systems transfers to the customer.

Revenue from maintenance services is recognized over time on a straight-line basis over the 18-month maintenance period, as the customer simultaneously receives and consumes the benefits of the maintenance services as they are provided.

(2)    Website Design and Development Services

The Group provides website design and development services under contractual arrangements whereby it designs, develops, tests and deploys customized websites for its customers. These engagements are typically short-term in nature, generally completed within approximately one month. The substance of the arrangement is the delivery of a completed and fully functional website that is ready for customer use.

The Group enters into distinct contracts with its customers for the provision of website design and development services. The scope of work under these contracts includes promises to design, develop, and deliver a fully functional website in accordance with the customer’s specifications. The Group evaluates the promised services in each contract in accordance with ASC 606 and determines that the website design and development services represent a single performance obligation, as the services are highly integrated and are not separately identifiable within the context of the contract.

The Group evaluates whether it acts as a principal or an agent in providing website design and development services. Based on this assessment, the Group has concluded that it acts as a principal in these arrangements, as it controls the specified services before they are transferred to the customer. Indicators supporting this conclusion include that the Group is primarily responsible for fulfilling the promise to deliver the completed website, has discretion in establishing pricing, and bears performance risk associated with the delivery of the services. Accordingly, revenue is presented on a gross basis.

The transaction price is determined based on the consideration specified in the contract with the customer. Revenue from website design and development services is recognized at a point in time when the website has been completed, delivered, and accepted by the customer, which is when control of the website transfers to the customer.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(3)    Workspace Solutions with Embedded Software

The Group provides workspace solutions with embedded software, which include the supply and deployment of smart workplace products such as Smart Letter Box, Silent Booth, and Smart Locker, together with related application software and functionalities including user registration and login, reservation, payment processing, access control, multilingual support.

The Group enters into distinct contracts with its customers for the provision of workspace solutions with embedded software. The scope of work under these contracts includes the delivery of the physical smart workspace products and the design, configuration and deployment of the related application software and system functionalities, which are highly integrated and interdependent. The Group evaluates the promised goods and services in each contract in accordance with ASC 606 and determines that the smart workspace products and the related application software and system functionalities are not separately identifiable within the context of the contract and therefore are accounted for as a single performance obligation.

The Group evaluates whether it acts as a principal or an agent in arrangements that may involve third-party components or services. Based on this assessment, the Group has concluded that it acts as a principal in these arrangements, as it controls the integrated workspace solution before it is transferred to the customer. Indicators supporting this conclusion include that the Group is primarily responsible for fulfilling the overall promise to deliver the integrated workspace solution with embedded software, has discretion in establishing pricing, and bears inventory and performance risk associated with the products and services. Accordingly, revenue is presented on a gross basis.

The transaction price is determined based on the consideration specified in the contract with the customer. Revenue from workspace solutions with embedded software is recognized at a point in time when the smart workspace solutions with embedded software have been delivered, installed or deployed, and accepted by the customer, which is when control of the integrated workspace solution transfers to the customer.

Contract Liabilities

Contract liabilities primarily include advances received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised goods and services to customers. As of December 31, 2025 and 2024, the advance from customers which was recognized as contract liabilities in the consolidated statements of balance sheets were US$118,171 and US$47,902 respectively.

Cost of Revenues

Cost of revenues which are directly related to revenue generating transactions, primarily includes direct expenses such as labor costs and subcontractor service fees.

General and Administrative Expenses

General and administrative expenses include depreciation of property and equipment, legal and professional fees, employee compensation and benefits expenses, short-term lease expenses, entertainment expenses and other office expenses.

Bank Interest Income

Bank interest income is mainly generated from savings which are less than one year, and is recognized on an accrual basis using the effective interest method. Bank interest income is received on a monthly basis.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Employee Benefits

All staff of the Group are employed in Hong Kong. Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and HK$1,500 (US$192) of the employee’s monthly income over HK$30,000 (US$3,846).

Hong Kong employees are entitled to long service payments (“LSP”) in accordance with the Hong Kong Employment Ordinance under certain circumstances. These circumstances include where an employee is dismissed for reasons other than serious misconduct or redundancy, that employee resigns at the age of 65 or above, or the employment contract is of fixed term and expires without renewal. The amount of LSP is determined with reference to the employee’s final salary (capped at HK$22,500, equivalent to US$2,885) and the years of service, reduced by the amount of any accrued benefits derived from the Group’s contributions to MPF scheme, with an overall cap of HK$390,000 (US$50,000) per employee. Currently, the Group do not have any separate funding arrangement in place to meet its LSP obligation.

The Amendment Ordinance was gazetted on June 17, 2022, which abolishes the use of the accrued benefits derived from employers’ mandatory provident fund contributions to offset the LSP. The abolition had officially taken effect on May 1, 2025 (the “Transition Date”). However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the LSP in respect of the employee’s service up to that date; in addition, the long service payment in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date. Separately, the Hong Kong Government also introduced a subsidy scheme to assist employers for a period of 25 years after the Transition Date on the LSP payable by employers up to a certain amount per employee per year. During the year ended December 31, 2025, all employees were Hong Kong employees and the present value of unfunded obligations was insignificant and no long service payment expenses was recorded.

Income Taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the consolidated financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Related Parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per Share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2025 and 2024, there were no dilutive shares and hence no dilutive EPS.

Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Group’s business segments. The Group applies the “management approach” in identifying reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s Chief Operating Decision Maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Group’s reportable segments.

The Group’s CODM, identified as the Executive Director, is responsible for the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the Group.

Management, including the CODM, reviews operation results by the revenue, income from operations and net income. Based on the management’s assessment, the Group has determined that it has only one operating segment, because the Group has only one team to provide goods and services to customers. The resources allocation and performance assessment of the Group to provide goods and services to customers are made on a consolidated basis. All assets of the Group are located in Hong Kong and all revenues are generated in Hong Kong. Accordingly, no geographical segments are presented.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU No 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 amends ASC 740, Income Taxes to expand income tax disclosures and requires that the Group disclose (i) the income tax rate reconciliation using both percentages and reporting currency amounts; (ii) specific categories within the income tax rate reconciliation; (iii) additional information for reconciling items that meet a quantitative threshold; (iv) the composition of state and local income taxes by jurisdiction; and (v) the amount of income taxes paid disaggregated by jurisdiction. The Group adopted ASU 2023-09 for the year ended December 31, 2025, on a prospective basis. See Note 9, Income Taxes for additional information.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Management believes that other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission do not have a material impact to the Group’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments in this update provide a practical expedient permitting an entity to assume that conditions at the balance sheet date remain unchanged over the life of the asset when estimating expected credit losses for current classified accounts receivable and contract assets. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years. Adoption of this ASU can be applied prospectively for reporting periods after its effective date. Early adoption is permitted. The Group is currently evaluating the impact that ASU 2025-05 will have on the consolidated financial statements.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, consolidated statements of operations and comprehensive income and consolidated statements of cash flows.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Accounts receivable	15,145	35,081
Less: allowance for credit loss	(874)	—
Accounts receivable, net	14,271	35,081

The Group generally conducts its business with creditworthy third parties. Allowance for credit loss is recognized based on lifetime expected credit losses. The Group assesses the recoverability of the accounts receivable individually based on the historical credit losses experience, adjusted for current and forward-looking information on macroeconomic factors affecting the customers of the Group. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and the Group’s exposure to bad debt is not significant.

For the years ended December 31, 2025 and 2024, the Group has recorded US$874 and US$nil for allowance for credit loss for accounts receivable respectively. The Group has not experienced any significant bad debt or write-offs of accounts receivable in the past.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. ACCOUNTS RECEIVABLE, NET (cont.)

The credit terms to customers are 180 days. As of the end of each of the financial year, the aging analysis of accounts receivable based on the past due date is as follows:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Not yet due	13,398	35,081
Overdue 1 day to 180 days	—	—
Overdue 181 days to 365 days	1,747	—
	15,145	35,081
Less: allowance for credit loss	(874)	—
Accounts receivable, net	14,271	35,081

4. PREPAYMENT AND DEPOSITS

Prepayment and deposits consisted of the following components:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Prepayment	—	1,282
Deposits	744	744
Total	744	2,026

Prepayment represented the pay in advance for the subcontractor service fee and classified as current based on the terms of the respective agreement.

Deposits mainly represented the 2 months security rental deposit and utility deposit. The balances are classified as current based on the terms of the respective agreements.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
At cost:
Furniture and fixtures	52,128	2,051
Office equipment	18,070	18,070
	70,198	20,121
Less: accumulated depreciation	(11,052)	(3,758)
Net carrying amount	59,146	16,363

Depreciation expenses recognized for the years ended December 31, 2025 and 2024 were US$7,294 and US$2,391 and were included in “general and administrative expenses” of the consolidated statements of operations and comprehensive income. No impairment and disposal were recognized for the years ended December 31, 2025 and 2024. Purchases of property and equipment for the years ended December 31, 2025 and 2024 were US$50,077 and US$9,800, respectively.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. INTANGIBLE ASSETS, NET

During the year ended December 31, 2025, the Group acquired intangible assets, primarily computer software representing a PMS and an ERP system purchased from a third party and used by the Group for its business operations, which were assessed as definite-lived intangible assets with a period of 5 years. The amortizable definite-lived intangible assets, which are reflected in “intangible assets, net” in the consolidated balance sheets, consist of the following:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Cost	51,026	—
Less: accumulated amortization	(7,654)	—
Net carrying amount	43,372	—

The Group is currently amortizing its acquired intangible assets with definite lives over a period of 5 years. Amortization expense of acquired intangible assets for the years ended December 31, 2025 and 2024 was US$7,654 and US$nil respectively and included in “cost of revenues” of the consolidated statements of operations and comprehensive income. Purchases of intangible assets for the years ended December 31, 2025 and 2024 were US$51,026 and US$nil, respectively.

Estimated future amortization as of December 31, 2025 is as follows:

Amount
US$
Fiscal Year
2026	10,205
2027	10,205
2028	10,205
2029	10,205
2030	2,552
43,372

7. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Accrued employee benefits expenses	9,917	557

Short-term lease payable	513	—
Others	48	—
	561	—
Total	10,478	557

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. CONTRACT LIABILITIES

Movement of contract liabilities consisted of the following:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Balance at the beginning of the year	47,902	—
Additions as a result of billings in advance of performance obligations under contracts	198,820	51,094
Revenue recognized during the year	(128,551)	(3,192)
Balance at the end of the year	118,171	47,902

9. INCOME TAXES

Cayman Islands

Under the current and applicable laws of the Cayman Islands, the Group is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Group to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the British Virgin Islands. Payments of dividends and capital in respect of ordinary shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of ordinary shares, nor will gains derived from the disposal of ordinary shares be subject to British Virgin Islands income or corporation tax. No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable tax rate for the first HK$2,000,000 (equivalents to US$256,410) of assessable profits is 8.25% and assessable profits above HK$2,000,000 (equivalents to US$256,410) will continue to be subject to the rate of 16.5% for corporations in Hong Kong.

Income tax expense consisted of the following components:

	For the years ended
	December 31, 2025	December 31, 2024
	US$	US$
Hong Kong entity:
Current tax	174,153	454
Deferred tax	11,590	3,142
Non-Hong Kong entities	—	—
Total	185,743	3,596

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. INCOME TAXES (cont.)

The following table provides the reconciliation of the differences between the statutory and effective tax rates for the years ended December 31, 2025 and 2024:

	For the years ended
	December 31, 2025		December 31, 2024
	US$	%	US$	%
Income before income tax expenses	1,255,441		24,573

Tax at the Hong Kong statutory tax rate of 16.5%	207,148	16.5	4,055	16.5
Tax effect on non-taxable income	(10)	0.0	(4)	0.0
Tax effect on non-deductible expenses	144	0.01	—	0.0
Tax effect on tax recession	(385)	(0.03)	—	0.0
Tax effect of two-tier profits tax rates regime	(21,154)	(1.7)	(455)	(1.9)
Total	185,743	14.8	3,596	14.6

The significant components of the Group’s deferred tax liabilities are as follows:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Deferred tax liabilities:
Property and equipment	7,042	2,609
Intangible assets	7,157	—
Total deferred tax liabilities	14,199	2,609

During the year ended December 31, 2025 and 2024, the Group generated taxable income and recorded income tax expense accordingly. The Group has no deferred tax assets or valuation allowance and did not have any significant unrecognized uncertain tax positions as of December 31, 2025 and 2024.

10. SHAREHOLDERS’ EQUITY

Share Capital and Subscription Receivables

As of December 31, 2025 and 2024, the amounts of ordinary shares were US$2,000 and US$2,000, respectively.

As of December 31, 2025 and 2024, the amounts of subscription receivables represented unpaid capital contribution from shareholders were US$51,500 and US$51,500, respectively.

The Company was incorporated under the laws of the Cayman Islands on February 6, 2026, as an exempted company with limited liability. The authorized share capital of the Company was US$50,000 ordinary shares divided into 50,000 shares each with a par value of US$1. Upon incorporation, Ogier Global Subscriber (Cayman) Limited, being the initial subscriber of the Company held 1 ordinary share in issue and outstanding which was then transferred to AURORA on February 27, 2026.

On the same day, the sole director of the Company, Ms. HE, approved the new share allotment of 49,999 ordinary shares of par value US$1 each to AURORA. Immediately upon the completion of the share allotment, AURORA will be holding an aggregate of 50,000 ordinary shares, representing 100% of ordinary shares in issue and outstanding of the Company. As of the date of issuance, the subscription amount had not yet been settled by the shareholder, and accordingly, the unpaid balance was recorded as subscription receivables under shareholders’ equity.

On September 14, 2026, the sole director and all shareholders of the Company approved (i) the surrender and cancellation of 49,500 ordinary shares for no consideration, reducing the issued ordinary shares from 50,000 shares to 500 shares, and (ii) a subdivision of all authorized and issued ordinary shares on a 1-for-10,000 basis. Following the

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. SHAREHOLDERS’ EQUITY (cont.)

subdivision, the Company’s authorized share capital became US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each, and the issued share capital became 5,000,000 ordinary shares. On the same day, the sole director of the Company approved the issuance of 15,000,000 ordinary shares. Upon completion of the issuance, the Company had 20,000,000 ordinary shares issued and outstanding.

The Company believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Additional Paid-in Capital

As of December 31, 2025 and 2024, the amounts of additional paid-in capital were US$50,782 and US$50,782, respectively.

The additional paid-in capital represents the aggregate capital contribution from shareholders arising from historical and reorganization transactions. The retrospective additional paid-in capital primarily comprises the additional paid-in capital attributable to the share capital of the Company’s subsidiary prior to the Reorganization and the effect of the surrender and cancellation of 49,500 ordinary shares by the shareholders for no consideration as part of the Reorganization. The surrender and cancellation were accounted for as a reclassification within shareholders’ equity from share capital to additional paid-in capital. These transactions are treated as equity movements among shareholders, with no impact on profit or loss.

11. SEGMENT INFORMATION AND REVENUES

ACS Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detail on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM, identified as the Executive Director, is responsible for the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the Group. Management, including the CODM, reviews operation results by the revenue, income from operations and net income. Based on the management’s assessment, the Group has determined that it has only one operating segment, because the Group has only one team to provide goods and services to customers. The resources allocation and performance assessment of the Group to provide goods and services to customers are made on a consolidated basis. All assets of the Group are located in Hong Kong and all revenues are generated in Hong Kong.

The following table presented the disaggregated revenues from contracts with customers for the years ended December 31, 2025 and 2024:

	For the years ended
	December 31, 2025	December 31, 2024
	US$	US$
Recognized at a point in time
System Development Services	795,279	71,045
Website Design and Development Services	375,957	23,990
Workspace Solutions with Embedded Software	567,212	—
	1,738,448	95,035
Recognized over time
System Maintenance Services	95,218	3,192
Total	1,833,666	98,227

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. RELATED PARTY TRANSACTIONS AND BALANCES

Related Parties of the Group

Name	Relationship with the Group
Ms. HE	Shareholder and director of the Company
Mr. YAU Ming Lam (“Mr. YAU”)	Shareholder of OCEANIC from August 1, 2024 to December 8, 2025 and director of OCEANIC since August 1, 2024
Mr. CHEUK Lap (“Mr. CHEUK”)	Shareholder and director of OCEANIC since March 19, 2024 and resigned on February 27, 2025

Balances with Related Parties

The Group’s outstanding balances with the related parties as of December 31, 2025 and 2024 as follows:

	As of
	December 31, 2025	December 31, 2024
	US$	US$
Amount due from a related party:
Mr. YAU	384,102	1,925
	384,102	1,925

Amount due to a related party:
Mr. CHEUK	—	18,781
	—	18,781

The amounts due from/to related parties primarily represented the advances from/to the related parties by the Group. The balances were non-trade in nature, unsecured, non-interest bearing and repayable on demand.

Dividends

Dividends declared to the OCEANIC’s shareholder for the financial years ended December 31, 2025 and 2024 were:

	For the years ended
	December 31, 2025	December 31, 2024
	US$	US$
Mr. YAU	897,436	—

On December 1, 2025, OCEANIC declared an interim dividend of US$897,436 (equivalent to HKD7,000,000) payable to its sole shareholder, Mr. YAU. In accordance with a director’s resolution, the dividend was settled on a non-cash basis by way of offset against an outstanding balance due from Mr. YAU. Accordingly, no cash payment was made, and the transaction was accounted for as a non-cash related party transaction.

Transactions with Related Parties

Remuneration to the director of OCEANIC for the financial years ended December 31, 2025 and 2024 were:

	For the years ended
	December 31, 2025	December 31, 2024
	US$	US$
Mr. YAU	44,872	—

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

The Group had no other material related party transactions during the financial years ended December 31, 2025 and 2024.

14. COMMITMENTS AND CONTINGENCIES

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, operating results or cash flows.

As of December 31, 2025 and 2024, the Group had no material commitments, contingent liabilities, or guarantees, except for short-term lease commitments entered into in the ordinary course of business. The total undiscounted future lease payments for short-term leases amounted to US$6,462 and US$5,436 as of December 31, 2025 and 2024, respectively, which are all due within one year.

15. RISKS AND UNCERTAINTIES

Credit Risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable, net and amount due from a related party.

The Group believes that there is no significant credit risk associated with cash and cash equivalents in Hong Kong, which are held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiary is located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of HK$800,000 (equivalents to US$102,564). Otherwise, these balances are not covered by insurance. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally do not require collateral. The Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the allowance for credit loss. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the management of the Group. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

The Group assesses the collectability of amount due from a related party on an ongoing basis, taking into account the related party’s payment history and prevailing economic conditions. The Group does not hold any collateral in respect of this amount. Based on management’s assessment, the probability of default is not considered significant, and accordingly, no material allowance for expected credit losses has been recognized as of December 31, 2025 and 2024.

Interest Rate Risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank balances. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates are not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise. The Group has no significant interest rate risk.

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. RISKS AND UNCERTAINTIES (cont.)

Foreign Currency Risk

The majority of our cash flows, financial assets and liabilities are denominated in HK$, which is the functional currency of our operating subsidiary. We adopt a fix HK$ to US$ exchange rates and therefore we are not exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. Currency risk is limited to the proportion of our business transactions denominated in currencies other than HK$, primarily for capital expenditures, potential future debt, if any, and various operating expenses such as salaries and professional fees. We do not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe our current exposure to currency risk to be significant.

Liquidity Risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and Geographic Risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of Risk

For the years ended December 31, 2025 and 2024, all of the Group’s assets were located in Hong Kong and all of the Group’s revenue were derived from its subsidiary located in Hong Kong. The Group has a concentration of its revenue and accounts receivable with specific customers and cost of revenues and accounts payable with specific suppliers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the years ended
	December 31, 2025		December 31, 2024
	US$	%	US$	%
Customer A	*	*	35,418	36.1
Customer B	*	*	28,503	29.0
Customer C	*	*	26,984	27.5
Customer D	199,199	10.9	*	*
	199,199	10.9	90,905	92.6

____________

*        Less than 10% of total revenue

Details of the accounts receivable accounting for 10% or more of total gross accounts receivable are as follows:

PRIMAGROVE LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. RISKS AND UNCERTAINTIES (cont.)

	As of
	December 31, 2025		December 31, 2024
	US$	%	US$	%
Customer C	*	*	33,333	95.0
Customer E	9,744	64.3	*	*
Customer F	3,654	24.1	*	*
Customer G	1,747	11.6	*	*
	15,145	100.0	33,333	95.0

____________

*        Less than 10% of total gross accounts receivable

Details of the suppliers accounting for 10% or more of total subcontractor service fees are as follows:

	For the year ended
	December 31, 2025		December 31, 2024
	US$	%	US$	%
Supplier A	*	*	9,615	53.5
Supplier B	*	*	5,128	28.6
Supplier C	44,250	12.3	3,206	17.9
Supplier D	100,872	28.0	*	*
Supplier E	95,128	26.4	*	*
Supplier F	42,189	11.7	*	*
	282,439	78.4	17,949	100.0

____________

*        Less than 10% of total subcontractor service fees

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of
	December 31, 2025		December 31, 2024
	US$	%	US$	%
Supplier F	8,474	90.4	*	*

____________

*        Less than 10% of total accounts payable

16. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after December 31, 2025 up through June 18, 2026, which is the date these consolidated financial statements were available to be issued. Other than the events disclosed elsewhere in the consolidated financial statements, no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

6,250,000 Ordinary Shares

Primagrove Limited

___________________________________

PRELIMINARY PROSPECTUS

September 30, 2026

___________________________________

[•]

Until October 25, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Rule 701 of the Securities Act. None of the transactions involved an underwriter.

Purchaser	Date of issuance	Number of securities	Consideration
Ogier Global Subscriber (Cayman) Limited	February 6, 2026	1 Ordinary Share(1)	US$	1
Aurora Grove Ltd	February 27, 2026	49,999 Ordinary Shares(2)	US$	49,999
Aurora Grove Ltd	September 14, 2026	15,020,000 Ordinary Shares(3)	US$	1,502
Hazber LTD	September 14, 2026	4,000,000 Ordinary Shares(3)	US$	400
Yuhang Information Technology Co., Ltd.	September 14, 2026	980,000 Ordinary Shares(3)	US$	98

____________

(1)      On February 6, 2026, 1 subscriber share (par value US$1.00) was issued to Ogier Global Subscriber (Cayman) Limited. On February 27, 2026, Ogier Global Subscriber (Cayman) Limited transferred its 1 subscriber share to Aurora Grove Ltd at par value of US$1.00.

(2)      On February 27, 2026, the Company issued 49,999 Ordinary Shares (par value US$1.00) to Aurora Grove Ltd at par value. On May 29, 2026, Aurora Grove Ltd transferred 10,000 Ordinary Shares to Hazber LTD.

(3)     On September 14, 2026, the Company completed a share capital restructuring, pursuant to which (i) Aurora Grove Ltd and Hazber LTD surrendered 39,600 Ordinary Shares and 9,900 Ordinary Shares for cancellation at no consideration, respectively; (ii) the remaining 500 issued Ordinary Shares of par value US$1.00 each (400 held by Aurora Grove Ltd and 100 held by Hazber LTD) were subdivided on a 1-to-10,000 basis into 5,000,000 Ordinary Shares of par value US$0.0001 each (4,000,000 to Aurora Grove Ltd and 1,000,000 to Hazber LTD); and (iii) the Company issued an additional 11,020,000

Ordinary Shares to Aurora Grove Ltd, 3,000,000 Ordinary Shares to Hazber LTD, and 980,000 Ordinary Shares to Yuhang Information Technology Co., Ltd. at par value of US$0.0001 per share. As a result, Aurora Grove Ltd, Hazber LTD, and Yuhang Information Technology Co., Ltd. held 15,020,000, 4,000,000, and 980,000 Ordinary Shares, respectively, resulting in a total of 20,000,000 Ordinary Shares issued prior to this offering.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting agreement
3.1**	Memorandum and Articles of Association, as currently in effect
4.1*	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
5.2**	Opinion of SH Wong & Co in relation to certain Hong Kong legal matters
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1**	Form of Indemnification Agreement between the registrant and its officers and directors
10.2**	Form of Director Agreement between the registrant and its directors
10.3**	Form of Independent Director Agreement between the registrant and its independent directors
10.4**	Employment Agreement between the registrant and Chief Executive Officer (Lixia, HE)
10.5**	Employment Agreement between the registrant and Chief Financial Officer (King Yiu, KWOK)
10.6**

Lease Agreement, dated November 22, 2024, by and between Lei Lai Wan and Lei Pou Wan (as Landlords) and Yau Ming Lam (as Tenant), regarding Workshop 12, 3/F, Lanton Industrial Building, No. 99 Wai Yip Street, Kwun Tong, Hong Kong.

21.1**	List of Subsidiaries
23.1**	Consent of AOGB CPA Limited, an independent registered public accounting firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of SH Wong & Co (included in Exhibit 5.2)
24.1†	Power of attorney (included on signature page)
99.1**	Consent of Ho Leung Kevin, KWOK, independent director nominee
99.2**	Consent of Chi Chung Henry, CHENG, independent director nominee
99.3**	Consent of Qian, HE, independent director nominee
107**	Filing Fee Table

____________

†        Previously filed.

*        To be filed by amendment.

**      Filed herewith.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(3)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(4)    For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(5)    That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on September 30, 2026.

Primagrove Limited
By:	/s/ Lixia, HE
Name:	Lixia, HE
Title:	Chairperson of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ms. Lixia, HE, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lixia, HE	Chairperson of the Board of Directors, Chief Executive Officer and Director	September 30, 2026
Name: Lixia, HE
/s/ King Yiu, KWOK	Chief Financial Officer Nominee	September 30, 2026
Name: King Yiu, KWOK
/s/ Ho Leung Kevin, KWOK	Independent Director Nominee	September 30, 2026
Name: Ho Leung Kevin, KWOK
/s/ Chi Chung Henry, CHENG	Independent Director Nominee	September 30, 2026
Name: Chi Chung Henry, CHENG
/s/ Qian, HE	Independent Director Nominee	September 30, 2026
Name: Qian, HE

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on September 30, 2026.

Authorized U.S. Representative COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.